UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ALERE INC.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

[                    ], 2016

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of holders of shares of common stock of Alere Inc., a Delaware corporation (“Alere” or the “Company”), on [ ], 2016 at [ ], local time, at [ ].

On January 30, 2016, the Company entered into an Agreement and Plan of Merger (the “merger agreement”) with Abbott Laboratories, an Illinois corporation (“Abbott”), providing for, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, the acquisition of the Company by Abbott at a price of $56.00 per share of common stock in cash. Subject to the terms and conditions of the merger agreement, Angel Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abbott (“Merger Sub”), which became party to the merger agreement through execution of a joinder agreement to the merger agreement on February 2, 2016, will be merged with and into the Company (the “merger”), with the Company surviving the merger as a subsidiary of Abbott (the “surviving corporation”). At the special meeting, the holders of shares of common stock of the Company will vote on the adoption of the merger agreement.

If the merger is completed, you will be entitled to receive $56.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.001 per share, of the Company (“Company common stock”) you own at the effective time of the merger (unless you do not vote in favor of the adoption of the merger agreement and properly demand appraisal for such shares in compliance with Delaware law).

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board approved the merger agreement, declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company and its stockholders, directed that the adoption of the merger agreement be submitted to holders of Company common stock and recommended that the holders of Company common stock vote their shares to adopt the merger agreement at a meeting of the holders of Company common stock. Accordingly, the Board recommends a vote “FOR” the proposal to adopt the merger agreement, the nonbinding compensation proposal and the adjournment proposal.

Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of Company common stock entitled to vote thereon at the special meeting. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement.

After reading the accompanying proxy statement, please make sure to vote your shares of Company common stock by promptly voting electronically or telephonically as described in the accompanying proxy statement, or, if you received a paper copy of the proxy card, by completing, dating, signing and returning your proxy card, or attending our special meeting of holders of Company common stock in person. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares of Company common stock. If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

Thank you for your continued support of Alere. For those of you who plan to visit with us in person at the special meeting, we look forward to seeing you.

Very truly yours,

Gregg J. Powers

Chairman of the Board

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [                    ], 2016 and is first being mailed to holders of Company common stock on or about [                    ], 2016.

ALERE INC.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

NOTICE OF SPECIAL MEETING OF HOLDERS OF SHARES OF COMMON STOCK

Time and Date:	[ ] local time, on [ ], 2016
Place:	[ ]

Purpose:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 30, 2016 (the “merger agreement”), by and among Abbott Laboratories, an Illinois corporation (“Abbott”), Alere Inc., a Delaware corporation (“Alere” or the “Company”), and Angel Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abbott which became party to the merger agreement through execution of a joinder agreement to the merger agreement on February 2, 2016.

2.	To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal, which we refer to as the “nonbinding compensation proposal”, relates only to contractual obligations of the Company in existence prior to consummation of the merger that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Abbott or, following the merger, the surviving corporation and its subsidiaries).

3.	To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement, which we refer to as the “adjournment proposal”.

Record Date:

Holders of common stock, par value $0.001 per share, of the Company (“Company common stock”) and holders of Series B Convertible Perpetual Preferred Stock, par value $0.001 per share, of the Company (the “convertible preferred stock”), each as of record as of the close of business on [    ], 2016, are entitled to notice of the special meeting and any adjournments or postponements thereof. Only holders of Company common stock as of record as of the close of business on [    ], 2016 are entitled to vote at the special meeting and any adjournments or postponements thereof.

General:

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board approved the merger agreement, declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company and its stockholders, directed that the adoption of the merger agreement be submitted to holders of Company common stock and recommended that the holders of Company common stock vote their shares to adopt the merger agreement at a meeting of the holders of Company common stock.

Accordingly, the Board recommends a vote “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the adjournment proposal.

Under Delaware law, holders of Company common stock who do not, among other things, vote in favor of the adoption of the merger agreement and holders of shares of convertible preferred stock that are outstanding immediately prior to the effective time of the merger, in each case, who are entitled to demand and who properly demand appraisal of such shares, will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they properly submit a written demand for such an appraisal prior to the vote on the adoption of the merger agreement and strictly comply with the other Delaware law procedures explained in the attached proxy statement. The applicable Delaware law is reproduced in its entirety in Annex C to the attached proxy statement, and a summary of these provisions can be found under “Appraisal Rights” in the accompanying proxy statement.

Regardless of whether you plan to personally attend the meeting, please vote telephonically or electronically for the matters before our stockholders as described in the accompanying proxy statement, or promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Ellen Chiniara, Esq. Secretary

Waltham, Massachusetts

[                    ], 2016

ALERE INC.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

SPECIAL MEETING OF HOLDERS OF SHARES OF COMMON STOCK

TO BE HELD ON [                    ], 2016

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of holders of common stock of Alere Inc., a Delaware corporation, which we refer to as “Alere”, the “Company”, “we”, “us” or “our”. The special meeting will be held on [                    ], 2016, at [    ] local time, at [    ]. We are furnishing this proxy statement to holders of shares of common stock, par value $0.001 per share, of the Company, which we refer to as “Company common stock”, as part of the solicitation of proxies by the Company’s board of directors, which we refer to as the “Board”, for use at the special meeting and at any adjournments or postponements thereof. This proxy statement is dated [                    ], 2016 and is first being mailed to holders of Company common stock on or about [                    ], 2016.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger agreement or the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain, without charge, copies of any of the documents we file with the U.S. Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 93.

The Parties

(page 17)

Alere delivers reliable and actionable health information through rapid diagnostic tests, resulting in better clinical and economic healthcare outcomes globally. Our high-performance diagnostics for infectious disease, cardiometabolic disease and toxicology are designed to meet the growing global demand for accurate, easy-to-use and cost-effective near-patient tests. Our goal is to make Alere products accessible to more people around the world, even those located in remote and resource-limited areas, by making them affordable and usable in any setting. By making critical clinical diagnostic information available to doctors and patients in an actionable timeframe, Alere products help streamline healthcare delivery and improve patient outcomes. Our company, formerly known as Inverness Medical Innovations, Inc., was formed in 2001. Since that time, we have grown our businesses through strategic acquisitions, tactical use of our intellectual property portfolio and organic growth. In July 2010, our company changed its name to Alere Inc. Our common stock is listed on the New York Stock Exchange, which we refer to as “the NYSE”, under the trading symbol “ALR”. Our Series B Convertible Perpetual Preferred Stock, $0.001 par value per share (the “convertible preferred stock”), designated pursuant to the Certificate of Designations, Preferences and Rights filed with the Secretary of State of the State of Delaware on May 8, 2008, which we refer to as the “Certificate of Designations”, is listed on the NYSE under the trading symbol “ALRpB”. Alere’s principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 and our telephone number is (781) 647-3900.

Abbott Laboratories, which we refer to as “Abbott”, is an Illinois corporation, incorporated in 1900. Abbott’s principal business is the discovery, development, manufacture and sale of a broad and diversified line of health care products. Abbott common stock is listed on the NYSE under the trading symbol “ABT”. Abbott common stock is also listed on the Chicago Stock Exchange, the London Stock Exchange and the SIX Swiss Exchange. Abbott’s principal executive office is located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400 and its telephone number is (224) 667-6100.

Angel Sub, Inc., which we refer to as “Merger Sub”, was formed by Abbott solely for the purpose of completing the merger. Merger Sub became a party to the merger agreement through execution of a joinder agreement to the merger agreement on February 2, 2016. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400 and its telephone number is (224) 667-6100.

The Merger

(page 26)

The Company and Abbott entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement”, on January 30, 2016. A copy of the merger agreement is included as Annex A to this proxy statement. Merger Sub became party to the merger agreement through execution of a joinder agreement to the merger agreement on February 2, 2016. Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, which we refer to as the “merger”. The Company will survive the merger as a subsidiary of Abbott (the “surviving corporation”).

Upon the consummation of the merger, each share of Company common stock that is issued and outstanding immediately prior to the effective time (defined below under “The Merger Agreement—Closing and Effective Time of the Merger”) of the merger, other than shares of Company common stock owned by the Company as treasury stock, or owned by Abbott or Merger Sub and other than shares of Company common stock owned by wholly owned subsidiaries of the Company or Abbott (other than Merger Sub) that Abbott has elected to be canceled and other than shares of Company common stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), will be converted into the right to receive $56.00 in cash (the “merger consideration”), without interest and less any applicable withholding taxes.

The Special Meeting

(page 18)

The special meeting will be held on [                    ], 2016, at [    ] local time. At the special meeting, holders of Company common stock will be asked to, among other things, vote for the adoption of the merger agreement. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement

(page 19)

You may vote the shares of Company common stock at the special meeting that you owned at the close of business on [                    ], 2016, the record date for the special meeting. As of the close of business on the record date, there were [                    ] shares of Company common stock outstanding and entitled to vote. You may cast one vote for each share of Company common stock that you held on the record date. The adoption of the merger agreement by the holders of Company common stock requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of Company common stock entitled to vote thereon as of the close of business on the record date.

Background of the Merger

(page 26)

A description of the process we undertook that led to the proposed merger, including our discussions with Abbott, is included in this proxy statement under “The Merger—Background of the Merger”.

Reasons for the Merger; Recommendation of the Board

(page 37)

After careful consideration, the Board determined to approve the merger agreement and recommend the adoption of the merger agreement by the holders of Company common stock. Accordingly, the Board recommends a vote “FOR” the proposal to adopt the merger agreement. The Board also recommends a vote “FOR” the nonbinding compensation proposal and “FOR” the adjournment proposal (each, as described below under “Questions and Answers about the Special Meeting and the Merger—What proposals will be considered at the special meeting?”).

The Board believes that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders. For a discussion of the material factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page 37.

Opinion of the Company’s Financial Advisor

(page 40)

At a meeting of the Board on January 30, 2016, J.P. Morgan Securities LLC, which we refer to as “J.P. Morgan”, rendered its oral opinion, subsequently confirmed in writing, to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of Company common stock in the proposed merger was fair, from a financial point of view, to such holders.

The full text of J.P. Morgan’s written opinion, dated January 30, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Board, is directed only to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company common stock in the proposed merger and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. For a more complete description of J.P. Morgan’s opinion, see the section entitled “The Merger—Opinion of the Company’s Financial Advisor” beginning on page 40 and Annex B to this proxy statement.

Certain Effects of the Merger

(page 51)

Upon the consummation of the merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a subsidiary of Abbott.

Following the consummation of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market, and the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effects on the Company if the Merger Is Not Completed

(page 52)

In the event that the proposal to adopt the merger agreement does not receive the required approval from the holders of Company common stock, or if the merger is not completed for any other reason, the holders of Company common stock will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company common stock. Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Abbott a termination fee. Please see the sections of this proxy statement entitled “The Merger Agreement—Termination Fee” beginning on page 79.

Treatment of Convertible Preferred Stock

(page 53)

Holders of convertible preferred stock are not entitled to vote on the proposal to adopt the merger agreement, the nonbinding compensation proposal or the adjournment proposal. Each share of convertible preferred stock issued and outstanding immediately prior to the effective time of the merger (other than shares of convertible preferred stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL) will remain issued and outstanding following the effective time of the merger as one share of Series B Convertible Preferred Stock, par value $0.001 per share, of the surviving corporation. The Certificate of Designations governing the terms of the convertible preferred stock will not be altered as a result of the merger. For information regarding the effects of the merger on the holders of convertible preferred stock, please see the document titled “Questions and Answers about Alere’s Series B Preferred Stock” filed by the Company with the SEC on Schedule 14A on February 12, 2016.

Treatment of Equity and Equity-Based Awards

(page 66)

At the effective time of the merger, subject to all required withholding taxes:

•

each option to purchase shares of Company common stock, which we refer to as a “Company stock option”, other than rights under the Company’s Employee Stock Purchase Plan, which we refer to as the “ESPP”, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company common stock underlying such unexercised Company stock option and (y) the excess (if any) of the merger consideration over the exercise price per share of such Company stock option, and each outstanding Company stock option that has an exercise price that is greater than or equal to the merger consideration will be canceled for no consideration; and

•

each restricted stock unit of the Company, which we refer to as a “Company RSU”, that is outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company common stock subject to such Company RSU and (y) the merger consideration.

In addition, the merger agreement provides that prior to the effective time of the merger, the ESPP will continue in effect, but no new offering periods under the ESPP will commence during the period from the date of the merger agreement through the effective time of the merger, no person will be permitted to increase his or her payroll elections through the ESPP and no new individuals will be permitted to commence participation in the ESPP. See “The Merger Agreement—Treatment of Equity and Equity-Based Awards” beginning on page 66.

Interests of the Company’s Directors and Executive Officers in the Merger

(page 53)

The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company, and in recommending that the holders of Company common stock vote for the approval of the merger agreement. These interests include:

•

each Company stock option and Company RSU, whether vested or unvested, will be cashed out upon the effective time of the merger in accordance with the terms of the merger agreement (as described below in “The Merger Agreement—Treatment of Equity and Equity-Based Awards”);

•

each of the Company’s executive officers is party to a change of control agreement with the Company that provides severance and other benefits (including in certain cases a golden parachute excise tax gross-up) in the case of a qualifying termination of employment in connection with or following a change of control, which will include the completion of the merger;

•

employees of the Company (including the executive officers) are eligible to receive retention awards (as of the date of this proxy statement, no determinations have been made as to whether any executive officer will receive an award or the amounts of any such potential awards to any such individual, although the parties have agreed that the aggregate amount of retention awards will not exceed $25 million); and

•	the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

Please see the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 53 of this proxy statement for additional information about these financial interests.

Common Stock Ownership of Directors and Executive Officers

(page 22)

As of [                    ], 2016, the directors and executive officers of Alere beneficially owned in the aggregate [    ] shares of Company common stock, or approximately [    ]% of the outstanding shares of Company common stock. We currently expect that each of these individuals will vote all of his or her shares of Company common stock in favor of each of the proposals to be presented at the special meeting, although none of them are obligated to do so.

Financing of the Merger

(page 53)

The merger agreement does not contain any financing-related closing condition and Abbott has represented that it will have sufficient funds at closing to fund the payment of the merger consideration and any other payments required in connection with consummation of the merger. Abbott has informed the Company that it expects that funds needed by Abbott and Merger Sub in connection with the merger will be derived from (i) the proceeds from the sale of debt securities; (ii) borrowings under Abbott’s existing or, if any, new loan agreements; (iii) cash on hand; or (iv) any combination of the foregoing. Abbott has obtained a commitment letter for a 364-day senior unsecured bridge term loan facility for an amount not to exceed $9 billion to provide back-up financing in conjunction with the merger.

Conditions of the Merger

(page 78)

Each party’s obligation to consummate the merger is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date of the merger, which we refer to as the “closing date”, of the following conditions:

•

no judgment enacted, promulgated, issued, entered, amended or enforced by any court of competent jurisdiction, or any other governmental entity or applicable law (collectively, “restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of the merger;

•

the expiration or early termination of the waiting period (including any extension thereof) applicable to the merger under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (ii) the antitrust laws of Brazil, Canada, China, the European Union, Japan, South Africa and South Korea (the “non-U.S. antitrust laws”) and the receipt of governmental approvals under the non-U.S. antitrust laws;

•	the adoption of the merger agreement by the holders of a majority of the outstanding shares of Company common stock;

•	subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party; and

•	performance in all material respects by the other party of its obligations under the merger agreement.

In addition, Abbott’s obligation to consummate the merger is also subject to the absence of any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company (which term is described in the section entitled “The Merger Agreement—Representations and Warranties”).

The consummation of the merger is not conditioned upon Abbott’s receipt of financing.

Before the closing, each of the Company and Abbott may waive any of the conditions to its obligation to consummate the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

Regulatory Approvals Required for the Merger

(page 63)

The consummation of the merger is subject to review under the HSR Act and the non-U.S. antitrust laws. As described above in the section entitled “—Conditions of the Merger”, the obligations of Abbott and the Company to effect the merger are subject to the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act and the non-U.S. antitrust laws and the receipt of governmental approvals under the non-U.S. antitrust laws.

The merger agreement includes covenants obligating each of the parties to use reasonable best efforts to cause the merger to be consummated and to take certain actions to resolve objections under any antitrust laws.

No Solicitation; Board Recommendation

(page 72)

The merger agreement generally restricts the Company’s ability to solicit takeover proposals (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) from third parties (including by furnishing non-public information), or to participate in discussions or negotiations with third parties regarding any takeover proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties that have made an unsolicited takeover proposal that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a superior proposal (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) or is reasonably likely to result in a superior proposal and that the failure to do so is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. Under certain circumstances, the Company is permitted to terminate the merger agreement prior to the adoption of the merger agreement by the holders of Company common stock in connection with entering into a definitive agreement with respect to a superior proposal, subject to the concurrent payment by the Company of a $177 million termination fee to Abbott.

Termination

(page 79)

The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:

•	by mutual written consent of the Company and Abbott;

•	by either Abbott or the Company, if:

•

the merger is not consummated by January 30, 2017 (the “outside date”) (which will be automatically extended to April 30, 2017 if the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act or the non-U.S. antitrust laws or the receipt of any governmental approvals under the non-U.S. antitrust laws has not occurred, but all other closing conditions have been fulfilled or are capable of being satisfied); provided that the right to so terminate the merger agreement will not be available to a party whose breach of any provision of the merger agreement results in the failure of the merger to be consummated on or before the outside date;

•

a restraint that enjoins or otherwise prohibits consummation of the merger is in effect and has become final and nonappealable; provided that the party seeking to so terminate the merger agreement has used the required efforts to prevent the entry of and to remove such restraint in accordance with its obligations under the merger agreement; or

•	the holders of Company common stock fail to adopt the merger agreement at the special meeting (including any adjournments and postponements thereof);

•	by Abbott:

•	in the event of certain uncured breaches of the merger agreement by the Company; or

•	if the Board or a committee thereof makes an adverse recommendation change (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”); or

•	by the Company:

•	in the event of certain uncured breaches of the merger agreement by Abbott or Merger Sub; or

•

prior to the adoption of the merger agreement by the holders of Company common stock at the special meeting, in connection with entering into a definitive agreement with respect to a superior proposal, subject to the concurrent payment of the termination fee (as described below under “The Merger Agreement—Termination Fee”).

Termination Fee

(page 79)

If the merger agreement is terminated in the following circumstances, the Company will be required to pay Abbott a termination fee of $177 million:

•

by either Abbott or the Company because (i) the holders of Company common stock fail to adopt the merger agreement at the special meeting or (ii) the outside date has arrived and, in each such case, (A) a bona fide takeover proposal shall have been publicly made, publicly proposed or otherwise publicly communicated after the date of the merger agreement and not withdrawn prior to the earlier of the completion of the special meeting (including any adjournment or postponement thereof) and the time of termination and (B) at any time on or prior to the 12-month anniversary of such termination, the Company enters into a definitive agreement with respect to a takeover proposal (whether or not such takeover proposal was the same takeover proposal referred to in clause (A) and provided that the term “takeover proposal” shall have the meaning defined below under “The Merger Agreement—No Solicitation; Board Recommendation” except that all references to 25% shall be deemed to be references to 50%) and such takeover proposal is subsequently consummated, even if after such 12-month anniversary;

•

by the Company prior to the adoption of the merger agreement by the holders of Company common stock in order to accept a superior proposal and enter into a definitive agreement in connection with that superior proposal; or

•	by Abbott because the Board or a committee thereof makes an adverse recommendation change (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”).

Appraisal Rights

(page 84)

Under the DGCL, holders of Company common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of Company common stock as determined by the Delaware Court of Chancery in lieu of receiving the merger consideration if the merger is completed, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL. Any holder of record of shares of Company common stock intending to exercise appraisal rights, among other things, must properly submit a written demand for appraisal to us prior to the vote on the proposal to adopt the merger agreement, must not vote in favor of the proposal to adopt the merger agreement, must continue to hold the shares of Company common stock through the effective time of the merger and must otherwise comply with all of the procedures required by Section 262 of the DGCL.

Holders of convertible preferred stock are not entitled to vote on the proposal to adopt the merger agreement, but holders of shares of convertible preferred stock that are outstanding immediately prior to the effective time of the merger will have the right to seek appraisal and receive the fair value of their shares of convertible preferred stock as determined by the Delaware Court of Chancery, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL. Any holder of record of shares of convertible preferred stock intending to exercise appraisal rights, among other things, must properly submit a written demand for appraisal to us prior to the vote by the holders of Company common stock on the proposal to adopt the merger agreement, must continue to hold the shares of convertible preferred stock through the effective time of the merger and must otherwise comply precisely with all of the procedures required by Section 262 of the DGCL.

The relevant provisions of the DGCL are included as Annex C to this proxy statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the procedures required by Section 262 of the DGCL will result in loss of the right of appraisal. You should be aware that the fair value of your shares of Company common stock or convertible preferred stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger

(page 61)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a holder of Company common stock who is a U.S. holder (as defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in the shares of Company common stock converted into cash in the merger. If you are a holder of Company common stock who is a non-U.S. holder (as defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you.

You should read the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 61 for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Current Price of Common Stock

(page 86)

The closing sale price of Company common stock on the NYSE on September 16, 2016 was $44.07. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

Additional Information

(page 93)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See “Where You Can Find Additional Information” beginning on page 93.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of Company common stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On January 30, 2016, the Company entered into the merger agreement with Abbott, and Merger Sub became a party to the merger agreement through the execution of a joinder agreement to the merger agreement on February 2, 2016. Pursuant to the merger agreement, Merger Sub will be merged with and into Alere, with Alere surviving the merger as a subsidiary of Abbott.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting described below under “—What proposals will be considered at the special meeting?”

Q:	As a holder of Company common stock, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $56.00 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time of the merger.

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 61 for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Holders of shares of Company common stock who properly exercise and perfect their appraisal rights under the DGCL and comply precisely with the procedures and requirements set forth in Section 262 of the DGCL will not receive the merger consideration, but will instead be paid the fair value of their shares, as determined by the Delaware Court of Chancery, unless such holder subsequently withdraws or otherwise loses such holder’s rights to demand for appraisal.

Q:	What will happen to outstanding Company equity compensation awards in the merger?

At the effective time of the merger, subject to all required withholding taxes:

•

each Company stock option, other than rights under ESPP, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company common stock underlying such Company stock option and (y) the excess (if any) of the merger consideration over the exercise price per share of such Company stock option, and each outstanding Company stock option that has an exercise price that is greater than or equal to the merger consideration will be canceled for no consideration; and

•

each Company RSU that is outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company common stock subject to such Company RSU and (y) the merger consideration.

In addition, the merger agreement provides that prior to the effective time, no new offering periods under the ESPP will commence during the period from the date of the merger agreement through the effective time, no person will be permitted to increase his or her payroll elections through the ESPP and no new individuals will be permitted to commence participation in the ESPP. See “The Merger Agreement—Treatment of Equity and Equity-Based Awards” beginning on page 66.

Q:	What will happen to the outstanding convertible preferred stock in the merger?

A:	Holders of convertible preferred stock are not entitled to vote on the proposal to adopt the merger agreement, the nonbinding compensation proposal or the adjournment proposal. Each share of convertible preferred stock issued and outstanding immediately prior to the effective time of the merger (other than shares of convertible preferred stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL) will remain issued and outstanding following the effective time of the merger as one share of Series B Convertible Preferred Stock, par value $0.001 per share, of the surviving corporation. The Certificate of Designations governing the terms of the convertible preferred stock will not be altered as a result of the merger.

For more information regarding the effects of the merger on the holders of convertible preferred stock, please see the document titled “Questions and Answers about Alere’s Series B Preferred Stock” filed by the Company with the SEC on Schedule 14A on February 12, 2016.

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting will be held on [ ], 2016, at [ ] local time, at [ ].

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of Company common stock as of the close of business on [ ], 2016, the record date for the special meeting, are entitled to vote the shares of Company common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [ ] shares of Company common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of Company common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, holders of Company common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement;

•

a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal, which we refer to as the “nonbinding compensation proposal”, relates only to contractual obligations of the Company in existence prior to consummation of the merger that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Abbott or, following the merger, the surviving corporation and its subsidiaries); and

•

a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement, which we refer to as the “adjournment proposal”.

Q:	What constitutes a quorum for purposes of the special meeting?

A:

A majority of all of the issued and outstanding shares of Company common stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at any meeting of the holders of Company common stock. Abstentions will be counted for purposes of determining the presence of a quorum. “Broker non-votes” (as described under “The Special Meeting—Quorum”) will not be counted for purposes of determining the presence of a quorum unless the broker, bank, trust, custodian or other nominee (we refer to those organizations collectively as “broker”) has been instructed to vote on at least one of the proposals presented in this proxy statement. If, however, less than a quorum is present or represented at the special meeting, the holders of Company common stock representing a majority of the voting power present or represented at the meeting may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice other than announcement at the meeting.

Q:	What vote of our stockholders is required to approve each of the proposals?

A:	The adoption of the merger agreement by holders of Company common stock requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of Company common stock entitled to vote thereon as of the close of business on the record date. Abstentions, failures to vote and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Note that you may vote to adopt the merger agreement and vote not to approve the nonbinding compensation proposal or adjournment proposal and vice versa.

The approval of the nonbinding compensation proposal by holders of Company common stock requires the approval by a majority of the votes cast for or against that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal.

The approval of the adjournment proposal requires the approval by a majority of the votes cast for or against that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. If less than a majority of the outstanding shares of Company common stock entitled to vote are present in person or represented by proxy at the special meeting, a majority of the shares present or represented at the meeting may also adjourn the meeting under Alere’s Amended and Restated By-Laws.

Q:	How does the Board recommend that I vote?

A:	The Board recommends a vote “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the adjournment proposal

For a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page 37. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 53.

Q:	How do the Company’s directors and executive officers intend to vote?

A:	As of [ ], 2016, the directors and executive officers of Alere beneficially owned in the aggregate [ ] shares of Company common stock, or approximately [ ]% of the outstanding shares of Company common stock. We currently expect that each of these individuals will vote all of his or her shares of Company common stock in favor of each of the proposals to be presented at the special meeting, although none of them are obligated to do so.

Q:	Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a stockholder?

A:

In considering the proposals to be voted on at the special meeting, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company, and in recommending that the holders of Company common stock vote for the approval of the merger agreement. These interests include:

•

each Company stock option and Company RSU, whether vested or unvested, will be cashed out upon the effective time of the merger in accordance with the terms of the merger agreement (as described below in “The Merger Agreement—Treatment of Equity and Equity-Based Awards”);

•

each of the Company’s executive officers is party to a change of control agreement with Company that provides severance and other benefits (including in certain cases a golden parachute excise tax gross-up) in the case of a qualifying termination of employment in connection with or following a change of control, which will include completion of the merger;

•

employees of the Company (including the executive officers) are eligible to receive retention awards (as of the date of this proxy statement, no determinations have been made as to whether any executive officer will receive an award or the amounts of any such potential awards to any such individual, although the parties have agreed that the aggregate amount of retention awards will not exceed $25 million); and

•	The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 53.

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting. If you own shares of Company common stock on the record date, but transfer your shares after the record date but before the effective time of the merger, you will retain your right to vote such shares at the special meeting. However, the right to receive the merger consideration will pass to the person to whom you transferred your shares.

Q:	How do I cast my vote if I am a stockholder of record?

A:	If you are a stockholder with shares of Company common stock registered in your name, you may vote such shares in person at the special meeting or by submitting a proxy for the special meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page 20.

If you are a holder of record of shares of Company common stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to adopt the merger agreement, the nonbinding compensation proposal and the adjournment proposal.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name” by my broker?

A:	If you are a stockholder with shares of Company common stock held in “street name”, which means your shares are held in an account at a broker, you must follow the instructions from your broker in order to vote such shares. Without following those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal or the adjournment proposal.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a stockholder with shares of Company common stock registered in your name, once you have given your proxy vote for the matters described in this proxy statement, you may revoke it at any time prior to the time it is voted, by filing with the Secretary of the Company an instrument revoking the proxy, by submitting a new proxy bearing a later date, by using the telephone or internet proxy submission procedures described under “The Special Meeting—Voting Procedures” or by completing, signing, dating and returning a new proxy card by mail to the Company, or by attending the special meeting and voting in person. Merely attending the special meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated proxy will count. Please note that if you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting.

If you are a stockholder with shares of Company common stock held in “street name”, you should follow the instructions of your broker regarding the revocation of proxies. If your broker allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone or by mail.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a holder of Company common stock of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive to ensure that all your shares of Company common stock are voted.

Q:	If I hold my shares of Company common stock in certificated form, should I send in my stock certificates now?

A:	No. Promptly after the effective time of the merger, each holder of a certificate representing any Company common stock that has been converted into the right to receive the merger consideration, will be sent a letter of transmittal describing the procedure for surrendering your shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold shares of Company common stock in non-certificated book-entry form, you will not be required to deliver a stock certificate, and you will receive your cash payment after the paying agent receives the documents requested in the instructions.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Company common stock?

A:	Holders of Company common stock and convertible preferred stock are entitled to appraisal rights under Section 262 of the DGCL so long as they follow the procedures precisely and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see “Appraisal Rights” beginning on page 84. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to exercise, appraisal rights.

Q:	When is the merger expected to be completed?

A:	We are working toward completing the merger as promptly as possible. We are confident that the merger will be completed in accordance with the terms set forth in the merger agreement, but we cannot be certain when or if the conditions of the merger will be satisfied or (if permissible under applicable law) waived. The merger cannot be completed until the conditions to closing are satisfied or (if permissible under applicable law) waived, including the adoption of the merger agreement by the holders of Company common stock at the special meeting and the receipt of certain regulatory approvals.

Q:	What effect will the merger have on the Company?

A:	If the merger is consummated, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a subsidiary of Abbott. Following such consummation of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market, and the registration of shares of Company common stock under the Exchange Act will be terminated.

Q:	What happens if the merger is not completed?

A:	If the event that the proposal to adopt the merger agreement does not receive the required approval from the holders of Company common stock, or if the merger is not completed for any other reason, the holders of Company common stock will not receive any payment for their Company common stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company common stock. The Company common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Abbott a termination fee. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee” and beginning on page 79.

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations by phone at (858) 805-2232, by mail to Alere Inc., Investor Relations, 51 Sawyer Road, Suite 200, Waltham, MA 02453, or by e-mail to ir@alere.com. We will promptly send additional copies of this proxy statement upon receipt of such request.

Q:	Who can help answer my questions?

A:	If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (888) 750-5834. Brokers may call collect at (212) 750-5833.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this proxy statement regarding the proposed merger, the expected timetable for completing, and the Company’s confidence with respect to the completion of, the proposed merger, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed merger, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders; (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the merger agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability; and (ix) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (as filed with the Securities and Exchange Commission on August 8, 2016) and other risk factors identified herein or from time to time in our periodic filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

THE PARTIES

Alere Inc.

Alere delivers reliable and actionable health information through rapid diagnostic tests, resulting in better clinical and economic healthcare outcomes globally. Our high-performance diagnostics for infectious disease, cardiometabolic disease and toxicology are designed to meet the growing global demand for accurate, easy-to-use and cost-effective near-patient tests. Our goal is to make Alere products accessible to more people around the world, even those located in remote and resource-limited areas, by making them affordable and usable in any setting. By making critical clinical diagnostic information available to doctors and patients in an actionable timeframe, Alere products help streamline healthcare delivery and improve patient outcomes. Our company, formerly known as Inverness Medical Innovations, Inc., was formed in 2001. Since that time, we have grown our businesses through strategic acquisitions, tactical use of our intellectual property portfolio and organic growth. In July 2010, our company changed its name to Alere Inc. Our common stock is listed on the NYSE under the trading symbol “ALR”. Our convertible preferred stock, designated pursuant to the Certificate of Designations, is listed on the NYSE under the trading symbol “ALRpB”. Alere’s principal executive offices are located at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 and our telephone number is (781) 647-3900.

Abbott Laboratories

Abbott Laboratories, which we refer to as “Abbott”, is an Illinois corporation, incorporated in 1900. Abbott’s principal business is the discovery, development, manufacture and sale of a broad and diversified line of health care products. Abbott common stock is listed on the NYSE under the trading symbol “ABT”. Abbott common stock is also listed on the Chicago Stock Exchange, the London Stock Exchange and the SIX Swiss Exchange. Abbott’s principal executive office is located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400 and its telephone number is (224) 667-6100.

Angel Sub, Inc.

Merger Sub was formed by Abbott on January 29, 2016 solely for the purpose of completing the merger. Merger Sub became a party to the merger agreement through execution of a joinder agreement to the merger agreement on February 2, 2016. Merger Sub is wholly owned by Abbott and has not engaged in any business except for activities incidental to its formation and in connection with the merger and the other transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400 and its telephone number is (224) 667-6100.

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of Company common stock as part of the solicitation of proxies by the Board for use at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place

The special meeting will be held on [    ], 2016, at [    ] local time, at [    ].

If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), and, if you are a representative of an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the record date for the meeting. In addition, if your shares of Company common stock are held in the name of a broker, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the meeting.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	to consider and vote on a proposal to adopt the merger agreement (see the section of this proxy statement entitled “The Merger Agreement” beginning on page 65);

•

to consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (this nonbinding, advisory proposal, which we refer to as the “nonbinding compensation proposal”, relates only to contractual obligations of the Company in existence prior to consummation of the merger that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Abbott or, following the merger, the surviving corporation and its subsidiaries) (see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 53); and

•

to consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement, which we refer to as the “adjournment proposal”.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Board

The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board approved the merger agreement, declared the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company and its stockholders, directed that the adoption of the merger agreement be submitted to a vote at a meeting of the holders of Company common stock and recommended that the holders of Company common stock vote for adoption of the merger agreement. Accordingly, the Board recommends a vote “FOR” the proposal to adopt the merger agreement. For a discussion of the factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger” beginning on page 37.

The Board also recommends a vote “FOR” the nonbinding compensation proposal and a vote “FOR” the adjournment proposal.

Record Date and Stockholders Entitled to Vote

Only holders of Company common stock of record as of the close of business on [            ], the record date for the special meeting, are entitled to vote the shares of Company common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [            ] shares of Company common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of Company common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Quorum

A majority of all of the issued and outstanding shares of Company common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at any meeting of the holders of Company common stock. Abstentions will be counted for purposes of determining the presence of a quorum. “Broker non-votes” will not be counted for purposes of determining the presence of a quorum unless the broker has been instructed to vote on at least one of the proposals presented in this proxy statement.

A “broker non-vote” occurs when (i) your shares of Company common stock are held by a broker, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”) and (ii) a broker submits a proxy card for your shares of Company common stock held in “street name”, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. You must follow instructions from your broker to authorize it to vote with respect to the proposal to approve the merger agreement, the nonbinding compensation proposal or the adjournment proposal.

If, however, less than a quorum is present or represented at the special meeting, the holders of Company common stock representing a majority of the voting power present or represented at the meeting or the presiding officer of the meeting may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice other than announcement at the meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Adoption of the Merger Agreement

The adoption of the merger agreement by the holders of Company common stock requires the affirmative vote of stockholders holding at least a majority of the outstanding shares of Company common stock entitled to vote thereon as of the close of business on the record date. Under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to adopt the merger agreement and vote not to approve the nonbinding compensation proposal or adjournment proposal and vice versa.

The failure to vote your shares of Company common stock, abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Approval of the Nonbinding Compensation Proposal

The approval of the nonbinding compensation proposal by the holders of Company common stock requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal.

The vote on the nonbinding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Because the vote on the nonbinding compensation proposal is advisory only, it will not be binding on Alere, the Board, Abbott or the surviving corporation. Accordingly, because Alere is contractually obligated to pay the compensation, if the merger agreement is adopted by the holders of Company common stock and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding advisory vote.

Approval of the Adjournment Proposal

The approval of the adjournment proposal by the holders of Company common stock requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal. If less than a majority of the outstanding shares entitled to vote are present in person or represented by proxy at the special meeting, a majority of the shares present or represented at the meeting may also adjourn the meeting under Alere’s Amended and Restated By-Laws. Alere does not intend to call a vote on this proposal if the proposal to adopt the merger agreement is approved at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

Voting Procedures

Whether or not you plan to attend the special meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.

To ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person, using one of the following three methods:

•	Vote via the Internet. Follow the instructions for internet voting shown on the proxy card mailed to you.

•	Vote by Telephone. Follow the instructions for telephone voting shown on the proxy card mailed to you.

•	Vote by Proxy Card. If you do not wish to vote by the internet or by telephone, please complete, sign, date and mail the enclosed proxy card in the envelope provided.

The internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares of Company common stock for the matters before the holders of Company common stock as described in this proxy statement and confirm that your voting instructions have been properly recorded.

Votes submitted by telephone or via the internet for the matters before the holders of Company common stock as described in this proxy statement must be received by 11:59 p.m., Eastern Time, [            ], 2016.

If you are a stockholder with shares of Company common stock held in “street name”, which means your shares of Company common stock are held in an account at a broker, you must follow the instructions from your broker in order to vote (including how and when to vote your shares of Company common stock). The timing described in the instructions from your broker may differ from the timing described above. Without following those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (888) 750-5834. Brokers may call collect at (212) 750-5833.

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a holder of shares of Company common stock of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to adopt the merger agreement, the nonbinding compensation proposal and the adjournment proposal.

Revocation of Proxies

If you are a stockholder with shares of Company common stock registered in your name, once you have given your proxy vote for the matters before the holders of Company common stock as described in this proxy statement, you may revoke it at any time prior to the time it is voted, by filing with the Secretary of the Company an instrument revoking the proxy, by submitting a new proxy bearing a later date, by using the telephone or internet proxy submission procedures described above, by completing, signing, dating and returning a new proxy card by mail to the Company or by attending the special meeting and voting in person. Merely attending the special meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated proxy will count. Please note that if you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting.

If you are a stockholder with shares of Company common stock held in “street name”, you should follow the instructions of your broker regarding the revocation of proxies. If your broker allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone or by mail. Please note that if your shares of Company common stock are held in the name of a broker, you must obtain and bring to the special meeting a proxy card issued in your name from the broker to be able to vote at the special meeting.

Voting in Person

If you plan to attend the special meeting and vote in person, you will be given a ballot at the special meeting. Please note that admission to the special meeting is limited to the holders of Company common stock as of the close of business on the record date.

For holders of Company common stock of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are a holder of Company common stock who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our record date stockholder list.

For holders of Company common stock holding shares in “street name”, in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Otherwise, you will not be permitted to vote at or attend the special meeting.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers to solicit their customers who have Company common stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Innisfree M&A Incorporated to solicit stockholder proxies at a total cost to the Company of approximately $25,000, plus reimbursement of expenses.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned, recessed or postponed for the purpose of soliciting additional proxies. An adjournment of the special meeting may be made by the presiding officer of the meeting or by the affirmative vote of the holders of at least a majority of the shares of Company common stock present in person or represented by proxy at the special meeting and entitle to vote at the special meeting.

If the time, date and place of an adjourned meeting are announced at the original convening of the special meeting, no notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or, after the adjournment, a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting will be given to each holder of Company common stock of record entitled to notice of or to vote at the meeting. At any subsequent reconvening of the special meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

Voting by Company Directors, Executive Officers and Principal Securityholders

As of [    ], 2016, the directors and executive officers of Alere beneficially owned in the aggregate [    ] shares of Company common stock, or approximately [    ]% of the outstanding shares of Company common stock. We currently expect that each of these individuals will vote all of his or her shares of Company common stock in favor of each of the proposals to be presented at the special meeting, although none of them are obligated to do so. The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 53.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innisfree M&A Incorporated, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll free at (888) 750-5834. Brokers may call collect at (212) 750-5833.

List of Stockholders

A list of the holders of Company common stock entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting at our principal executive offices at 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453 at least 10 days prior to the date of the special meeting and continuing through the special meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, holders of Company common stock will consider and vote on a proposal to adopt the merger agreement. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger, including the information set forth under the sections of this proxy statement captioned “The Merger” and “The Merger Agreement”. A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The Board recommends a vote “FOR” the adoption of the merger agreement.

PROPOSAL 2: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED

EXECUTIVE COMPENSATION ARRANGEMENTS

In accordance with Section 14A of the Exchange Act, the Company is providing holders of Company common stock with the opportunity to cast a nonbinding advisory vote on the compensation that may be payable to the Company’s named executive officers in connection with the merger. As required by those rules, the Company is asking holders of Company common stock to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the table entitled “Potential Payments to Named Executive Officers”, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the executive compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company or the Board. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The approval of the nonbinding compensation proposal by the holders of Company common stock requires the approval by a majority of the votes cast affirmatively or negatively on that proposal at the special meeting. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal.

The Board recommends a vote “FOR” the approval of the nonbinding compensation proposal.

PROPOSAL 3: VOTE ON POSSIBLE ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES, IF NECESSARY

The special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary, to obtain additional votes to approve the proposal to adopt the merger agreement. Alere currently does not intend to propose adjournment of the special meeting if there are sufficient votes to approve the proposal to adopt the merger agreement.

Alere is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the merger agreement at the time of the special meeting

The Board recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER

Overview

The Company is seeking the adoption by the holders of Company common stock of the merger agreement the Company entered into on January 30, 2016 with Abbott. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a subsidiary of Abbott. The Board has approved the merger agreement and recommends that the holders of Company common stock vote to adopt the merger agreement.

Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, other than shares of Company common stock owned by the Company as treasury stock, or owned by Abbott or Merger Sub and other than shares of Company common stock owned by wholly owned subsidiaries of the Company or Abbott (other than Merger Sub) that Abbott has elected to be canceled and other than shares of Company common stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL, will be converted into the right to receive $56.00 in cash, without interest and less any applicable withholding taxes.

Each share of convertible preferred stock issued and outstanding immediately prior to the effective time of the merger (other than shares of convertible preferred stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL) will remain issued and outstanding immediately following the effective time as one share of Series B Convertible Preferred Stock, par value $0.001 per share, of the surviving corporation. The Certificate of Designations will continue to apply to the convertible preferred stock following the merger.

Background of the Merger

The Board, together with the Company’s management and with the assistance of the Company’s advisors, has periodically reviewed the Company’s long-term strategic plan and considered various strategic opportunities available to the Company as well as ways to enhance stockholder value and the Company’s performance and prospects, including in light of the business, competitive, regulatory and economic environment and developments in the Company’s industry. These reviews have included discussions as to whether the Company should continue to execute on its strategy as a stand-alone company, pursue various acquisitions and divestitures or pursue a sale of the entire Company. As part of these reviews, the Board, together with the Company’s management and with the assistance of the Company’s advisors, has considered from time to time what would offer the best avenue to enhance stockholder value along with the potential benefits and risks of any potential transaction.

On May 5, 2014, the Company publicly announced that the Board was undertaking a comprehensive review of the Company’s strategy and operations to identify opportunities to enhance stockholder value.

On July 7, 2014, Mr. Gregg J. Powers, Chairman of the Board, and Mr. Namal Nawana, the Chief Executive Officer and President of the Company, issued separate letters to the Company’s stockholders providing updates on the Company’s strategic review, including the engagement of external consultants to assist in evaluating the Company’s overall corporate strategy and planned steps to rationalize the Company’s investment in connected health concepts and technologies to improve operating results. Mr. Nawana’s letter stated that the Company was committed to reducing the Company’s leverage by using sales of non-core assets and the Company’s free cash flows to repay outstanding debt.

In August 2014, the Company announced that, as part of this strategic review, the Company intended to strategically refocus on its core business in rapid diagnostics. In so doing it expected to improve financial performance by divesting its connected health initiative business, its health management business and other non-core assets and to use the proceeds to pay down debt. On October 27, 2014, the Company entered into a definitive agreement providing for the divestiture of the Company’s health management business to OptumHealth Care Solutions, Inc. The proceeds of this divestiture, which was completed on January 9, 2015, were used to repay outstanding debt, consistent with the Company’s previously announced strategic review. On July 2, 2015, the Company entered into a definitive agreement providing for the divestiture of the Company’s BBI business to Exponent Private Equity LLP. The proceeds of this divestiture, which was completed on November 17, 2015, were also used to repay outstanding debt.

On September 15, 2014, Mr. Ron Zwanziger, the founder and former Chief Executive Officer of the Company, delivered a letter to Mr. Powers indicating that Mr. Zwanziger and other former executives would be interested in acquiring 100% of the outstanding shares of Company common stock at a price of $46.00 per share. Mr. Zwanziger’s letter requested the opportunity for Mr. Zwanziger, certain unidentified equity investors and their potential debt financing sources to conduct one month of due diligence. Following receipt of the letter from Mr. Zwanziger, the Board and senior management of the Company reviewed Mr. Zwanziger’s proposal, taking into account the Board’s ongoing comprehensive strategic review of the Company’s operations with the advice of external consultants. After review, the Board concluded that both near-term and long-term stockholder value would be enhanced through continued execution of the Company’s refocused strategy on its core business, determined not to further evaluate the proposal and declined Mr. Zwanziger’s request to conduct due diligence.

The Company continued to execute its previously announced strategic plan and to periodically review various strategic opportunities available to the Company as well as ways to enhance stockholder value. These strategic opportunities included, from time to time, execution on organic growth and cost reduction opportunities, potential spin-offs or divestitures of non-core assets to reduce the Company’s leverage, potential bolt-on acquisitions related to the Company’s core business, the potential sale of the Company to a financial sponsor or a strategic counterparty and other potential strategic combinations. The Company did not engage in any discussions with any potential acquirors regarding a potential acquisition of the Company during this time. The Company also focused on increasing dialogue with analysts and stockholders, improving margins, repaying portions of its outstanding debt and improving the operating performance of its core businesses.

On December 10, 2015, Mr. Brian Blaser, the Executive Vice President, Diagnostics Products, of Abbott, contacted Mr. Nawana to inform him that Abbott was interested in making a proposal to acquire the Company at a significant premium to its current share price. At this time Abbott did not indicate a specific price or provide any other specific terms of a possible proposal. Mr. Nawana responded that he would discuss the matter with the Board, and requested that Mr. Blaser provide additional details on the terms of Abbott’s proposal, including the price that Abbott was proposing to pay to acquire the Company so that the Board could evaluate the proposal.

On December 11, 2015, Mr. Nawana and Mr. Blaser again discussed Abbott’s interest in acquiring the Company. During this discussion, Mr. Blaser did not indicate what price Abbott might be willing to pay to acquire the Company and did not provide any other specific terms of its proposal. Mr. Blaser did state that Abbott intended to send a written indication of interest setting forth the terms of Abbott’s proposal in more detail, but would need to receive additional information from the Company before Abbott could propose a transaction price.

Also on December 11, 2015, a representative of Abbott sent Ms. Ellen Chiniara, the Company’s Senior Vice President and General Counsel, a draft confidentiality agreement.

On December 13, 2015, Mr. Blaser sent Mr. Nawana a preliminary due diligence request list.

On December 14, 2015, the Company held a regularly scheduled meeting of the Board. The agenda for that meeting, which had been established in advance of the initial outreach from Abbott, included a review of the Company’s business plan and strategic plan, including various potential strategic and financial alternatives. At this meeting, Mr. Nawana updated the Board on his conversations with Mr. Blaser, including Abbott’s desire to submit a proposal to acquire the Company. Following Mr. Nawana’s update, members of the Company’s management discussed with the Board the Company’s strategic plan, which included three sets of financial forecasts reflecting various assumptions which formed the basis of the Financial Forecasts (see the section entitled “The Merger—Financial Forecasts”). The Board along with members of the Company’s management discussed their views on the outlook for the Company’s business on a standalone basis. As part of this discussion, representatives of J.P. Morgan reviewed and discussed with the Board various potential strategic and financial alternatives that could potentially increase stockholder value. These alternatives included continuing to operate as a standalone company and executing management’s strategic plan to increase organic growth, potential bolt-on acquisitions, potential mergers and a potential sale of the Company to a financial sponsor or a strategic counterparty. J.P. Morgan also presented its preliminary financial analyses of the Company’s standalone valuation as well as the illustrative valuation of various hypothetical strategic transactions. Representatives of J.P. Morgan reviewed with the Board a list of other potential strategic counterparties in the medical technology and diagnostics industry and financial sponsors, one of which had previously invested in a business similar to the Company and one of which had previously expressed its interest in participating if the Company were to ever run a sale process and both of which J.P. Morgan believed might have sufficient financial resources and interest in acquiring the Company. After discussion, the Board concluded that it would be in the best interest of the Company and its stockholders to obtain additional details on Abbott’s proposal and to also determine whether any other parties might be interested in acquiring or entering into a strategic transaction with the Company. As part of this discussion, the Board, together with members of the Company’s management and J.P. Morgan, discussed various alternatives for evaluating the interest of other potential counterparties, including a broad public auction and a more targeted outreach to specific counterparties. After considering a variety of factors, including Abbott’s desire for an expedited process, the risks to the Company’s business from a potential leak and a review of the list of potential counterparties that may be interested in a transaction of this size in the Company’s industry, the Board authorized the Company’s management and J.P. Morgan to reach out to each of the counterparties on the previously discussed list to evaluate their potential interest in a transaction with the Company. The Board also authorized the Company’s management to continue discussions with Abbott regarding a potential transaction and to prepare a presentation regarding the Company’s business and operations, which could be provided to parties that expressed an interest in a transaction with the Company.

Also at the December 14 meeting, the Board authorized the Company’s management to engage J.P. Morgan as the Company’s financial advisor, based on J.P. Morgan’s longstanding relationship with the Company, familiarity with the Company’s business and industry and experience in the healthcare sector. The Company and J.P. Morgan subsequently entered into an engagement letter with respect to J.P. Morgan’s engagement as the Company’s financial advisor in connection with a potential transaction.

On December 15, 2015, Mr. Nawana and Mr. Jim Hinrichs, the Company’s Executive Vice President and Chief Financial Officer, met with Mr. Blaser and Mr. Thomas Freyman, Executive Vice President, Finance and Administration, of Abbott, to discuss Abbott’s proposed acquisition of the Company and gave Mr. Blaser a presentation regarding the Company’s business and operations. At the meeting, Mr. Blaser stated that Abbott was considering an acquisition of the Company in an all-cash transaction with a purchase price between $49.00 and $53.00 per share, subject to customary closing conditions, the satisfactory completion of customary due diligence and negotiation of a definitive transaction agreement.

On December 16, 2015, the Company engaged Cravath, Swaine & Moore LLP (“Cravath”) to act as the Company’s legal counsel in connection with a potential strategic transaction.

Beginning on December 16, 2015, at the direction of the Board, J.P. Morgan began to reach out to potential counterparties that had been discussed at the December 14th Board meeting to evaluate their potential interest in a transaction with the Company.

On December 16, 2015, J.P. Morgan contacted a representative of a foreign medical technology and diagnostics company (“Company A”) to evaluate its potential interest in a transaction with the Company. Representatives of Company A indicated that they would consider whether they were interested in evaluating such a transaction.

Also on December 16, 2015, J.P. Morgan contacted a representative of a U.S. medical technology and diagnostics company (“Company B”) to evaluate its potential interest in a transaction with the Company. Representatives of Company B declined to participate in an evaluation of the Company, stating that it was not interested in investments in the diagnostics business at that time.

Also on December 16, 2015, J.P. Morgan contacted a representative of another U.S. medical technology and diagnostics company (“Company C”) to evaluate its potential interest in a transaction with the Company.

Representatives of Company C indicated that they would consider whether they were interested in evaluating such a transaction.

Also on December 16, 2015, J.P. Morgan contacted representatives of two U.S. private equity funds (“Company D” and “Company E”), one of which had previously invested in a business similar to the Company and one of which had previously expressed its interest in participating if the Company were to ever engage in a sale process. Representatives of each of Company D and Company E indicated that they would be interested in conducting due diligence to evaluate a transaction with the Company. Following these discussions, J.P. Morgan sent draft confidentiality agreements to each of Company D and Company E.

Also on December 16, 2015, J.P. Morgan contacted a representative of another U.S. medical technology and diagnostics company (“Company F”) to evaluate its potential interest in an acquisition of the Company. Representatives of Company F indicated that they would be interested in conducting diligence to evaluate a transaction with the Company. Following this discussion, J.P. Morgan sent a draft confidentiality agreement to Company F.

On December 17, 2015, J.P. Morgan contacted a representative of another U.S. medical technology and diagnostics company (“Company G”) to evaluate its potential interest in an acquisition of the Company. Representatives of Company G indicated that they would be interested in conducting diligence to evaluate a transaction with the Company. Following this discussion, J.P. Morgan sent a draft confidentiality agreement to Company G. Each of the draft confidentiality agreements sent to Company D, Company E, Company F and Company G included customary standstill provisions that would automatically terminate upon the entry by the Company into a definitive acquisition agreement with a third party.

On December 18, 2015, J.P. Morgan sent Abbott a draft confidentiality agreement containing a customary standstill provision that would automatically terminate upon the entry by the Company into a definitive acquisition agreement with a third party.

Later on December 18, 2015, the Board held a telephonic discussion, with representatives of the Company’s management and J.P. Morgan participating. Members of management and representatives of J.P. Morgan provided the Board with an update on J.P. Morgan’s outreach to potential counterparties and the ongoing discussions with Abbott.

Also on December 18, 2015, Mr. Nawana and Mr. Hinrichs had a telephone conversation with Messrs. Blaser and Freyman of Abbott to discuss Abbott’s proposal. During that conversation, Mr. Blaser requested that the Company agree to enter into exclusive negotiations with Abbott. Mr. Nawana stated that while the Company was interested in continuing discussions with Abbott, it was not prepared to agree to negotiate exclusively with Abbott at Abbott’s current offer price. In a subsequent conversation later that day between Mr. Nawana and Mr. Blaser, Mr. Blaser informed Mr. Nawana that Abbott was prepared to enter into non-exclusive due diligence on an accelerated timeframe. Mr. Blaser also indicated that Abbott was not prepared to increase its offer above $53.00 per share, which was the upper range Abbot had provided on December 14th. Mr. Blaser and Mr. Nawana also discussed the terms of a confidentiality agreement between the Company and Abbott, including the Company’s request that any confidentiality agreement require a customary standstill provision.

On December 20, 2015, members of the Company’s management, including Mr. Nawana, and representatives of J.P. Morgan had a telephone conversation with representatives of Company F’s financial advisor, during which they discussed the timing for Company F to conduct diligence on the Company and submit a proposal if Company F determined it was interested in a potential acquisition of the Company.

The following day, representatives of Company F contacted J.P. Morgan and stated that Company F was interested in moving forward in its consideration of a potential transaction and wanted to commence due diligence as soon as possible.

On December 21, 2015, representatives of Company C informed representatives of J.P. Morgan that Company C was not interested in pursuing a transaction because an acquisition of the Company was not high enough on the list of Company C’s strategic priorities.

On December 22, 2015, representatives of Company A informed representatives of J.P. Morgan that Company A was not interested in pursuing a transaction because of the significant operational changes that would be required by the acquisition of the Company.

Between December 22, 2015 and January 7, 2016, the Company entered into confidentiality agreements with each of Company D, Company E, Company F and Company G, each of which contained customary standstill provisions that would automatically terminate upon the entry by the Company into a definitive acquisition agreement with a third party. Beginning in December 2015 and continuing throughout January 2016, the potential bidders that had executed a confidentiality agreement and their respective advisors participated in numerous telephonic and in person due diligence sessions with representatives of the Company, continuing until the withdrawal of such party’s interest in acquiring the Company as described below.

On January 4, 2016, Mr. Nawana and Mr. Miles White, the Chairman and Chief Executive Officer of Abbott, met to discuss the terms of a potential transaction and the draft confidentiality agreement that J.P. Morgan had sent to representatives of Abbott.

Mr. White stated that while Abbott was interested in moving forward in its consideration of a potential transaction with the Company and did not intend to attempt to acquire the Company in a nonconsensual manner, it was not prepared to agree to a confidentiality agreement that included a standstill provision.

On January 5, 2016, Mr. Nawana and Mr. Powers again discussed with Mr. White the terms of the confidentiality agreement and the process for conducting diligence on the Company in which Mr. White reiterated his position that Abbott did not intend to attempt to acquire the Company in a nonconsensual manner but was not willing to be subject to a standstill provision in the event that the Company conducted an auction process that excluded Abbott or the Company entered into a strategic combination with a third party. Following this discussion, the Company and Abbott executed a confidentiality agreement, which did not contain a standstill provision.

Between January 5, 2016 and January 8, 2016, the Company’s management gave presentations regarding the Company’s business and operations to representatives of each of Abbott, Company D, Company E, Company F and Company G. These presentations included the Transaction Forecasts (see the section entitled “The Merger—Financial Forecasts”).

On January 6, 2016, representatives of J.P. Morgan sent Company D, Company E, Company F and Company G a bid instruction letter relating to submission of a preliminary, non-binding indication of interest, which letter outlined the timing and procedures for submitting an indicative offer. The bid instruction letter requested that parties submit a preliminary, non-binding indication of interest by January 13, 2016.

On January 7, 2016, to facilitate Abbott’s due diligence, the Company gave representatives of Abbott access to an electronic data room containing documents and information with respect to the Company.

On January 8, 2016, following a presentation regarding the Company’s business and operations by the Company’s management, Company F’s chief executive officer called Mr. Nawana and informed him that Company F would be submitting within a week a written indication of interest in acquiring the Company.

On January 13, 2016, representatives of Company D contacted representatives of J.P. Morgan to inform J.P. Morgan that Company D was no longer interested in pursuing a transaction with the Company, and would not be submitting a proposal.

Also on January 13, 2016, representatives of Company E contacted representatives of J.P. Morgan to inform J.P. Morgan that Company E was no longer interested in pursuing a transaction with the Company and would not be submitting a proposal.

Also on January 13, 2016, Company G submitted a non-binding indication of interest proposing to acquire the Company for a price of $50.00 per share of Company common stock. The indication of interest stated that Company G’s proposal was not subject to any contingency related to financing but was subject to completion of customary due diligence and negotiation of a definitive agreement.

Also on January 13, 2016, Company F submitted a non-binding indication of interest proposing to acquire the Company for a price of $50.00 per share of Company common stock. The indication of interest stated that

Company F’s proposal was not subject to any contingency related to financing but was subject to completion of customary due diligence and negotiation of a definitive agreement.

On January 14, 2016, the Board held a telephonic meeting, with members of the Company’s management and representatives of J.P. Morgan participating. Members of management and representatives of J.P. Morgan provided the Board with an update on the terms of the proposals received on January 13 from Company F and Company G and the ongoing discussions with Abbott. After discussion of these proposals, the Board authorized management and the Company’s advisors to proceed with further negotiations with each of Abbott, Company F and Company G and to provide Company F and Company G with a draft merger agreement and access to the electronic data room.

Following the Board meeting, to facilitate due diligence, the Company gave representatives of Company F and Company G access to the electronic data room.

On January 18, 2016, representatives of J.P. Morgan sent Company F and Company G a draft merger agreement and a bid instruction letter relating to submission of a final, binding proposal to acquire the Company, which letter outlined the timing and procedures for submitting a final offer. The bid instruction letter requested that parties submit a final and binding offer by January 29, 2016. In addition, the bid instruction letter requested that the bidders submit a markup of the merger agreement by January 26, 2016. A bid instruction letter was not sent to Abbott because Abbott had originally contacted the Company directly, but representatives of J.P. Morgan continued to convey to Abbott that the Company would work with Abbott on the timetable previously discussed between the Company and Abbott, which was consistent with the timeline contained in the bid instruction letters sent to the other bidders.

Also on January 19, 2016, members of the Company’s management, including Mr. Nawana and Mr. Hinrichs, met with members of Company G’s management to discuss outstanding diligence items.

On January 20, 2016, members of the Company’s management, including Mr. Nawana and Mr. Hinrichs, met with members of Company F’s management to discuss outstanding diligence items.

On January 22, 2016, legal counsel for Company F contacted representatives of Cravath to discuss certain terms of the draft merger agreement. Later that evening, Company F’s outside legal counsel sent a revised draft of the merger agreement to representatives of Cravath. Over the next week, Cravath and Company F’s outside legal counsel and members of the Company’s and Company F’s respective management teams negotiated the non-economic terms of the merger agreement.

Also on January 22, 2016, Mr. Nawana and Mr. Blaser met to discuss the status of Abbott’s due diligence and when Abbott would be prepared to submit a revised proposal. Mr. Blaser informed Mr. Nawana that Abbott had substantially concluded its due diligence process and had confirmed the strategic rationale for a transaction, but had significant concerns regarding ongoing governmental investigations of the Company and remaining due diligence items and were considering whether or not to proceed with a potential acquisition of the Company given those concerns.

On January 24, 2016, representatives of Company G contacted representatives of J.P. Morgan and informed J.P. Morgan that, due to the likely challenges of integrating the Company’s business with Company G’s existing businesses, Company G was no longer interested in pursuing a transaction with the Company and would not be submitting a binding proposal.

On January 25, 2016, representatives of J.P. Morgan contacted representatives of Evercore Partners (“Evercore”), Abbott’s financial advisor, to discuss the status of Abbott’s interest in a transaction with the Company and Abbott’s concerns regarding ongoing governmental investigations and remaining due diligence items. Representatives of J.P. Morgan suggested that the companies schedule additional due diligence calls between Abbott, the Company and their respective legal counsel to discuss Abbott’s diligence concerns. Following this discussion, representatives of Evercore conveyed that Abbott would be willing to engage in additional due diligence to determine whether it would be comfortable continuing to proceed with a potential transaction, and multiple additional diligence calls were held during the week of January 25, 2016 between representatives of Abbott and the Company, in which the Company and its outside regulatory counsels provided additional information to Abbott and its regulatory counsel regarding the Company’s ongoing governmental investigations and other remaining diligence items. Following these additional due diligence calls, representatives of Evercore contacted representatives of J.P. Morgan to inform J.P. Morgan that Abbott was interested in proceeding with a potential transaction and intended to submit a final offer to acquire the Company.

Also on January 25, 2016, a representative of a foreign company with a large healthcare business (“Company H”) contacted representatives of J.P. Morgan to inquire whether the Company was exploring a potential strategic transaction. Company H had not been previously contacted by the Company or J.P. Morgan as part of the initial outreach to potential counterparties based on the view of J.P. Morgan and the Company’s management that, because of an ongoing restructuring of Company H’s healthcare business and other strategic and operational priorities, Company H would likely not be interested in an acquisition of the entire Company. After discussions with the Company, representatives of J.P. Morgan gave Company H the opportunity to participate in the process, but Company H did not indicate an interest in submitting a proposal to acquire the Company and did not make any further contact with the Company or J.P. Morgan relating to a potential transaction.

On January 26, representatives of Cravath and representatives of Company F’s legal counsel had a call to discuss Company F’s markup of the draft merger agreement. During these discussions, representatives of Cravath informed representatives of Company F’s legal counsel that the Company had concerns about the deal protection provisions proposed by Company F in the draft merger agreement, particularly the proposed four percent breakup fee, as well as the extent of the measures that Company F was willing to agree to in order to ensure regulatory clearance for a transaction.

On January 27, 2016, representatives of J.P. Morgan sent a draft merger agreement to representatives of Abbott, which was the same draft that had been sent to Company F and Company G, along with instructions for submitting a final, binding proposal to acquire the Company, together with a markup of the draft merger agreement, by January 29, 2016.

On January 29, 2016, Abbott sent a letter to the Company proposing to acquire all of the outstanding shares of Company common stock in an all-cash transaction at a price of $54.00 per share, which represented a 47.8% premium relative to the closing price of shares of Company common stock of $36.53 on January 28, 2016. Abbott’s proposal also indicated that Abbott had substantially completed its due diligence. Abbott also indicated that it would require as a condition to closing the full and final resolution of the matters arising out of or relating to the matters described in the May 2012 subpoena which the Company had previously received from the Office of Inspector General of the Department of Health and Human Services (the “San Diego Matter”). The San Diego Matter, which was initially publicly disclosed in 2012, is described in more detail in the 2015 Form 10-K.

Later on January 29, 2016, the Board held a telephonic meeting, with representatives of the Company’s management, J.P. Morgan and Cravath participating, to discuss the proposal received from Abbott and the status of the Company’s discussions with Company F. The Board discussed a number of considerations regarding Abbott’s revised proposal, including the fact that Abbott’s proposal was above the price range in Abbott’s December 14th indication of interest; the Board’s view that Abbott’s proposal did not provide for sufficient closing certainty and that the condition requested by Abbott related to the San Diego Matter could significantly delay the timing of closing the proposed transaction; and the fact that Company F had continued to express an interest in a potential transaction with the Company but had not submitted a revised proposal. The Board discussed that a lower bid with greater closing certainty could be more favorable to the Company’s stockholders and authorized the Company’s management to continue discussions with both Abbott and Company F.

Later on January 29, 2016, Mr. Nawana and representatives of J.P. Morgan separately spoke with the chief executive officer of Company F. The chief executive officer of Company F indicated Company F’s willingness to potentially move forward with a transaction at a price modestly above the initial offer of $50.00 per share of Company common stock and that Company F could be in a position to sign a merger agreement later that evening. The chief executive officer of Company F declined to be specific on how high above $50.00 per share Company F would consider offering but indicated that it would not reach the mid-$50s per share. Company F declined to make a formal offer at that time.

Later that evening, representatives of Cravath and Mr. Hubert Allen, Abbott’s Executive Vice President, General Counsel and Secretary, spoke about various provisions of the draft merger agreement. Following this discussion, representatives of Cravath sent a revised draft of the merger agreement to representatives of Abbott and representatives of Kirkland & Ellis LLP (“Kirkland & Ellis”), Abbott’s outside legal counsel.

Later that evening, Mr. Allen and representatives of Kirkland & Ellis discussed with representatives of Cravath the outstanding issues in the revised draft merger agreement, including conditions to closing and the amount of the termination fee, with the Company having proposed a termination fee equal to 2% of the fully diluted equity value of the transaction and Abbott proposing a termination fee equal to 4% of the fully diluted equity value of the transaction. Between that time and when the Company and Abbott entered into the merger agreement, the parties continued to negotiate the terms of the merger agreement.

Also on January 29, 2016, representatives of Cravath sent a revised draft of the merger agreement to representatives of Company F’s outside counsel.

On the morning of January 30, 2016, the Board held a meeting, with members of management and representatives of Cravath and J.P. Morgan participating. The Company’s management and Cravath and J.P. Morgan provided the Board with an update on the status of negotiations with Abbott, including Abbott’s proposed closing condition related to the San Diego Matter and its proposed compromise suggestion for a termination fee equal to 3% of the fully diluted equity value of the transaction. The Board expressed concerns with Abbott’s proposal relating to the timing of closing and discussed that a lower bid with better timing and more certainty could be more favorable to the Company’s stockholders. Members of management also provided the Board with an update on the status of negotiations with Company F, including the ongoing discussions with representatives of Company F in which Company F had indicated its continued interest in acquiring the Company and willingness to work with the Company to quickly reach agreement on a transaction at an improved price in order to do so. After discussion, the Board authorized management to continue discussions with each of Abbott and Company F.

Following the Board meeting, representatives of J.P. Morgan contacted representatives of Evercore to inform them that the Board had evaluated Abbott’s proposal and had concerns regarding the closing condition related to the San Diego Matter in Abbott’s proposal at the $54.00 offer price and requested a final offer on both price and certainty later that day.

Later on January 30, 2016, Mr. Allen and representatives of Evercore, on the one hand, spoke with representatives of J.P. Morgan and Cravath, on the other hand. During that discussion, Mr. Allen informed the representatives of J.P. Morgan and Cravath that Abbott would revise its offer to (i) provide all-cash consideration at a price of $56.00 per share of Company common stock and (ii) remove the previously requested closing condition related to the San Diego Matter, and that Abbott was prepared to quickly finalize and execute a definitive merger agreement on these terms. The representatives of J.P. Morgan and Cravath stated that they would inform the Company of the terms of Abbott’s revised proposal and would also discuss Abbott’s proposal with the Board.

Following this discussion, on the morning of January 30, 2016, representatives of Kirkland & Ellis sent a revised draft of the merger agreement to representatives of Cravath and representatives of Kirkland & Ellis and Cravath worked to finalize the remaining issues in the merger agreement.

Following receipt of the revised offer from Abbott, representatives of J.P. Morgan contacted the chief executive officer of Company F to inquire whether Company F would be willing to offer a price materially higher than the $50.00 per share proposal submitted on January 13, 2016. The chief executive officer of Company F reiterated Company F’s interest in acquiring the Company but stated that Company F would not be willing to offer a price materially higher than $50.00 per share and did not submit a formal proposal.

Following these discussions, on the afternoon of January 30, 2016, the Board held a meeting, with members of management and representatives of Cravath and J.P. Morgan participating. Representatives of J.P. Morgan informed the Board of the terms of Abbott’s revised proposal, including the revised all-cash consideration at a price of $56.00 per share of Company common stock and the removal of the previously requested closing condition related to the San Diego Matter. Representatives of J.P. Morgan also informed the Board that Company F had stated that it would not be willing to offer a price materially higher than $50.00 per share and that Company F had not submitted a formal proposal. After this discussion, the Board authorized management to continue finalizing the terms of the merger agreement with Abbott. Following this meeting, representatives of Cravath and Kirkland & Ellis continued to work to finalize the remaining issues in the merger agreement.

Later on January 30, 2016, the Board met to discuss the terms of Abbott’s proposal. Representatives of Cravath reviewed the directors’ fiduciary duties and other legal matters in connection with the Board’s consideration of the proposed merger agreement and reviewed with the Board the terms of the proposed merger agreement. Representatives of J.P. Morgan then reviewed and discussed its financial analyses with respect to the Company and the proposed merger. Thereafter, at the request of the Board, J.P. Morgan rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion dated the same date) as to, as of January 30, 2016, the fairness, from a financial point of view, to the holders of Company common stock of the merger consideration to be paid to such stockholders in the merger pursuant to the merger agreement. Representatives of Cravath then reviewed with the Board the terms of, and considerations with respect to, a forum selection bylaw, including the scope of forum selection bylaws, the enforceability of forum selection bylaws and the potential benefits of adopting a forum selection bylaw.

After discussion, the Board approved the merger agreement as being advisable and in the best interests of the Company and its stockholders and authorized the execution and delivery of the merger agreement. The Board also approved an amendment to the Company’s Amended and Restated By-laws to provide that the sole and exclusive forum for certain legal actions involving the Company will be the Court of Chancery of the State of Delaware.

That evening, the Company and Abbott executed the merger agreement.

On the morning of February 1, 2016, prior to the commencement of trading on the NYSE, the Company and Abbott issued a joint press release announcing the transaction and their execution of the merger agreement.

In the weeks following the announcement of the transaction, multiple additional calls were held between representatives of Abbott, Kirkland & Ellis, and the Company, in which the Company’s regulatory counsel provided additional information about governmental investigations and other issues.

On February 26, 2016, the Company filed a Form 12b-25 (the “Form 12b-25”) with the SEC disclosing that the Company would be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”) with the SEC by the applicable deadline for filing the 2015 Form 10-K because the Company was conducting an analysis of certain aspects of revenue recognition in Africa and China and any potential implications on its evaluation of internal controls over financial reporting for the year ended December 31, 2015. The Company also disclosed that it had received a subpoena from the SEC on January 14, 2016 in connection with the previously disclosed formal SEC investigation which requested, among other things, additional information related to the Company’s sales of products and services to end-users in Africa, as well as revenue recognition relating to the Company’s sales of products and services to end-users in Africa. This subpoena had been disclosed to Abbott prior to the execution of the merger agreement.

On March 15, 2016, the Company announced that it would be unable to file the 2015 Form 10-K within the applicable 15-day extension period because it was continuing to conduct an analysis of certain aspects of the timing of revenue recognition, more specifically, revenue cutoff, in Africa and China. The Company also disclosed that, following the filing of the Form 12b-25, it had determined it was appropriate to expand the Company’s analysis of these aspects of the timing of revenue recognition in Africa and China to include the years ended December 31, 2013 and 2014 (and each of the quarters in those annual periods) and to determine whether a material weakness existed at December 31, 2015. The Company disclosed that it would not be able to file the 2015 Form 10-K until this analysis was completed.

Additionally, on March 15, 2016, the Company disclosed that, on March 11, 2016, the Company received a grand jury subpoena from the United States Department of Justice requiring the production of documents relating to, among other things, sales, sales practices and dealings with third-parties (including distributors and foreign governmental officials) in Africa, Asia and Latin America and other matters related to the U.S. Foreign Corrupt Practices Act. The Company disclosed that it was in the process of responding to the subpoena and intended to cooperate with the government’s investigation.

On April 19, 2016, Mr. Allen and Mr. Blaser met with Mr. Nawana and Ms. Chiniara and informed them that Abbott had serious concerns about, among other things, the accuracy of various representations and warranties made by the Company in the merger agreement. Mr. Allen and Mr. Blaser indicated that these concerns related to the delay in filing the 2015 Form 10-K, the governmental investigations previously announced by the Company and the efficacy of the Company’s internal controls. During the discussion, the representatives of Abbott requested that the Company agree to terminate the merger agreement in return for a payment by Abbott to the Company in the range of $30 and $50 million in respect of the Company’s transaction expenses.

Later on April 19, 2016, the Board held a telephonic meeting to discuss Abbott’s proposal, with members of the Company’s management and representatives of J.P. Morgan and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), legal counsel to the Company, participating. After discussion, the Board unanimously authorized and directed management to reject Abbott’s request to terminate the merger agreement.

On April 20, 2016, Abbott held a conference call in connection with its announcement of its financial results for the quarter ended March 31, 2016. During this conference call, Mr. White was asked if he was reaffirming Abbott’s commitment to the transaction with the Company. Mr. White responded that it would not be appropriate to comment on the Company, citing the Company’s delay in filing the 2015 Form 10-K, the need for the Company to file a proxy statement and the need for the Company’s stockholders to vote to approve the merger agreement.

Later on April 20, 2016, Mr. Powers and Mr. Nawana met with Mr. White and informed him that the Board had rejected Abbott’s request to terminate the merger agreement.

On the morning of April 21, 2016, Mr. White called Mr. Powers and affirmed Abbott’s commitment to abide by its obligations under the merger agreement. Mr. White stated that Abbott would be sending a letter to the Company requesting certain information.

Following these discussions, Abbott requested certain information from the Company relating to the delay in filing the 2015 Form 10-K, the governmental investigations previously announced by the Company and certain other matters, which Abbott asserted it had the contractual right to receive under the merger agreement. Since April 21, 2016, Kirkland & Ellis has continued to request information from the Company on a number of issues on behalf of Abbott.

Since April 25, 2016, the Company and representatives of Paul, Weiss have coordinated with Abbott and representatives of Kirkland & Ellis to provide access to certain books, records and personnel in response to Abbott’s information requests. Please see below in this section for an update on the status of these information requests.

On the morning of April 28, 2016, Abbott announced that it had entered into a definitive agreement to acquire St. Jude Medical, Inc. (“St. Jude Medical”). In the announcement of its transaction with St. Jude Medical, Abbott stated that it had arranged committed financing for its acquisition of the Company.

Later on April 28, 2016, the Company issued a press release (i) announcing the Company’s entry on April 22, 2016 into an amendment to its credit facility providing for an extension to file the 2015 Form 10-K and (ii) providing an update on the transaction. This press release announced that Abbott had informed the Company of concerns about, among other things, the accuracy of various representations, warranties and covenants made by the Company in the merger agreement, that Abbott had requested information from the Company about these and other matters, that Abbott had requested that the Company agree to terminate the merger agreement in return for a payment by Abbott to the Company in the range of between $30 and $50 million in respect of the Company’s transaction expenses and that the Board promptly rejected that request. The press release noted that both Abbott and the Company had affirmed their commitments to abide by their obligations under the merger agreement. The Company further stated that it is completely confident that there was no basis for a termination of the merger agreement and that the merger would be consummated in accordance with its terms.

On April 29, 2016, the Company announced the commencement of consent solicitations relating to the Company’s 6.500% Senior Subordinated Notes due 2020, 6.375% Senior Subordinated Notes due 2023 and

7.250% Senior Notes due 2018 (collectively, the “Notes”) to extend the deadline for delivery of certain financial information and to waive certain defaults or events of default under the indentures under which the Notes were issued in connection with any failure to timely file with the SEC or to timely furnish to the relevant trustees pursuant to the indentures, the 2015 Form 10-K and the Company’s subsequent Quarterly Reports on Form 10-Q.

On May 10, 2016, the Company announced the successful completion of the previously announced consent solicitations relating to the Notes.

Pursuant to the consent solicitations, on July 14, 2016, the Company announced certain preliminary unaudited financial information for the fiscal year ended December 31, 2015 and the three months ended March 31, 2016. The Company also provided an update on its plans for the 2015 Form 10-K.

On August 8, 2016, the Company filed the 2015 Form 10-K.

On August 9, 2016, Abbott publicly filed a Form S-4/A in connection with its transaction with St. Jude Medical which it subsequently amended with a filing on September 13, 2016 (the “Abbott-St. Jude S-4/A”) in which Abbott referred to various developments with respect to Alere that had occurred after the signing of the merger agreement. Alere believes that none of these events relate in any way to the merger, and that none of them, individually or in the aggregate, would constitute a material adverse effect or would provide any basis whatsoever for Abbott to repudiate its merger agreement obligations to close the merger.

In the Abbott-St. Jude S-4/A, Abbott also stated that the Company has denied Abbott access to information to which it is entitled under the merger agreement for certain topics, including the events surrounding the delayed filing of the Company’s financial statements, the Company’s internal controls, and certain legal compliance matters. As reported by Bloomberg on June 1, 2016, Abbott has previously stated publicly that it is exercising what it believes to be “its contractual rights to audit Alere’s books and records.” More recently, on Abbott’s earnings call for the second quarter of 2016 held on July 20, 2016, Mr. White stated that Abbott wants to “audit” Alere’s books and records and other items. Contrary to Abbott’s assertion that it has the right to “audit” the Company or its insinuation that it has the right to unfettered access to the Company’s personnel and books and records, as noted in the section of this proxy statement entitled “The Merger Agreement—Access to Information; Confidentiality” and as set forth in detail in section 5.05 of the merger agreement, Abbott is only entitled under the merger agreement to reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, contracts and records, and to such other information as Abbott may reasonably request regarding the Company and its business, personnel, assets, liabilities and properties.

As of September 16, 2016, the Company provided Kirkland & Ellis with over 921,000 pages of documents in response to its requests, and Kirkland & Ellis has interviewed 33 representatives of the Company. In addition, numerous documents have been shared, and conversations have taken place, directly between the companies’ business personnel as part of the ongoing integration process. The information shared by the Company through these documents and interviews relates, among other things, to the events surrounding the delayed filing of the Company’s financial statements, the Company’s internal controls, and other legal compliance matters. However, between April 26, 2016 and September 16, 2016, Abbott and its representatives have sent the Company and its representatives 55 letters requesting additional documents, information or interviews or expressing dissatisfaction with the quantity or timing of the information or interviews provided. The Company believes that it has fully complied with its contractual obligations under the merger agreement, and that it has provided Abbott with significantly more information than is required under the merger agreement.

On August 17, 2016, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016.

On August 25, 2016, the Company filed suit against Abbott in the Delaware Chancery Court, and filed an accompanying motion to expedite the proceedings. The complaint alleges, among other things, that Abbott is purposefully failing to comply with its obligations set forth in the merger agreement related to obtaining antitrust approvals. Specifically, the complaint asserts that Abbott: (i) purposefully failed to supply information requested by the FTC “as promptly as reasonably practicable” after such requests were made, as expressly required by the

Merger Agreement; (ii) purposefully failed to supply information requested and make antitrust filings pursuant to antitrust laws in various foreign jurisdictions “as promptly as reasonably practicable” after such requests were made; (iii) purposefully failed to promptly take any and all steps necessary to avoid or eliminate impediments to obtaining antitrust clearance in the United States and in various foreign jurisdictions; (iv) purposefully failed to keep Alere informed in all material respects and on a reasonably timely basis of material communications with respect to the merger with antitrust authorities in the United States and in various foreign jurisdictions; and (v) purposefully failed to cooperate and consult with Alere, as well as give due consideration to Alere’s views with respect to antitrust matters. We have asked the Delaware Chancery Court to require Abbott to specifically perform its obligations with respect to these matters, as required by the merger agreement. On August 30, 2016, Abbott filed its response in opposition to the motion to expedite the proceedings in this matter. Abbott has made clear in its filing opposing expedition of the litigation, in its statements at the expedition hearing and in its public statements that it strongly disagrees with Alere’s claims and will vigorously contest the litigation. Alere is confident in its claims and in the likelihood that it will succeed in the litigation.

On September 2, 2016, the Delaware Chancery Court granted the Company’s motion to expedite, and stayed the proceedings and suggested that the parties consider mediation. The parties subsequently informed the court that they agreed to pursue mediation.

On September 6, 2016, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016.

Both the Company and Abbott have affirmed their commitment to abide by their obligations under the merger agreement.

Recommendation of the Board

At the special meeting of the Board on January 30, 2016, after careful consideration, including detailed discussions with the Company’s management and its legal and financial advisors, the Board:

•	approved the merger agreement;

•	deemed the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company and its stockholders;

•	directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company; and

•	recommended that the holders of Company common stock vote their shares of Company common stock to adopt the merger agreement.

Reasons for the Merger

As described above in the section entitled “—Background of the Merger”, prior to and in reaching its determination, the Board consulted with and received the advice of its financial advisor and outside counsel, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the merger, including the following material factors:

•

the $56.00 per share price to be paid in cash in respect of each share of Company common stock, which represented a premium of approximately 50.5% over the closing price of the Company common stock of $37.20 on January 29, 2016 (the last trading day prior to the Board’s approval of the merger agreement);

•

the Board’s understanding of the Company’s business, operations, financial condition, earnings, prospects, competitive position and the nature of the industry in which the Company competes, including the risks, uncertainties and challenges facing the Company and such industry, including the risks that the Company would face if it continued to operate on a standalone basis;

•

the financial analyses reviewed and discussed with the Board by representatives of J.P. Morgan as well as the oral opinion of J.P. Morgan rendered to the Board on January 30, 2016 (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion dated the same date) as to, as of January 30, 2016, the fairness, from a financial point of view, to the holders of shares of Company common stock of the merger consideration to be paid to such stockholders in the merger pursuant to the merger agreement, as more fully described below in the section entitled “—Opinion of the Company’s Financial Advisor”;

•

the Board’s assessment, taking into account the foregoing factors, of the Company’s value on a standalone basis relative to the $56.00 per share of Company common stock in cash to be paid in the merger;

•

the Board’s process for soliciting the parties (including both strategic and financial parties) that were believed to be the most able and willing to pay the highest price for the Company, including being given an opportunity to conduct due diligence and to make offers to acquire the Company, as described above in the section entitled “—Background of the Merger”;

•

the extensive, arm’s-length negotiations with Abbott and other interested parties which, among other things, resulted in an increase in the merger consideration to $56.00 per share of Company common stock, an increase from Abbott’s original proposed merger consideration of $49.00 to $53.00 per share and an increase from Abbott’s January 29 proposal of $54.00 per share;

•	the fact that, as of January 30, 2016, none of the parties contacted by the Company had submitted a binding proposal for a potential transaction with the Company;

•

the fact that prior to the entry into the merger agreement with Abbott, no other party solicited by the Company had expressed a willingness (on either a binding or non-binding basis) to pay the Company’s stockholders as much as the $56.00 per share of Company common stock offer from Abbott;

•	the fact that the consideration to be paid by Abbott is all cash, which provides certainty of value and liquidity to the holders of Company common stock immediately upon the closing of the merger;

•	the fact that the merger is not subject to approval by Abbott’s stockholders;

•

Abbott’s track record in successfully acquiring other companies, Abbott’s market capitalization and financial strength, the absence of a financing condition in the merger agreement, the fact that Abbott has the financial capacity to consummate the merger and the Company’s ability to seek specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement;

•	the provisions of the merger agreement that permit the Company to explore an unsolicited superior proposal, including:

•

the Company’s ability to furnish information to and engage in negotiations with third parties that have made an unsolicited takeover proposal that is a superior proposal or is reasonably likely to result in a superior proposal, as more fully described in “The Merger Agreement—No Solicitation; Board Recommendation” beginning on page 72;

•

the Board’s ability to consider, and under certain conditions, to accept, a superior proposal in order to comply with the Board’s fiduciary duties, and the Company’s corresponding right to terminate the merger agreement upon the payment of a termination fee of $177 million to Abbott in order to enter into a definitive agreement providing for such superior proposal; and

•

the $177 million termination fee, which the Board believed, after consultation with the Company’s advisors, was reasonable and not likely to preclude a superior proposal for a business combination with the Company;

•

the belief that the terms of the merger agreement, taken as a whole, provide protection against the risk that the consummation of the merger is delayed or that the merger cannot be completed, including due to required regulatory approvals, based on, among other things:

•

the covenants contained in the merger agreement obligating each of the parties to use reasonable best efforts to cause the merger to be consummated and to take certain actions to resolve objections under any antitrust laws;

•

the provision of the merger agreement that allows the end date for completing the merger to be extended to April 30, 2017 if the merger has not been completed by the initial January 30, 2017 deadline because the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act or the non-U.S. antitrust laws has not occurred or other governmental approvals under the non-U.S. antitrust laws have not been received;

•	the absence of a financing condition in the merger agreement;

•	the likelihood and anticipated timing of consummating the merger in light of the scope of the conditions to closing; and

•	the fact that the Company is entitled to enforce specifically the terms of the merger agreement;

•	the Board’s ability, under certain circumstances, to withhold or withdraw the Board’s recommendation to the holders of Company common stock that they vote in favor of adoption of the merger agreement;

•

the belief that the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the conditions to the parties’ respective obligations, are reasonable;

•	the fact that a vote of the holders of Company common stock is required under Delaware law to adopt the merger agreement;

•

the availability of appraisal rights under the DGCL to the Company’s stockholders who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of the shares of Company common stock or convertible preferred stock as determined by the Delaware Court of Chancery; and

•	the risk that pursuing other potential alternatives, including continuing to operate on a standalone basis, could have resulted in the loss of an opportunity to consummate a transaction with Abbott.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including the following material factors:

•

the possibility that the merger might not be consummated in a timely manner or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by antitrust regulatory authorities;

•

the risks and costs to the Company if the merger does not close in a timely manner or at all, including the potential negative impact on the Company’s ability to retain key employees, the diversion of management and employee attention and the potential disruptive effect on the Company’s day-to-day operations and the Company’s relationships with customers, suppliers and other third parties;

•

the fact that the holders of Company common stock will have no ongoing equity interest in the surviving corporation following the merger, meaning that the holders of Company common stock will not (by virtue of their holding Company common stock) participate in Abbott’s or the Company’s future earnings or growth;

•

the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of the Company;

•	the risk that the parties may incur significant costs and delays resulting from seeking governmental consents and approvals necessary for completion of the merger;

•

the provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and that require the Company to negotiate with Abbott (if Abbott desires to negotiate) prior to the Company being able to terminate the merger agreement to accept a superior proposal;

•

the possibility that the Company’s obligation to pay Abbott a termination fee of $177 million upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company;

•

the significant costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and the fact that if the merger is not consummated, the Company may be required to bear such costs; and

•	the fact that an all-cash transaction would be taxable to the holders of Company common stock that are U.S. holders for U.S. federal income tax purposes.

In addition, the Board was aware of and considered the fact that the Company’s executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company’s stockholders generally, including those interests that are a result of employment and compensation arrangements with the Company, as described more fully below in the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. The Board collectively reached the conclusion to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement, to be advisable and in the best interests of the Company and its stockholders, in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company’s management and its financial and legal advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors.

This explanation of the Board’s reasons for recommending the adoption of the merger agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16.

Opinion of the Company’s Financial Advisor

Pursuant to an engagement letter dated January 13, 2016, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At a meeting of the Board on January 30, 2016, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing, to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the holders of Company common stock in the proposed merger was fair, from a financial point of view, to such holders. No limitations were imposed by the Board upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of J.P. Morgan’s written opinion, dated January 30, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Board, is directed only to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company common stock in the proposed merger and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Company common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Abbott under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such financial analyses and forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by the parties in the merger agreement and the related agreements were and will be true in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.

J.P. Morgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. It should be understood that subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of Company common stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the consideration to be paid to the holders of Company common stock in the merger or with respect to the fairness of any such compensation.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. The financial analyses summarized below include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of this summary of J.P. Morgan’s financial analyses. Considering the data set forth herein without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses. For purposes of rendering its opinion and performing its related financial analyses summarized below, at the direction of the management of the Company, J.P. Morgan relied solely upon the Base Case Financial Forecasts (see the section entitled “—Financial Forecasts”).

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the Company or aspects thereof. The companies selected by J.P. Morgan were:

•	Agilent Technologies, Inc.

•	bioMérieux S.A.

•	Bio-Rad Laboratories, Inc.

•	Bio-Techne Corporation

•	Bruker Corporation

•	DiaSorin S.p.A.

•	FEI Company

•	Hologic, Inc.

•	Illumina, Inc.

•	Laboratory Corporation of America Holdings

•	Meridian Bioscience, Inc.

•	Mettler-Toledo International Inc.

•	OraSure Technologies, Inc.

•	PerkinElmer, Inc.

•	QIAGEN N.V.

•	Quest Diagnostics Incorporated

•	Thermo Fisher Scientific Inc.

•	Waters Corporation

These companies were selected, among other reasons, because they share similar business characteristics with the Company based on operational characteristics and financial metrics. None of the companies utilized in the analysis were identical to the Company. Accordingly, a complete analysis of the results of the calculations described below cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the companies compared to the Company’s, and other factors that could affect the public trading value of the companies and the Company.

For each comparable company, J.P. Morgan calculated the ratios of (1) “Firm Value” (the value of common equity, plus book value of debt, minus cash and cash equivalents) to estimated “EBITDA” (earnings before interest, taxes, depreciation and amortization) for calendar year 2016 and (2) the closing price per share of common equity as of January 29, 2016 to estimated cash earnings (or net income plus amortization) per share for calendar year 2016 (the “P/E Multiple”). The following table presents the results of J.P. Morgan’s calculations:

	Firm Value / Estimated EBITDA	P/E Multiple
Agilent Technologies, Inc.	12.9x	19.4x
bioMérieux S.A.	11.4x	23.9x
Bio-Rad Laboratories, Inc.	11.1x	28.7x
Bio-Techne Corporation	14.9x	23.3x
Bruker Corporation	13.7x	24.7x
DiaSorin S.p.A.	12.5x	24.6x
FEI Company	10.7x	18.8x
Hologic, Inc.	12.2x	17.2x
Illumina, Inc.	NM	NM
Laboratory Corporation of America Holdings	9.1x	12.8x
Meridian Bioscience, Inc.	11.4x	21.5x
Mettler-Toledo International Inc.	15.3x	22.0x
OraSure Technologies, Inc.	15.9x	NM
PerkinElmer, Inc.	13.2x	17.1x
QIAGEN N.V.	14.7x	20.5x
Quest Diagnostics Incorporated	8.6x	12.9x
Thermo Fisher Scientific Inc. (1)	13.6x	16.1x
Waters Corporation	13.3x	19.3x
Mean	12.6x	20.2x
Median	12.9x	19.9x

(1)	Pro Forma for Affymetrix Acquisition for $1.3 billion.

J.P. Morgan then made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, revenue mix, profitability levels and degree of operational risk between the Company and the selected companies. J.P. Morgan also made judgments as to the relative comparability of the various financial multiples, ratios and operating and trading statistics with respect to those companies. J.P. Morgan then calculated the Company’s equity value per share implied by certain reference ranges of multiples, which were based on the ranges of multiples calculated in the chart above for comparable companies but adjusted to take into account differences between the Company and the comparable companies and such other factors as J.P. Morgan deemed appropriate, including J.P. Morgan’s qualitative judgments. Based on this analysis, J.P. Morgan noted that the implied equity values per share of Company common stock ranged from (1) $33.25 to $50.00, based on the ratio of the Company’s Firm Value to estimated EBITDA for calendar year 2016, using a reference range of 10.0x to 13.0x, and (2) $37.50 to $50.00, based on the ratio of the closing price for Company common stock as of January 29, 2016 to the Company’s estimated cash earnings per share for calendar year 2016, using a reference range of 15.0x to 20.0x.

All values presented were rounded to the nearest $0.25. In each case, J.P. Morgan compared the implied equity values per share to the per share consideration of $56.00 in cash to be paid to the holders of Company common stock in the merger.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share of Company common stock. J.P. Morgan calculated the unlevered free cash flow that the Company is expected to generate during fiscal years 2016 through 2025 based upon (i) for the fiscal years 2016 through 2018, financial projections prepared by the management of the Company through the years ended December 31, 2018 and (ii) for the fiscal years 2019 through 2025, extrapolations of such financial projections that were based on assumptions provided by management of the Company and that were reviewed and approved by management of the Company for J.P. Morgan’s use in connection with its financial analysis and opinion to the Board. See the section entitled “—Financial Forecasts” for such financial projections, extrapolations and assumptions.

J.P. Morgan then calculated the terminal value as of December 31, 2025 by applying, based upon J.P. Morgan’s judgment and experience, a range of perpetual growth rates from 1.5% to 2.5%. The unlevered free cash flow from January 1, 2016 through December 31, 2025 and the range of terminal asset values were then discounted to present values using a range of discount rates from 8.50% to 10.00%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. These discounted values were then added together in order to derive an implied Firm Value for the Company. To calculate an estimated equity value per share of Company common stock, J.P. Morgan then adjusted the implied Firm Value for net cash, debt and minority interest value of the Company as of December 31, 2015, and divided such adjusted value by the fully diluted number of common shares of the Company outstanding as of December 31, 2015. This analysis resulted in a range of implied equity values of Company common stock of $31.25 to $50.00 per share. All values presented were rounded to the nearest $0.25. J.P. Morgan compared the implied equity values per share to the per share consideration of $56.00 in cash to be paid to the holders of Company common stock in the merger.

Selected Transaction Analysis

Using publicly available information, J.P. Morgan examined selected transactions with respect to selected companies engaged in businesses which J.P. Morgan judged to be analogous to the business of the Company or aspects thereof. Using publicly available estimates, J.P. Morgan reviewed the Firm Values implied by the selected transactions (each of which is listed in the following table) as a multiple of the target company’s EBITDA for the twelve-month period immediately preceding the announcement of the transaction (“LTM EBITDA”), as set forth below:

Target	Acquiror	Date Announced	Firm Value (Dollars in millions)		Firm Value/ LTM EBITDA
Sebia, Inc.	Montagu Private Equity	June 2014	$1,837		14.7x
Genia Technologies, Inc.	Roche Holding AG	June 2014	$125	(1)	NA
iQuum, Inc.	Roche Holding AG	April 2014	$275	(2)	NA
Ortho-Clinical Diagnostics, Inc.	The Carlyle Group	January 2014	$4,150		NA
Biofire Diagnostics, Inc.	bioMérieux SA	September 2013	$450		NA
Constitution Medical Investors, Inc.	Roche Holding AG	July 2013	$220	(3)	NA
HemoCue AB	Danaher Corporation	February 2013	$300		NA
Epocal, Inc.	Alere, Inc.	February 2013	$166	(4)	NA
Verinata Health, Inc.	Illumina, Inc.	January 2013	$350	(5)	NA
Iris International, Inc.	Danaher Corporation	September 2012	$338		28.1x
One Lambda, Inc.	Thermo Fisher Scientific, Inc.	July 2012	$925		10.9x
Dako Diagnostics Ltd.	Agilent Technologies, Inc.	May 2012	$2,200		NA
Gen Probe Inc.	Hologic, Inc.	April 2012	$3,700		18.6x
Axis Shield plc	Alere, Inc.	October 2011	$389		15.7x
Cellestis Ltd.	Qiagen N.V.	April 2011	$374		34.0x
Immucor, Inc.	TPG Capital	July 2011	$1,973		13.5x
mtm laboratories AG	Roche Holding AG	July 2011	$182	(6)	NA
Phadia AB	Thermo Fisher Scientific, Inc.	May 2011	$3,500		17.9x	(7)
Celera Corporation	Quest Diagnostics, Inc.	March 2011	$344		NA
Beckman Coulter, Inc.	Danaher Corporation	February 2011	$6,800		8.1x
Athena Diagnostics, Inc.	Quest Diagnostics, Inc.	February 2011	$740		NA
Genoptix, Inc.	Novartis AG	January 2011	$330		7.0x
Clarient, Inc.	General Electric Company	October 2010	$894		NM
Sebia, Inc.	Cinven Group, Ltd.	March 2010	$1,088		NA
Diagnostic Hybrids, Inc.	Quidel Corporation	January 2010	$130		14.0x	(8)

(1)	Excludes contingent payments of up to $225 million.
(2)	Excludes contingent payments of up to $175 million.
(3)	Excludes contingent payment of unspecified amount.
(4)	Includes $15 million contingencies already paid at time of announcement but excludes $75.5 million additional contingencies.
(5)	Excludes milestone payments of $100 million.
(6)	Excludes contingent payments of EUR60 million.
(7)	For full year 2010.
(8)	Reflects multiple of operating profit for the twelve-month period immediately preceding the announcement of the transaction.

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a Firm Value/LTM EBITDA multiple range of 13.0x to 16.0x to the Company’s LTM EBITDA, and arrived at an estimated range of equity values for Company common stock of $45.75 to $61.75 per share. All values presented were rounded to the nearest $0.25. J.P. Morgan compared the implied equity values per share to the per share consideration of $56.00 in cash to be paid to the holders of Company common stock in the merger.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.

The merger consideration was determined through arm’s-length negotiations between the Company and Abbott and was approved by the Board. J.P. Morgan provided advice to the Company during these negotiations. J.P. Morgan did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of such experience and its familiarity with the Company.

For services rendered in connection with the merger, the Company has agreed to pay J.P. Morgan a fee of approximately $47.5 million, approximately $42.5 million of which will become payable only if the merger is completed. In addition, the Company has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including reasonable fees and expenses of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws.

During the two years preceding the date of delivery of its opinion, J.P. Morgan and its affiliates had commercial or investment banking relationships with the Company and Abbott, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on two of the Company’s credit facilities in June 2015, as joint lead bookrunner on the Company’s offering of debt securities in June 2015, acting as joint lead arranger and joint bookrunner on Abbott’s credit facility in July 2014, and acting as joint lead bookrunner on Abbott’s debt securities offering in March of 2015. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Abbott. During the two year period preceding delivery of its opinion, the aggregate fees received by J.P. Morgan from the Company were $5.4 million and from Abbott were $4.9 million. In the ordinary course of J.P. Morgan’s businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or Abbott for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Financial Forecasts

The Company does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, the Company has included below certain financial forecasts of the Company that, to the extent described below, were furnished to the Board, the Company’s financial advisor and certain parties potentially interested in a transaction with the Company, including Abbott, in connection with the discussions concerning the proposed merger. J.P. Morgan was directed by the Company’s management to rely solely on the Base Case Financial Forecasts and the Forecast Extrapolations (in each case, as defined below) for purposes of its analyses and opinion.

These Financial Forecasts (as defined below) were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States (“GAAP”). A summary of this information is presented below.

While the Financial Forecasts were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying these financial forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates, and the risk and uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements”, all of which are difficult to predict and many of which are outside the control of the Company and, upon consummation of the merger, will be beyond the control of Abbott and the surviving corporation. The Company’s stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Financial Forecasts, whether or not the merger is completed. The inclusion in this proxy statement of the Financial Forecasts below should not be regarded as an indication that the Company, Abbott, their respective boards of directors or their respective financial advisors considered, or now considers, these forecasts to be a reliable predictor of future results. The Financial Forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. The Financial Forecasts assume that the Company would continue to operate as a standalone company and do not reflect any impact of the merger.

The Financial Forecasts include certain non-GAAP financial measures, including Adjusted EBITDA and unlevered free cash flow (in each case, as defined below). The Company’s management included forecasts of Adjusted EBITDA in the Financial Forecasts because the Company’s management believes Adjusted EBITDA provides useful information because it is commonly used by investors to assess financial performance and operating results of ongoing business operations, and because the Company’s management also believes that Adjusted EBITDA could be useful in evaluating the business, potential operating performance and cash flow of the Company. The Company’s management included forecasts of unlevered free cash flow in the Company Forecasts because the Company’s management believes that unlevered free cash flow could be useful in evaluating the future cash flows generated by the Company without including in such calculation any debt servicing costs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in this proxy statement may not be comparable to similarly titled amounts used by the Company, Abbott or other companies. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures. All of the financial forecasts summarized in this section were prepared by and are the responsibility of the Company’s management. The prospective financial information contained in these financial forecasts was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion on, given any other form of assurance with respect to or assumes any responsibility for the prospective financial information.

By including in this proxy statement the Financial Forecasts below, neither the Company nor Abbott nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Financial Forecasts. Further, the inclusion of the Financial Forecasts in this proxy statement does not constitute an admission or representation by the Company that this information is material. The Financial Forecasts summarized in this section reflected the estimates and judgments available to the Company’s management at the time they were prepared and have not been updated to reflect any changes since the dates the financial forecasts were prepared. Neither the Company, Abbott nor, after completion of the merger, the surviving corporation undertakes any obligation, except as required by law, to update or otherwise revise the Financial Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The summary of the Financial Forecasts is not included in this proxy statement to induce any stockholder to vote in favor of the adoption of the merger agreement or any other proposals to be voted on at the special meeting, but because the Transaction Forecasts (as defined below) were made available to the Board, the Company’s financial advisor and certain parties potentially interested in a transaction with the Company, including Abbott, and the Company Forecasts (as defined below) were made available to the Board and the Company’s financial advisor.

The Company Forecasts

The Board and the Company’s financial advisor were provided with three sets of non-public, unaudited financial forecasts prepared by the Company’s management with respect to the Company’s business, as a stand-alone company, for the years ended December 31, 2016, 2017 and 2018, which are referred to as (i) the “Base Case Financial Forecasts”, (ii) the “Conservative Case Financial Forecasts” and (iii) the “Upside Case Financial Forecasts”. In addition, forecasts for unlevered free cash flow for the years ended December 31, 2019 through 2025 (the “Forecast Extrapolations”) were extrapolated from the Base Case Financial Forecasts for the year ended December 31, 2018 at the request of the Company’s financial advisor in order to provide a basis for longer term discounted cash flow analysis. The extrapolations for these fiscal years were made available to the Board and the Company’s financial advisor. The Base Case Financial Forecasts, the Conservative Case Financial Forecasts, the Upside Case Financial Forecasts and the Forecast Extrapolations are collectively referred to as the “Company Forecasts”, and the Transaction Forecasts and the Company Forecasts are collectively referred to as the “Financial Forecasts”.

The Base Case Financial Forecasts were prepared by the Company’s management in good faith based on the Company’s management’s reasonable best estimates and assumptions with respect to the Company’s future financial performance at the time such forecasts were prepared and speak only as of that time.

The Conservative Case Financial Forecasts were prepared by the Company’s management based on the Base Case Financial Forecasts, modified to reflect more conservative assumptions regarding the Company’s future financial performance, including lower revenue growth in all periods and decreased cost savings from efficiency initiatives.

The Upside Case Financial Forecasts were prepared by the Company’s management based on the Base Case Financial Forecasts, modified to reflect more optimistic assumptions regarding the Company’s future financial performance, including higher revenue growth in all periods, increased cost savings from efficiency initiatives, annual improvements in gross margins and a lower global tax rate.

The Forecast Extrapolations were extrapolated from the Base Case Financial Forecasts for the year ended December 31, 2018 based on the Company’s management’s reasonable best estimates and assumptions with respect to growth rates for the years ended December 31, 2019 through 2025.

The following table sets forth a summary of each of the Base Case Financial Forecasts, the Conservative Case Financial Forecasts and the Upside Case Financial Forecasts:

	Fiscal Year ending December 31,
	2016E	2017E	2018E
	(Dollars in millions)
Conservative Case
Revenue	$2,589	$2,690	$2,804
Adjusted EBITDA(1)	$580	$634	$708
Unlevered Free Cash Flow(2)	$283	$300	$327
Base Case
Revenue	$2,606	$2,759	$2,948
Adjusted EBITDA(1)	$588	$660	$762
Unlevered Free Cash Flow(2)	$289	$319	$367
Upside Case
Revenue	$2,626	$2,799	$3,031
Adjusted EBITDA(1)	$600	$674	$801
Unlevered Free Cash Flow(2)	$297	$333	$404

(1)	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the Company Forecasts, Adjusted EBITDA, as presented above, is defined as operating income (loss), plus depreciation and amortization, plus restructuring charges, plus equity earnings (losses) and plus other income (loss).

(2)	Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. For purposes of the Company Forecasts, unlevered free cash flow, as presented above, is defined as Adjusted EBITDA less income tax expense, less restructuring charges, less (increase) decrease in net working capital and less capital expenditures.

The following table sets forth a summary of the Forecast Extrapolations:

	Fiscal Year ending December 31,
	2019E	2020E	2021E	2022E	2023E	2024E	2025E
	(Dollars in millions)
Forecast Extrapolations
Unlevered Free Cash Flow(1)	$422	$460	$492	$522	$550	$574	$596

(1)	Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Unlevered free cash flow, as presented above, is defined as Adjusted EBITDA (as defined above) less income tax expense, less restricting charges, less (increase) decrease in net working capital and less capital expenditures.

Reconciliations of non-GAAP financial measures used in the Company Forecasts to the most directly comparable GAAP measures are provided below. However, the Company is unable to provide reconciliations of unlevered free cash flow financial measures used in the Forecast Extrapolations because the Forecast Extrapolations were prepared solely to provide a basis for longer term discounted cash flow analysis and do not include all amounts that are necessary for such reconciliations.

	Fiscal Year ending December 31,
	2016E	2017E	2018E
	(Dollars in millions)
Conservative Case
Operating Income	$203	$261	$333
Depreciation	$117	$119	$122
Amortization	$205	$205	$205
Restructuring charges	$35	$35	$35
Equity earnings	$17	$15	$17
Other income (loss)	$3	$(1)	$(4)

Adjusted EBITDA	$580	$634	$708

Income tax expense	$(118)	$(133)	$(149)
Restructuring charges	$(35)	$(35)	$(35)
(Increase) in net working capital	$(26)	$(45)	$(69)
Capital expenditures	$(118)	$(122)	$(127)

Unlevered Free Cash Flow	$283	$300	$327

Base Case
Operating Income	$211	$275	$375
Depreciation	$117	$121	$125
Amortization	$205	$205	$205
Restructuring charges	$35	$35	$35
Equity earnings	$17	$15	$17
Other income (loss)	$3	$9	$6

Adjusted EBITDA	$588	$660	$762

Income tax expense	$(121)	$(140)	$(164)
Restructuring charges	$(35)	$(35)	$(35)
(Increase) in net working capital	$(26)	$(45)	$(69)
Capital expenditures	$(118)	$(122)	$(127)

Unlevered Free Cash Flow	$289	$319	$367

Upside Case
Operating Income	$224	$297	$421
Depreciation	$117	$122	$126
Amortization	$205	$205	$205
Restructuring charges	$35	$35	$35
Equity earnings	$17	$15	$17
Other income (loss)	$2	$0	$(3)

Adjusted EBITDA	$600	$674	$801

Income tax expense	$(124)	$(139)	$(165)
Restructuring charges	$(35)	$(35)	$(35)
(Increase) in net working capital	$(26)	$(45)	$(69)
Capital expenditures	$(118)	$(122)	$(127)

Unlevered Free Cash Flow	$297	$333	$404

The Transaction Forecasts

The Board, the Company’s financial advisor and Abbott were provided with the following non-public, unaudited financial forecasts prepared by the Company’s management with respect to the Company’s business, as a stand-alone company, for the years ended December 31, 2015, 2016, 2017 and 2018, which are referred to as the “Transaction Forecasts”.

The Transaction Forecasts were prepared in December 2015 by the Company’s management for use by prospective bidders in connection with a potential transaction based on the Base Case Financial Forecasts, but modified to reflect more optimistic, but still realistic, assumptions regarding revenue contingencies in 2017 and 2018, related cost contingencies and a lower projected tax rate.

The following table sets forth a summary of the Transaction Forecasts based on the foregoing assumptions:

	Fiscal Year ending December 31,
	2015E	2016E	2017E	2018E
	(Dollars in millions)
Transaction Forecasts
Revenue	$2,502	$2,606	$2,789	$3,068
Adjusted EBITDA(1)	$583	$646	$735	$904

(1)	Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Solely for purposes of the Transaction Forecasts, Adjusted EBITDA, as presented above, is defined as operating income (loss), plus depreciation and amortization, plus restructuring charges, plus non-cash stock-based compensation expense, plus impairment and gain (loss) on dispositions, net, plus adjustments related to acquired software license contracts, plus equity earnings (losses), plus other income (loss), less non-cash fair value adjustments to acquisition-related contingent consideration. This definition differs from the definition of Adjusted EBITDA included in the Company Forecasts because it includes an adjustment for non-cash stock-based compensation expense.

Reconciliations of non-GAAP financial measures used in the Transaction Forecasts to the most directly comparable GAAP measures are provided below:

	Fiscal Year ending December 31,
	2015E	2016E	2017E	2018E
	(Dollars in millions)
Operating Income	$199	$227	$308	$464
Depreciation	$99	$117	$121	$127
Amortization	$214	$205	$205	$205
Restructuring charges	$11	$35	$35	$35
Non-cash stock-based compensation expense	$26	$40	$45	$51
Impairment and gain (loss) on dispositions, net	$57	—	—	—
Adjustments related to acquired software license contracts	$1	—	—	—
Equity earnings	$14	$17	$15	$17
Other income	$13	$4	$5	$6
Non-cash fair value adjustments to acquisition-related contingent consideration	$52	—	—	—

Adjusted EBITDA	$583	$646	$735	$904

Certain Effects of the Merger

If the proposal to adopt the merger agreement receives the affirmative vote of stockholders holding at least a majority of the issued and outstanding shares of Company common stock and the other conditions to the closing of the merger are either satisfied or (if permissible under applicable law) waived, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a subsidiary of Abbott.

Following the merger, all of the Company common stock will be beneficially owned by Abbott, and none of the current holders of Company common stock will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Abbott after the consummation of the merger (except to the extent such holder also holds shares of convertible preferred stock, which, to the extent it remains issued and outstanding immediately prior to the effective time of the merger will remain issued and outstanding following the effective time of the merger as shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the surviving corporation, with the exception of shares of convertible preferred stock for which appraisal rights are properly exercise in accordance with Section 262 of the DGCL). As a result, the current holders of Company common stock will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company common stock. Following the merger, Abbott will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger, other than shares of Company common stock owned by the Company as treasury stock, or owned by Abbott or Merger Sub and other than shares of Company common stock owned by wholly owned subsidiaries of the Company or Abbott (other than Merger Sub) that Abbott has elected to be canceled and other than shares of Company common stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL, will be converted into the right to receive $56.00 in cash, without interest and less any applicable withholding taxes.

Please see the sections of this proxy statement entitled “The Merger Agreement—Consideration to be Received in the Merger” and “The Merger Agreement—Cancellation of Shares” beginning on page 66.

For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the section below entitled “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 53 and the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity and Equity-Based Awards” beginning on page 66.

The Company common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “ALR”. Following the consummation of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of shares of Company common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock. Termination of registration of the Company common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC.

Effects on the Company if the Merger Is Not Completed

In the event that the proposal to adopt the merger agreement does not receive the required approval from the holders of Company common stock, or if the merger is not completed for any other reason, the holders of Company common stock will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on the NYSE, the Company common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of the Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company common stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of the Company’s stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement—Termination” beginning on page 79.

Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Abbott a termination fee. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee” beginning on page 79.

Financing of the Merger

The merger agreement does not contain any financing-related closing condition and Abbott has represented that it will have sufficient funds at closing to fund the payment of the merger consideration and any other payments required in connection with consummation of the merger. Abbott has informed the Company that it expects that funds needed by Abbott and Merger Sub in connection with the merger will be derived from (i) the proceeds from the sale of debt securities; (ii) borrowings under Abbott’s existing or, if any, new loan agreements; (iii) cash on hand; or (iv) any combination of the foregoing. Abbott has obtained a commitment letter for a 364-day senior unsecured bridge term loan facility for an amount not to exceed $9 billion to provide back-up financing in conjunction with the merger.

Treatment of Convertible Preferred Stock

Holders of convertible preferred stock are not entitled to vote on the proposal to adopt the merger agreement, the nonbinding compensation proposal or the adjournment proposal. Each share of convertible preferred stock issued and outstanding immediately prior to the effective time of the merger (other than shares of convertible preferred stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL) will remain issued and outstanding following the effective time of the merger as one share of Series B Convertible Preferred Stock, par value $0.001 per share, of the surviving corporation. The Certificate of Designations governing the terms of the convertible preferred stock will not be altered as a result of the merger. For information regarding the effects of the merger on the holders of convertible preferred stock, please see the document titled “Questions and Answers about Alere’s Series B Preferred Stock” filed by the Company with the SEC on Schedule 14A on February 12, 2016.

Interests of the Company’s Directors and Executive Officers in the Merger

Details of the beneficial ownership of the Company’s directors and executive officers of Company common stock and convertible preferred stock are set out in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 81. In addition to their interests in the merger as stockholders, the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. In considering the proposals to be voted on at the special meeting, you should be aware of these interests. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company and its stockholders, and in recommending that the holders of Company common stock vote for the adoption of the merger agreement. These interests include:

•

each Company stock option and Company RSU, whether vested or unvested, will be cashed out upon the effective time of the merger in accordance with the terms of the merger agreement (as described below in “The Merger Agreement—Treatment of Equity and Equity-Based Awards”);

•

each of the Company’s executive officers is party to a change of control agreement with Company that provides severance and other benefits (including, except in the case of Mr. Wygant, a golden parachute excise tax gross-up) in the case of a qualifying termination of employment in connection with or following a change of control, which will include completion of the merger;

•

employees of the Company (including the executive officers) are eligible to receive retention awards (as of the date of this proxy statement, no determinations have been made as to whether any executive officer will receive an award or the amounts of any such potential awards to any such individual, although the parties have agreed that the aggregate amount of retention awards will not exceed $25 million); and

•

the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement. Please see the section below entitled “—Director and Officer Indemnification” beginning on page 59 and the section of this proxy statement entitled “The Merger Agreement—Indemnification” beginning on page 76.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	the relevant price per share of Company common stock is $56.00, which equals the merger consideration;

•

the effective time of the merger is December 31, 2016, which is the assumed date of the closing of the merger (the “assumed merger closing date”) solely for purposes of this transaction-related compensation disclosure;

•

each executive officer is terminated without “cause” or resigns for “good reason” (as applicable, and as such terms are defined in the relevant plans and agreements), in each case, immediately following the effective time of the merger;

•

quantification of outstanding equity awards is calculated based on the outstanding equity awards held by each director or executive officer as of September 1, 2016, the latest practicable date before the filing of this proxy statement;

•	all Company stock options held by each executive officer as of September 1, 2016 remain unexercised as of the effective time of the merger; and

•	the amounts set forth in the tables below regarding named executive officer compensation are based on compensation levels as of September 1, 2016.

The Company’s executive officers for purposes of the discussion below are: Namal Nawana, Chief Executive Officer and President; James Hinrichs, Chief Financial Officer and Executive Vice President; John Bridgen, Ph.D., Senior Vice President, Business Development; Ellen Chiniara, Senior Vice President, General Counsel, Chief Ethics and Compliance Officer and Secretary; Daniella Cramp, Global President, Cardiometabolic; Mark Gladwell, Senior Vice President, Global Operations; Melissa Guerdan, Senior Vice President, Global Quality and Regulatory Assurance; Robert Hargadon, Senior Vice President, Global Human Resources; Sanjay Malkani, Global President, Toxicology; Avi Pelossof, Global President, Infectious Disease; Renuka Uppaluri, Ph.D., Senior Vice President, Global Research and Development and Jonathan Wygant, Chief Accounting Officer, Controller and Vice President of Finance.

David Teitel, who served as the Company’s Chief Financial Officer until April 2015 and thereafter as Senior Vice President until his termination of employment as of September 30, 2015, and Carla Flakne, who served as the Company’s Vice President, Chief Accounting Officer until March 2016 and thereafter as Senior Vice President until her termination of employment as of August 31, 2016, have been omitted from the discussion and tables below, since he or she is not expected to receive any severance or enhanced benefits in connection with the merger.

Treatment of Equity and Equity-Based Awards

For information regarding beneficial ownership of Company common stock and convertible preferred stock, other than the equity and equity-based awards described below, by each of the Company’s directors and named executive officers and beneficial ownership of Company common stock by all of such directors and executive officers as a group, please see the section titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 81. Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company common stock he or she holds, the same merger consideration in cash in the same manner as other holders of Company common stock.

Treatment of Company Stock Options—Non-Employee Directors

The merger agreement provides that at the effective time of the merger, each unexercised Company stock option, whether vested or unvested, will be converted into the right to receive the excess (if any) of the merger consideration over the exercise price per share of such Company stock option, except that each Company stock option that has an exercise price per share that is greater than or equal to the merger consideration will be canceled for no consideration. The Company’s directors and executive officers hold Company stock options. Proceeds received with respect to the Company stock options in connection with the transaction will be reduced by all required withholding taxes.

The table below shows the number of outstanding Company stock options held by the Company’s non-employee directors as of September 1, 2016, and the cash consideration each of them can expect to receive for such Company stock options as of promptly following the effective time of the merger, assuming continued service through the assumed merger closing date. Any Company stock options that are expected to vest in the ordinary course in accordance with their terms between September 1, 2016 and the assumed merger closing date are reflected as vested in the table below.

Cash Payments to Non-Employee Directors in respect of Vested and Unvested Company Stock Options

Name	No. of Vested Company Stock Options	Consideration ($)(1)	No. of Unvested Company Stock Options	Consideration ($)(1)	Total ($)(1)
Directors
Carol R. Goldberg	91,553	1,814,797	—	—	1,814,797
John F. Levy	132,280	2,553,398	—	—	2,553,398
John A. Quelch, D.B.A.	121,814	2,346,559	—	—	2,346,559
James Roosevelt, Jr.	98,841	2,496,741	—	—	2,496,741
Håkan Björklund, Ph.D.	53,756	1,197,146	—	—	1,197,146
Geoffrey S. Ginsburg, M.D., Ph.D.	10,443	42,085	—	—	42,085
Brian A. Markison	53,756	1,197,146	—	—	1,197,146
Thomas F. McKillop, Ph.D.	53,756	1,197,146	—	—	1,197,146
Gregg Powers	39,820	886,791	—	—	886,791

(1)	The value of Company stock options shown in the table is based on the merger consideration of $56.00 per share. Accordingly, each outstanding Company stock option that has an exercise price that is greater than or equal to the merger consideration does not have any value for purposes of this table.

Treatment of Company Stock Options—Executive Officers

The table below shows the number of outstanding vested and unvested Company stock options held by the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, as determined for purposes of its most recent annual report on Form 10-K, which we refer to as “named executive officers”, as well as the Company stock options held by other executive officers of the Company as a group, as of September 1, 2016 and the cash consideration they can expect to receive for such awards promptly following the effective time of the merger, assuming continued employment through the assumed merger closing date. Any Company stock options that are expected to vest in the ordinary course in accordance with their terms between September 1, 2016 and the assumed merger closing date are reflected as vested in the table below:

Cash Payments to Executive Officers in respect of Vested and Unvested Company Stock Options

Name	No. of Vested Company Stock Options	Consideration ($)(1)	No. of Unvested Company Stock Options	Consideration ($)(1)	Total ($)(1)
Named Executive Officers
Namal Nawana	342,307	9,615,998	280,770	3,345,696	12,961,695
James Hinrichs	89,530	600,296	268,588	1,800,870	2,401,165
Renuka Uppaluri	18,750	197,438	56,250	592,313	789,750
Daniella Cramp	207,459	5,205,563	46,250	656,425	5,861,988
Sanjay Malkani	129,011	3,028,884	45,437	640,767	3,669,651
Other Executive Officers as a group	410,967	8,469,748	199,760	2,622,421	11,092,169

(1)	The value of Company stock options shown in the table is based on the merger consideration of $56.00 per share. Accordingly, each outstanding Company stock option that has an exercise price that is greater than or equal to the merger consideration does not have any value for purposes of this table.

Treatment of Company RSUs

The merger agreement provides that upon the effective time of the merger, each Company RSU outstanding immediately prior to the effective time of the merger will be converted into the right to receive an amount in cash equal to the merger consideration. Any proceeds received with respect to the RSUs in connection with the transaction will be reduced by all required withholding taxes. The table below shows the number of Company RSUs held by the Company’s named executive officers and other executive officers as a group as of September 1, 2016 and the consideration, in cash, they can expect to receive for such awards, assuming continued employment through the assumed merger closing date. Any Company RSUs that are expected to vest in the ordinary course in accordance with their terms between September 1, 2016 and the assumed merger closing date are not included in the number of Company RSUs reflected in the table below:

Cash Payments to Executive Officers in respect of Company RSUs

Name	No. of Company RSUs(1)	Consideration ($)(2)
Named Executive Officers
Namal Nawana	258,229	14,460,824
James Hinrichs	74,859	4,192,104
Renuka Uppaluri	37,821	2,117,976
Daniella Cramp	35,873	2,008,888
Sanjay Malkani	35,873	2,008,888
Other Executive Officers as a group	199,414	11,727,184

(1)	Depending on when the effective time of the merger occurs, certain Company RSUs shown as unvested in the table may become vested in accordance with their terms.

(2)	The value of Company RSUs shown in the table is based on the merger consideration of $56.00 per share.

Severance Entitlements

Each of the Company’s executive officers is a party to an individual change in control severance agreement, each of which we refer to as a “change in control agreement”, that provides for severance payments and other benefits in the event of a “qualifying termination” (defined below) in connection with a change in control of the Company. The merger will constitute a change of control of the Company for purposes of the change in control agreements. In the event of a qualifying termination, an executive officer will be entitled to receive:

•

an amount equal to 18 months of the executive officer’s annual base salary at the highest rate in effect at any time during the 12 months immediately preceding the time of such qualifying termination, payable in equal installments over the 18 month period following the date of the qualifying termination;

•

if not already paid, an amount equal to any cash component of any award granted under any Company executive incentive plan prior to the qualifying termination, payable promptly following the date of the qualifying termination (which will be equal to the target annual bonus for the year of such termination);

•	an amount equal to the full monthly COBRA premium minus the active employee cost of coverage, payable in monthly installments for a period of 18 months after the date of the qualifying termination;

•	accelerated vesting of all outstanding unvested equity awards held by the executive officer;

•	a release from any non-competition agreement such executive officer may have in effect with the Company; and

•	outplacement support services for three months following the date of the qualifying termination.

The change in control agreements, except for Mr. Wygant’s agreement, provide for an excise-tax gross-up payment in the event the severance benefits payable under the change in control agreements, combined with any other payments and benefits such executive may become entitled to receive in the event of a change in control or qualifying termination following a change in control, cause such executive officer to be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. In light of significant retention concerns at the time the change in control agreements were executed, the Compensation Committee of the Company’s Board (which we refer to as the “Compensation Committee”) determined that such tax gross-up payments were necessary and advisable and in the best interest of stockholders. The Compensation Committee believes that these agreements played a significant role in retaining and attracting the Company’s talented management team.

Receipt of the above-described payments and benefits is conditioned upon the applicable executive officer executing, and not revoking, a release of claims in favor of the Company.

Assuming each of the executive officers experiences a qualifying termination as of the assumed merger closing date, which for purposes of this disclosure is assumed to be December 31, 2016, the estimated aggregate cash severance that such executive officers would be entitled to receive is reflected in the table below.

Name	Cash Severance ($)
Named Executive Officers
Namal Nawana	2,690,625
James Hinrichs	1,399,125
Renuka Uppaluri	861,000
Daniella Cramp	1,183,875
Sanjay Malkani	1,399,125
Other Executive Officers as a group	6,307,630

For purposes of the change in control agreements, a “qualifying termination” generally means, during the period beginning on a change of control and ending 12 months after the change of control: (a) the termination of the executive officer’s employment by the Company without “cause”; or (b) resignation by the executive officer for any of the following reasons: (1) a material reduction of the executive officer’s (A) base compensation or (B) authority, duties or responsibilities; (2) the Company’s requiring the executive officer to change geographic location at which the executive officer must provide services, such that the executive officer would be required to commute an additional 50 miles; and (3) any other action or inaction that constitutes a material breach of the change in control agreement by the Company, provided that the breach is not cured within 30 days of notice of such breach.

For purposes of the change in control agreements, “cause” generally means: (a) conviction of, or plea of guilty or nolo contendere to, any felony or a crime involving fraud, embezzlement or conversion of property or a crime involving the acquisition, use or expenditure of government funds relating to the business of the Company; (b) a finding by the majority of the Board of the executive officer’s fraud, embezzlement or conversion of the Company’s property; (c) an administrative or judicial determination that the executive officer committed fraud or any other violation of law involving government funds relating to the business of the Company; (d) a finding by two-thirds of the Board of the executive officer’s knowing breach of fiduciary duties or making of an intentional misrepresentation or omission, which breach, omission or misrepresentation would reasonably be expected to have a material adverse effect on the Company; (e) material and knowing failure to comply with the law applicable to the business of the Company, which would reasonably be expected to have a material adverse effect on the Company; or (f) willful gross misconduct in the performance of any executive officer’s duties that results in significant harm to the Company.

New Management Arrangements

As of the date of this proxy statement, neither the Company nor Abbott has entered into or amended any employment agreements with the Company’s executive officers solely in connection with the merger.

Continuing Employee Benefits

The merger agreement provides that from the effective time of the merger until December 31, 2017, Abbott will (or will cause the surviving corporation to) provide (a) base salary and annual cash bonus opportunities to each person who is an employee of the Company or any of its subsidiaries as of immediately prior to the effective time of the merger, which we refer to as a “continuing employee”, that are no less favorable, in each case, than those in effect for such continuing employee immediately prior to the effective time of the merger, (b) severance benefits to each continuing employee that are no less favorable than those that would have been provided under the Company’s severance benefits plans or policies in effect as of January 30, 2016, (c) employee benefit plans and arrangements (other than base salary, annual bonus and long term-incentive opportunities, severance benefits and employee stock purchase plan benefits) to continuing employees that are substantially comparable in the aggregate to those provided to continuing employees immediately prior to the effective time of the merger. In addition, Abbott will (or will cause the surviving corporation to) provide a 2017 long-term incentive award to each continuing employee employed by Abbott or its subsidiaries at the time such awards are made generally that is no less favorable than the greater of (i) the long-term incentive award made to similarly situated Abbott employees generally or (ii) the ordinary course award made by the Company to such employee for 2016, as adjusted in a manner consistent with Abbott’s long term plan for performance. With respect to all employee benefit plans of the surviving corporation and its subsidiaries, each continuing employee’s service with the Company or its subsidiaries will be treated as service with the surviving corporation or any of its subsidiaries; provided, however, that such service need not be recognized (i) to the extent that recognition would result in duplication of benefits for the same period of service, (ii) for any purpose under any defined benefit retirement plan, retiree welfare plan, equity-based incentive plan or long-term incentive plan, (iii) to the extent not recognized by the Company for similar purposes, or (iv) for purposes of any plan, program or arrangement (x) under which similarly situated employees of Abbott and its subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation.

The foregoing summary is qualified in its entirety by reference to the merger agreement, which is filed as Annex A hereto and is incorporated herein by reference.

Director and Officer Indemnification

Pursuant to the terms of the merger agreement, members of the Board and executive officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement—Indemnification” beginning on page 76.

Further Actions

Abbott and the Company have agreed that the Company may grant cash retention bonuses, not to exceed $25 million in the aggregate, to the Company’s employees, including the Company’s executive officers. As of the date of this proxy statement, no determinations have been made as to whether any executive officer will receive an award, the payment and other terms of any such potential awards or the amounts of any such potential awards to any executive officer.

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of the Company’s named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger and that will or may become payable to the named executive officer either immediately at the effective time (i.e., on a “single-trigger” basis) or on a qualifying termination of employment following, or prior to and in connection with, the merger (i.e., on a “double-trigger” basis). The holders of Company common stock are being asked to approve, on a non-binding, advisory basis, such compensation for these named executive officers. Because the vote to approve such compensation is advisory only, it will not be binding on either the Company or Abbott. Accordingly, if the proposal to adopt the merger agreement is approved by the holders of Company common stock and the merger is completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table below and above under “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The potential payments in the table below are based on the following assumptions:

•	the relevant price per share of Company common stock is $56.00, which equals the merger consideration;

•	the effective time of the merger is December 31, 2016, which is the assumed date of the effectiveness of the merger solely for purposes of this golden parachute compensation disclosure;

•

the named executive officers of the Company are terminated without “cause” or resign for “good reason”, in each case immediately following the assumed effective time of the merger on December 31, 2016;

•

quantification of outstanding equity awards is calculated based on the outstanding equity awards held by each named executive officer as of September 1, 2016, the latest practicable date before the filing of this proxy statement;

•	all Company stock options held by each named executive officer as of September 1, 2016 remain unexercised as of the effective time of the merger; and

•	the amounts set forth in the tables below regarding named executive officer compensation are based on compensation levels as of September 1, 2016.

The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

The following table, footnotes and discussion describe single- and double-trigger benefits for the named executive officers.

Potential Payments to Named Executive Officers

Name	Cash Severance ($)(1)	Equity ($)(2)	Tax Gross-Up ($)(3)	Perquisites / Benefits ($)(4)	Other ($)(5)	Total ($)
Named Executive Officers
Namal Nawana	2,690,625	17,806,520	—	36,000	8,500	20,541,645
James Hinrichs	1,399,125	5,992,974	1,269,970	36,000	8,500	8,706,569
Renuka Uppaluri	861,000	2,710,289	—	36,000	8,500	3,615,789
Daniella Cramp	1,183,875	2,665,313	1,045,317	36,000	8,500	4,939,005
Sanjay Malkani	1,399,125	2,649,655	—	36,000	8,500	4,093,280

(1)	These amounts represent 18 months of the named executive officer’s current annual base salary. Additionally, these amounts include the current target bonus for each named executive officer. These payments are “double-trigger”, as they will only be payable in the event of a “qualifying termination” during the period beginning on the effective time of the merger and ending 12 months after such date. The annual base salary payments are payable over 18 months following such “qualifying termination” and the target annual bonus will be payable in a lump sum promptly following such qualifying termination. These payments are based on the compensation and benefit levels in effect as of September 1, 2016, therefore, if actual compensation and benefit levels are different, actual payments may be greater than those provided for above. The amounts of the contractual severance components described above are set forth in the following table:

Name	Salary Component ($)	Cash Bonus Compensation Component ($)	Total ($)
Named Executive Officers
Namal Nawana	1,614,375	1,076,250	2,690,625
James Hinrichs	999,375	399,750	1,399,125
Renuka Uppaluri	615,000	246,000	861,000
Daniella Cramp	845,625	338,250	1,183,875
Sanjay Malkani	999,375	399,750	1,399,125

(2)	These amounts represent the aggregate amount payable pursuant to the merger agreement to each named executive officer in respect of unvested Company stock options and Company RSUs held as of September 1, 2016. Unvested Company stock options are valued based on the difference between the per share exercise price of such Company stock options and the merger consideration of $56.00. Company RSUs are valued based on the merger consideration of $56.00 per share. These payments are “single-trigger”, and they will be payable in a lump-sum cash payment following the effective time of the merger. Notwithstanding the foregoing, but for the cancelation and settlement of the equity awards pursuant to the terms of the merger agreement, certain payment included in the table above would be “double trigger”.

(3)

The amounts in this column reflect the excise tax gross-up payment that each of the named executive officers would be entitled to receive for any excise tax imposed on the executive officers under Section 4999 of the Code in connection with the double-trigger payments under their change in control severance agreements, when combined with any other single- or double-trigger payments and benefits that the executive officers received in connection with the merger (including, for example, accelerated vesting of equity awards and the termination-related payments and benefits described above). These payments are “double-trigger”, as they will only be payable in the event of a “qualifying termination”. For a description of the tax reimbursements, please see the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger—Severance Entitlements”. The named executive officers are also eligible to receive certain retention and other awards as more fully described in the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger—Further Actions”.

(4)	These amounts represent the estimated cost of 18 months of COBRA reimbursements paid by the Company in the event of a qualifying termination of employment minus the active employee monthly cost of medical coverage. These benefits are “double-trigger”, as they will only be payable in the event of a “qualifying termination”. Such premium reimbursements will be terminated upon termination of COBRA coverage for the named executive officer.

(5)	These amounts represent the estimated cost of Company-paid outplacement support services for three months. These benefits are “double-trigger”, as they will only be payable in the event of a “qualifying termination”.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of Company stock options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company’s stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in the Company common stock, and the non-U.S. holder owned

(directly, indirectly or constructively) more than 5% of the outstanding Company common stock at any time during the applicable period, in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as described in the first bullet point above, except that the branch profits tax will not apply. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes during the applicable five-year period.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Dividends

The Company has never declared or paid any cash dividends on shares of Company common stock. Under the terms of the merger agreement, the Company is prohibited from declaring, setting a record date for, setting aside for payment or paying any dividends on, or making any other distributions in respect of, its capital stock, other than regular quarterly dividends payable to holders of the convertible preferred stock in accordance with the Certificate of Designations.

Regulatory Approvals Required for the Merger

Under the HSR Act, and the related rules and regulations issued by the Federal Trade Commission (the “FTC”), certain transactions, including the merger, may not be consummated until notification and report forms have been filed by each of the Company and Abbott with the FTC and the Antitrust Division of the Department of Justice (the “DOJ”) and the applicable waiting periods have expired or terminated. The Company and Abbott filed their respective notification and report forms under the HSR Act with the DOJ and the FTC on February 29, 2016. Prior to the expiration of the initial 30-day waiting period, Abbott withdrew its initial notification and report form in order to provide the DOJ and the FTC additional time to review the filings. On March 31, 2016, Abbott refiled its notification and report form, which initiated a new 30-day waiting period that ended on May 2, 2016. On May 2, 2016, Abbott and the Company received a request for additional information (a “second request”) under the HSR Act from the FTC relating to the merger. The effect of the second request is to extend the waiting period imposed by the HSR Act until 30 days after Abbott and the Company have substantially complied with the second request, unless the period is extended voluntarily by the parties or terminated sooner by the FTC. In addition, Abbott has agreed voluntarily to provide the FTC at least 60 days advance notice before certifying substantial compliance with the second request and to extend the waiting period imposed by the HSR Act until 60 days after Abbott and the Company have substantially complied with the second request, unless the period is further extended voluntarily by the parties or terminated sooner by the FTC. The parties are working to provide the FTC with information in response to the second request and continue to work cooperatively with the FTC in connection with this review. However, Abbott has informed the Company that, at this time, Abbott does not intend to substantially comply with the second request as promptly as reasonably practicable, and is instead engaging in discussions with the FTC in an effort to seek early termination of the waiting period imposed by the HSR Act without substantially complying with the second request. As fully described above in the section entitled “—Background of the Merger,” the Company has filed a complaint against Abbott in Delaware Chancery Court, which seeks to compel Abbott to fulfill its obligations under the terms of the merger agreement to take all actions necessary to promptly obtain all required antitrust approvals, including substantially complying with the second request as promptly as reasonably practicable.

Under the non-U.S. antitrust laws, certain transactions, including the merger, may not be consummated until the appropriate governmental approvals and applicable waiting periods have expired or terminated.

On April 15, 2016, Abbott, with the assistance of the Company, submitted a draft of the notification to the European Commission of the merger. On April 26, 2016 and June 27, 2016, Abbott received requests for additional information from the European Commission. The parties are working to provide the European Commission with information in response to these requests and continue to work cooperatively with the European Commission in connection with this review. Once the notification is approved and formally accepted by the European Commission, the European Commission has 25 business days from the day following the date of such notification, which period may be extended to 35 business days after the date of notification under certain circumstances, in which to consider whether the merger would significantly impede effective competition in the common market (as prescribed by European Union regulations) or a substantial part of it, in particular as a result of the creation or strengthening of a dominant position. By the end of that period, the European Commission must issue a decision either clearing the merger, which may be conditional upon satisfaction of commitments, or open an in-depth “Phase II” investigation. A Phase II investigation may last a maximum of an additional 125 business days.

On April 15, 2016, Abbott, with the assistance of the Company, submitted a draft notification to the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) of the merger. After reviewing the notification, MOFCOM formally accepted the filing as complete on June 2, 2016, commencing Phase I of the review process. Prior to the expiration of the initial 30-day Phase I waiting period, on June 29, 2016, MOFCOM notified Abbott that MOFCOM would be initiating a Phase II review. A Phase II review may last a maximum of an additional 90 days, unless the period is extended voluntarily by the parties.

On May 24, 2016, the Company and Abbott filed their respective notifications to the Canadian Competition Bureau (the “Bureau”) relating to the merger. On June 23, 2016, Abbott and the Company received a request for additional information (a “supplemental information request”) from the Bureau. The supplemental information request was issued under the Competition Act of Canada (the “Competition Act”). The effect of the supplemental information request is to extend the waiting period imposed by the Competition Act until 30 days after Abbott and the Company have each complied with the supplemental information request, unless the period is extended voluntarily by the parties, terminated sooner by the Bureau or otherwise extended pursuant to local law.

In addition, Abbott and the Company have made further competition and regulatory notifications and/or submissions, and have sought additional approvals pursuant to the antitrust laws of Brazil, Japan, South Africa and South Korea. On July 8, 2016, Abbott voluntarily withdrew its initial notification in South Africa at the request of the South African Competition Commission. As a result, a new waiting period in South Africa will be initiated when Abbott refiles its notification.

At any time before or after the effective time of the merger, the DOJ, the FTC, the U.S. state attorneys general or certain foreign governmental authorities could take action under applicable antitrust laws, including seeking to enjoin the consummation of the merger, conditionally approving the merger upon the divestiture of assets of the Company or Abbott, subjecting the consummation of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Under the merger agreement, the respective obligations of the Company, Abbott and Merger Sub to effect the merger are subject to, among other things, the expiration or early termination of the waiting period (and any extension thereof) applicable to the merger under (i) the HSR Act and (ii) the non-U.S. antitrust laws, and the receipt of governmental approvals under certain antitrust laws. For a description of Abbott’s and the Company’s respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this proxy statement entitled “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations” beginning on page 74.

We currently expect to obtain all antitrust and other regulatory approvals that are required for the consummation of the merger; however, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the shares of Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the section entitled “Where You Can Find Additional Information” beginning on page 93.

The merger agreement has been included for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. The merger agreement is a contractual document that establishes and governs the legal relations between the Company and Abbott, and allocates risks between the parties, with respect to the merger.

The representations and warranties of the Company contained in the merger agreement have been made solely for the benefit of Abbott and Merger Sub, and the representations and warranties of Abbott and Merger Sub have been made solely for the benefit of the Company. In addition, such representations and warranties (a) have been made only for purposes of the merger agreement, (b) have been qualified by certain documents filed with, or furnished to, the SEC by the Company prior to the date of the merger agreement, (c) have been qualified by confidential disclosures made to Abbott and Merger Sub in connection with the merger agreement, (d) are subject to materiality qualifications contained in the merger agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement and (f) have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Abbott and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the merger agreement is included with this proxy statement only to provide investors with information regarding the terms of the merger agreement and not to provide investors with any other factual information regarding the Company or Abbott or their respective subsidiaries or businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterization of the actual state of facts or condition of the Company or Abbott or their respective subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company will provide additional disclosure in its public reports of any material information necessary to provide the holders of Company common stock with a materially complete understanding of the disclosures relating to the merger agreement. The representations and warranties in the merger agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the section entitled “Where You Can Find Additional Information” beginning on page 93.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub, a wholly owned subsidiary of Abbott, will be merged with and into the Company. The separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation. As a result, the Company will become a subsidiary of Abbott. Merger Sub was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

The closing of the merger will take place at 10:00 a.m. (New York City time) on a date to be specified by Abbott and the Company as soon as practicable (and in any event within two business days) following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of all of the conditions described in the section below entitled “—Conditions of the Merger” beginning on page 78 (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to satisfaction of any such condition), unless the Company and Abbott agree to another date or time in writing.

The merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware, or such later time as is specified in the certificate of merger and as is agreed to by the Company, Abbott and Merger Sub, which is referred to as the “effective time” of the merger.

At the effective time of the merger, the certificate of incorporation of Alere in effect immediately prior to the effective time of the merger will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with their terms or by applicable law.

Consideration to be Received in the Merger

The merger agreement provides that, at the effective time of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Company common stock owned by the Company as treasury stock or owned by Abbott or Merger Sub and other than shares of Company common stock owned by wholly owned subsidiaries of the Company or Abbott (other than Merger Sub) that Abbott has elected to be canceled and other than shares of Company common stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL) will be canceled and converted into the right to receive $56.00 in cash, without interest and less any applicable withholding tax. Following the effective time of the merger, each holder of Company common stock will cease to have any rights with respect to such Company common stock, except for the right to receive the merger consideration therefor, without interest.

Each share of convertible preferred stock issued and outstanding immediately prior to the effective time (other than shares of convertible preferred stock owned by stockholders who have properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL) will remain issued and outstanding immediately following the effective time as one share of Series B Convertible Preferred Stock, par value $0.001 per share, of the surviving corporation. The Certificate of Designations will continue to apply to the convertible preferred stock following the merger.

Cancellation of Shares

Each share of Company common stock owned by the Company as treasury stock or owned by Abbott or Merger Sub and other than shares owned by wholly owned subsidiaries of the Company or Abbott (other than Merger Sub) that Abbott has elected to be canceled, will be automatically canceled and extinguished and will not be entitled to any merger consideration.

Treatment of Equity and Equity-Based Awards

At the effective time of the merger, subject to all required withholding taxes:

•

each Company stock option, other than rights under the ESPP, whether vested or unvested, will be converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company common stock underlying such Company stock option and (y) the excess (if any) of the merger consideration over the exercise price per share of such Company stock option, except that each outstanding Company stock option that has an exercise price that is greater than or equal to the merger consideration will be canceled for no consideration; and

•

each Company RSU that is outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive an amount in cash equal to the product of (x) the number of shares of Company common stock subject to such Company RSU and (y) the merger consideration.

In addition, the merger agreement provides that prior to the effective time, the ESPP will continue in effect, but no new offering periods under the ESPP will commence during the period from the date of the merger agreement through the effective time, no person will be permitted to increase his or her payroll elections through the ESPP and no new individuals will be permitted to commence participation in the ESPP.

Payment for Shares

Prior to the effective time of the merger, Abbott will designate a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the merger consideration. At or prior to the effective time of the merger, Abbott will deposit, or will cause to be deposited, with the paying agent funds sufficient to pay the aggregate merger consideration (the “exchange fund”).

Promptly after the effective time of the merger (but no later than three business days after the effective time of the merger), Abbott and the surviving corporation will cause the paying agent to mail to all record holders of certificates or book-entry shares representing Company common stock whose shares were converted into the right to receive the merger consideration, a letter of transmittal and instructions on how to surrender certificates or book-entry shares representing such Company common stock in exchange for the merger consideration. Upon delivery of a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and the surrender of certificates or book-entry shares representing shares of Company common stock, Abbott and the surviving corporation will cause the paying agent to pay the holder of such certificates or book-entry shares, in exchange therefor, cash in an amount equal to the merger consideration multiplied by the number of shares of Company common stock represented by such certificate or book-entry share. At any time following the first anniversary of the closing, the surviving corporation will be entitled to require the paying agent to deliver to it any portion of the exchange fund (including any interest received) which has not been disbursed to holders of certificates or book entry shares, and thereafter such holders will be entitled to look only to Abbott and the surviving corporation for claims with respect to such merger consideration, pursuant to the terms of the merger agreement. Each certificate or book-entry share representing Company common stock that is surrendered will be canceled. You should not send in your Company common stock certificates until you receive a letter of transmittal with instructions from the paying agent. Do not send Company common stock certificates with your proxy card.

The merger consideration paid upon the surrender of certificates representing Company common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the Company common stock previously represented by such certificates. At the effective time of the merger, the share transfer books of the Company will be closed, and there will not be any further registration of transfers of any Company common stock thereafter on the records of the Company.

If, during the period between the date of the merger agreement and the effective time of the merger, any change in the Company common stock shall occur, by reason of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company common stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the merger consideration and any other amounts payable pursuant to the merger agreement, shall be appropriately adjusted so that the aggregate amount payable with respect to all Company common stock shall not be changed.

If your Company common stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the merger consideration by making an affidavit to that effect and, if required by the surviving corporation, posting a bond, in such reasonable amount as Abbott may direct, as indemnity against any claim that may be made against the surviving corporation with respect to your lost, stolen or destroyed Company common stock certificate.

Pursuant to the merger agreement, Abbott, the surviving corporation and the paying agent may deduct and withhold from the merger consideration and any other amounts payable under the merger agreement in connection with the Company stock options and Company RSUs any amounts required to be withheld or deducted under applicable federal, state, local or foreign tax laws with respect to the making of such payments.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by the Company with respect to the Company and its subsidiaries, including representations and warranties relating to:

•	corporate organization, good standing and similar matters;

•	capital structure and equity securities;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement and enforceability of the merger agreement;

•

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

absence of conflicts with, violation or breach of or defaults under the charter documents and certain contracts in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	accuracy and sufficiency of reports and financial statements filed with the SEC;

•	absence of undisclosed liabilities;

•	internal controls over financial reporting;

•	accuracy of the information in this proxy statement;

•	absence of certain changes or events and the conduct of business in the ordinary course of business since September 30, 2015;

•	legal proceedings;

•	compliance with applicable laws (including anti-corruption laws), court orders and certain regulatory matters;

•	tax matters;

•	employee compensation and benefits matters and matters relating to the Employee Retirement Income Securities Act of 1974, as amended;

•	labor matters;

•	environmental matters and compliance with environmental laws;

•	intellectual property;

•	the inapplicability of state takeover statutes and the absence of shareholder rights agreements;

•	real property;

•	material contracts;

•	insurance;

•	healthcare regulatory matters;

•	receipt of opinion from the Company’s financial advisor; and

•	brokers’, finder’s and similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement.

The merger agreement also contains a number of representations and warranties made by Abbott with respect to Abbott and Merger Sub, including representations and warranties relating to:

•	corporate organization, good standing and similar matters;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and enforceability of the merger agreement;

•

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

absence of conflicts with, violation or breach of, defaults under, the charter documents and certain contracts in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	ownership and operations of Merger Sub since its formation;

•	sufficiency of funds to pay the merger consideration;

•	brokers’, finder’s and similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	accuracy of information supplied to the Company for inclusion or incorporation by reference in this proxy statement;

•	legal proceedings; and

•	ownership of Company common stock.

Significant portions of the representations and warranties of the Company are qualified as to “materiality” or “material adverse effect” and significant portions of the representations and warranties of Abbott and Merger Sub are qualified as to “materiality” or “material adverse effect”. Under the merger agreement, a “material adverse effect” with respect to the Company and its subsidiaries means any effect, change, event or occurrence that, individually or in the aggregate (1) would prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the transactions contemplated by the merger agreement or the compliance by the Company with its obligations under the merger agreement or (2) has a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, except that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, constitutes or is taken into account under clause (2) in determining whether a “material adverse effect” has occurred or would reasonably be expected to occur:

•

any effect, change, event or occurrence generally affecting (i) the industry in which the Company and its subsidiaries operate, including changes in the use, adoption or non-adoption of technologies or industry standards, or (ii) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates;* or

•	any effect, change, event or occurrence to the extent arising out of, resulting from or attributable to:

•

changes or prospective changes in law (including changes or prospective changes in generally applicable rules, regulations and administrative policies of the FDA) or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions;*

•

any change proximately caused by the negotiation, execution, announcement or performance of the merger agreement or the consummation of the merger, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of law relating to the merger agreement or the transactions contemplated thereby;

•	acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism;*

•	volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters;*

•

any action taken by the Company or its subsidiaries that is required by the merger agreement or with Abbott’s written consent or at Abbott’s request, or the failure to take any action by the Company or its subsidiaries if that action is prohibited by the merger agreement;

•	any change resulting or arising from the identity of, or any facts or circumstances relating to, Abbott, Merger Sub or any of their respective affiliates;

•	any change or prospective change in the Company’s credit ratings (but not the underlying causes of such change or prospective change);

•	any decline in the market price or change in trading volume, of the capital stock of the Company (but not the underlying causes of such decline or change); or

•

any failure to meet any internal or public projections, forecast, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (but not the underlying causes of such failure);

except, in the case of the four bullets marked with an asterisk above, to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its subsidiaries operate, in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect.

Under the merger agreement, a “material adverse effect” with respect to Abbott or Merger Sub means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by Abbott or Merger Sub of any of the transactions contemplated by the merger agreement on a timely basis or (ii) the compliance by Abbott or Merger Sub with its obligations under the merger agreement.

The representations and warranties of the Company, Abbott and Merger Sub will expire upon the effective time of the merger.

Covenants Regarding Conduct of Business by Alere Pending the Effective Time

Unless Abbott otherwise consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), the Company has agreed that during the period from the date of the merger agreement until the effective time of the merger, the Company and its subsidiaries will use their commercially reasonable efforts to:

•	carry on their business in all material respects in the ordinary course of business;

•	preserve their business organizations (including the service of key employees) substantially intact consistent with past practice; and

•	preserve existing relations with key customers, suppliers and other persons with whom the Company or its subsidiaries have significant business relationships consistent with past practice.

In addition, the merger agreement places specific restrictions on the ability of the Company and its subsidiaries to, unless Abbott otherwise consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), or otherwise required by applicable law or as expressly contemplated, required or permitted by the merger agreement, among other things:

•

issue, sell, encumber or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests or other securities in the Company, except pursuant to outstanding equity awards or the Company’s existing benefit plans or conversion of the convertible preferred stock or the Company’s 3.00% Convertible Senior Subordinated Notes due 2016 (the “2016 convertible notes”), the exercise of the Company’s outstanding warrants and transactions among wholly owned subsidiaries of the Company;

•

redeem, purchase or otherwise acquire any of the Company’s or its subsidiaries’ capital stock or other equity or voting interests or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests or other securities in the Company, except for transactions pursuant to outstanding options or Company RSUs, the retirement and cancelation of the convertible preferred stock in connection with the conversion into shares of Company common stock, the exercise of the Company’s outstanding warrants and transactions among wholly owned subsidiaries of the Company;

•

declare or pay any dividend or other distribution, except for regular quarterly dividends payable to the holders of convertible preferred stock in accordance with the Certificate of Designations and intercompany distributions;

•	split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests or other securities in the Company;

•

except as a result of the transactions contemplated by the merger agreement, take any action that requires an adjustment to, or authorize any adjustment to, the conversion price of the conversion rate of either the 2016 convertible notes or the convertible preferred stock;

•

incur any indebtedness or obligations for borrowed money or guarantee any indebtedness or similar obligation of another person, except for intercompany indebtedness, letters of credit or similar credit support instruments in the ordinary course of business, guarantees by the Company of indebtedness of its subsidiaries and indebtedness incurred under the Company’s senior secured credit facility or existing foreign bank lines of credit in an amount not to exceed $50 million;

•	enter into any swap or hedging transaction or other derivative agreements, except in the ordinary course of business;

•	make any loans, capital contributions or advances to any person other than by the Company to any wholly owned subsidiary of the Company or in the ordinary course of business;

•

sell, lease, license or otherwise transfer any of its properties or assets, except ordinary course dispositions of inventory, dispositions of obsolete, surplus or worn out assets or assets that are no longer useful in the Company’s or any of its subsidiaries’ businesses, intercompany transfers, leases and subleases of real property involving lease payments not exceeding $10 million (over the life of the lease) individually or in the aggregate and following prior good faith consultation with Abbott or other sales, leases, licenses or transfers in the ordinary course of business consistent with past practice;

•	make capital expenditures that exceed by more than 10% the amount budgeted in the Company’s plan as of the date of the merger agreement;

•

make any acquisition of, or investment in, properties, assets, securities or businesses for consideration in excess of $25 million in the aggregate, except for acquisitions of supplies, inventory, merchandise or products in the ordinary course of business;

•	make any material changes in financial accounting methods, principles or practices, except as required by GAAP, applicable law or any governmental authority;

•	amend the Company’s organizational documents or amend in any material respect the organizational documents of any subsidiary of the Company;

•

grant any lien (other than certain permitted liens) on any of its material assets other than intercompany liens and liens to secure indebtedness and other obligations permitted under the merger agreement;

•

settle or compromise any pending or threatened action for amounts in excess of (1) with respect to actions reflected or reserved against in the Company’s balance sheet, the amount so reflected or reserved or (2)

otherwise, $5 million individually or $25 million in the aggregate; provided that no settlement or compromise may involve any injunctive or equitable relief, any admission of wrongdoing by the Company or its subsidiaries or any license or similar arrangement with respect to intellectual property;

•	take certain specified actions with respect to tax matters;

•

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than with respect to dormant subsidiaries of the Company or mergers, consolidations, restructurings, recapitalizations or other reorganizations solely among the Company and its wholly owned subsidiaries;

•

enter into any material contract, except in the ordinary course of business consistent with past practice, or modify, amend, terminate or waive in any material respect any rights or claims under any material contract;

•

enter into, modify, amend, terminate or waive in any material respect any rights or claims under any joint venture agreement or any contracts containing non-competition, “most favored nation” or change of control provisions, material indemnification obligations in favor of a third party, restrictions on dividends or standstill provisions;

•

disclose any material trade secrets other than in the ordinary course of business subject to customary confidentiality requirements or fail to diligently prosecute or maintain any material intellectual property or fail to exercise a right of renewal or extension under or with respect to any material intellectual property;

•	except to the extent required under a benefit plan existing on January 30, 2016:

•	grant to any employee of the Company any increase in compensation, other than increases and payouts of compensation to employees below a specified grade in the ordinary course of business;

•	grant to any employee of the Company any increase in severance, retention or termination pay;

•	establish, adopt, enter into, amend in any material respect or terminate any labor agreement or material benefit plan;

•	take any action to accelerate funding or any rights or benefits under any material benefit plan;

•	grant or amend any equity or other incentive awards;

•

hire or appoint any employee whose base salary and target bonus opportunity exceeds $500,000 per annum or promote any employee to a position with a base salary and target bonus opportunity that exceeds $500,000 per annum;

•

change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

No Solicitation; Board Recommendation

In the merger agreement, the Company agreed to, and to cause its subsidiaries and each of its and their officers and directors not to, and to instruct and use its reasonable best efforts to cause its investment bankers, financial advisors, attorneys, accountants or other representatives to, immediately cease any discussions or negotiations with any parties that may have been ongoing with respect to a takeover proposal and to seek to have destroyed or returned to the Company any information with respect to a takeover proposal that has been provided in any such discussions or negotiations. We have also agreed that we will not (and will cause our officers and directors not to), and will instruct and use our reasonable best efforts to cause our investment bankers, financial advisors, attorneys, accountants or other representatives not to, directly or indirectly:

•

initiate, solicit or knowingly encourage (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of, any proposal which constitutes, or would reasonably be expected to lead to, a takeover proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with, or for the purpose of, encouraging a takeover proposal; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for a takeover proposal.

The merger agreement provides that, notwithstanding the restrictions described above, if, at any time prior to the adoption of the merger agreement by the holders of Company common stock, the Company receives an unsolicited written takeover proposal in circumstances not otherwise involving a breach of the non-solicitation provisions of the merger agreement, the Company and its representatives may contact the person making such takeover proposal solely to clarify the terms and conditions thereof or to request that any takeover proposal made orally be made in writing. If the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such takeover proposal constitutes or is reasonably likely to result in a superior proposal and the failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, the Company may:

•

furnish information, including non-public information, with respect to the Company and its subsidiaries to the party making the takeover proposal pursuant to a customary confidentiality agreement (provided that such confidentiality agreement contains confidentiality provisions that are not less favorable in the aggregate to the Company than those contained in the confidentiality agreement between the Company and Abbott, and the Company delivers to Abbott all such nonpublic information within 24 hours of its delivery to the requesting party); and

•	engage in or otherwise participate in discussions or negotiations with such party regarding such takeover proposal.

The Company and Abbott also agreed that the Company may, in its sole discretion, waive or release any preexisting explicit or implicit standstill provisions or similar agreements with any person.

If, prior to the adoption of the merger agreement by the holders of Company common stock, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law and, if the Company has received a takeover proposal, such takeover proposal constitutes a superior proposal, the Board or any committee thereof may (1) publicly propose to withhold (in the case of the Board) or withdraw (or modify in a manner adverse to Abbott) its recommendation that the holders of Company common stock adopt the merger agreement; (2) in the case of the Board, if any takeover proposal structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by the Company’s stockholders within ten business days of commencement thereof pursuant to Rule 14d-2; (3) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any takeover proposal (any action referred to in clauses (1) or (2) or this clause (3) is referred to as an “adverse recommendation change”); or (4) terminate the merger agreement to enter into a definitive agreement providing for such superior proposal, subject to the concurrent payment by the Company of the termination fee (as described below under “The Merger Agreement—Termination Fee”).

Such actions may only be taken if (i) the Company has given Abbott five calendar days’ prior written notice advising Abbott that the Board intends to take such action; (ii) the Company has negotiated, and caused its representatives to negotiate, in good faith with Abbott during such notice period, to the extent Abbott requests to negotiate, to enable Abbott to propose revisions to the terms of the merger agreement; (iii) following the end of such notice period, the Board shall have considered in good faith any written revisions to the terms of the merger agreement proposed by Abbott, and shall have determined in good faith that the superior proposal would nevertheless continue to constitute a superior proposal (or, if the action does not relate to a takeover proposal, that the failure to make an adverse recommendation change would continue to be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law) if the revisions proposed by Abbott were to be given effect; and (iv) in the event of any change to any of the financial terms or any other material terms of such superior proposal (or, if such action does not relate to a takeover proposal, any material change to the underlying relevant facts and circumstances), the Company has given Abbott an additional two calendar days’ prior written notice consistent with the notice in clause (i) above.

The Company has also agreed to promptly (and in any event within 24 hours after knowledge of receipt by an officer or director of the Company) notify Abbott of any takeover proposal, the material terms and conditions of such takeover proposal and the identity of the person making such takeover proposal, and to provide Abbott copies of any documents evidencing or delivered in connection with such takeover proposal. Further, the Company will keep Abbott reasonably informed promptly (and in any event within 24 hours after knowledge of the applicable developments by an officer or director of the Company) of any material developments with respect to any such takeover proposal.

A “takeover proposal” as used herein means any inquiry, proposal or offer from any person or group of persons (other than Abbott and its subsidiaries) relating to, in a single transaction or a series of related transactions, any direct or indirect (i) acquisition of more than 25% of the consolidated assets of the Company and its subsidiaries, taken as a whole, including through the acquisition of equity interests in subsidiaries, (ii) acquisition of more than 25% of the outstanding Company common stock or voting power of the Company, (iii) tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning more than 25% of the outstanding Company common stock or voting power of the Company or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such person or group of persons (or the stockholders of any person) would acquire, directly or indirectly, more than 25% of the consolidated assets of the Company and its subsidiaries or more than 25% of the aggregate voting power of the Company or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the transactions contemplated by the merger agreement.

A “superior proposal” as used herein means a bona fide written takeover proposal (with all references to “25%” in the definition of takeover proposal being deemed to be references to “50%”) which the Board determines in its good faith judgment (after consultation with its financial advisors and outside legal counsel), (i) to be more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by the merger agreement and (ii) is reasonably capable of being completed on the terms proposed, taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal and of the merger agreement.

Nothing described above limits the Company’s ability to take and disclose to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or to make any other disclosure to the Company’s stockholders if, in the Board’s determination in good faith after consultation with outside counsel, such disclosure is required under applicable law (provided that any such disclosure or statement that constitutes or contains an adverse recommendation change shall be subject to the terms of the merger agreement).

Reasonable Best Efforts and Certain Pre-Closing Obligations

The Company and Abbott have agreed to use reasonable best efforts to promptly:

•

take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to closing the merger to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by the merger agreement, including preparing and promptly filing all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents;

•

obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

•	execute and deliver any additional instruments necessary to consummate the transactions contemplated by the merger agreement; and

•

defend or contest in good faith any action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the transactions contemplated by the merger agreement;

in each case, other than with respect to antitrust laws, which are discussed below.

In addition, the Company and Abbott have each agreed to:

•

make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement within 30 calendar days after January 30, 2016;

•	make the appropriate filings under the non-U.S. antitrust laws as promptly as reasonably practicable and advisable following the date of the merger agreement;

•	supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and the non-U.S. antitrust laws; and

•

promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under such antitrust laws that may be required by any foreign or U.S. federal, state or local governmental authority, so as to enable the parties hereto to consummate the transactions contemplated by the merger agreement.

Abbott has agreed to promptly take all actions necessary to secure the expiration or termination of any applicable waiting period under the HSR Act or non-U.S. antitrust laws and resolve any objections asserted with respect to the transactions contemplated by the merger agreement under the FTC or any other applicable law raised by any governmental authority, in order to prevent the entry of any restraint that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by the merger agreement, including (i) agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company or its subsidiaries contemporaneously with or subsequent to the effective time of the merger, (ii) permitting the Company to sell, divest or otherwise convey or hold separate any of the particular assets or categories of assets or businesses of the Company or any of its subsidiaries prior to the effective time of the merger, (iii) terminating existing relationships, contractual rights or obligations of the Company or its subsidiaries, (iv) terminating any joint venture or other arrangement of the Company or its subsidiaries or (v) creating any relationship, contractual right or obligation of the Company or its subsidiaries (or, in each case, entering into agreements or stipulating to the entry of any judgment by, or filing appropriate applications with, the FTC, the DOJ or any other governmental authority in connection with any of the foregoing and, in the case of actions by or with respect to the Company, by consenting to such action by the Company) (we refer to each of the actions described in clauses (i) – (v) of this paragraph as “divestiture actions”). Notwithstanding any of the foregoing, the parties agreed that in no event shall the Company, Abbott or any of their respective affiliates be required to (1) take, or agree to take, any divestiture action unless all divestiture actions collectively would not result in a material adverse effect on the business, results of operations, assets or financial condition of a company the size of (and with results of operations equal to those of) the Company and its subsidiaries, taken as a whole, prior to the effective time of the merger or (2) take any actions, including divestiture actions, with respect to Abbott, its affiliates or their respective assets, categories of assets, businesses, relationships, contractual rights, obligations or arrangements. The Company agreed, if necessary, to enter into one or more agreements requested by Abbott to be entered into prior to the closing of the merger (but conditioned upon consummation of the closing of the merger) with respect to any divestiture action.

Additionally, Abbott and its affiliates shall not be required to (and the Company and its subsidiaries shall not without the express written consent of Abbott) defend through litigation any claim asserted in court or administrative or other tribunal by any person (including any governmental authority) in order to avoid entry of, or to have vacated or terminated, any restraint that would prevent the closing of the merger prior to the outside date.

The Company and Abbott have agreed that Abbott shall, following consultation with the Company and after giving due consideration to its views and acting reasonably and in good faith, direct and control all aspects of the parties’ efforts to gain regulatory clearance either before any governmental authority or in any action brought to enjoin the transactions contemplated by the merger agreement pursuant to any antitrust laws.

Access to Information; Confidentiality

Subject to the confidentiality agreement between Abbott and the Company and applicable law relating to the sharing of information, we have agreed to provide Abbott and its representatives, from time to time prior to the earlier of the effective time of the merger or the termination of the merger agreement, with reasonable access during normal business hours to (i) our officers, employees, agents, properties, books, contracts and records and (ii) such other information as Abbott shall reasonably request regarding the Company and its business, personnel, assets, liabilities and properties.

Meeting of Our Stockholders

We have agreed to take all necessary action in accordance with applicable law, the Company’s organizational documents and the rules of the NYSE to duly call, give notice of, convene and hold a meeting of holders of Company common stock for the purpose of considering and taking action upon the adoption of the merger agreement, which meeting is the subject of this proxy statement, as soon as reasonably practicable after the SEC confirms that it has no further comments on this proxy statement.

Indemnification

Under the merger agreement, from and after the effective time of the merger, each of Abbott and the surviving corporation will, and Abbott will cause the surviving corporation to, (i) jointly and severally indemnify and hold harmless directors, officers, employees or agents of the Company and its subsidiaries (“indemnified parties”), against any and all claims, liabilities, losses, damages, judgments, fines, costs (including amounts paid in settlement or compromise) and expenses (including reasonable fees and expenses of legal counsel) in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) based in whole or in part on or arising in whole or in part out of (A) the fact that such person is or was a director or officer of the Company or any of its subsidiaries, (B) the fact that such person is or was a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company or such subsidiary, (C) acts or omissions by such person in his or her capacity as a director or officer of the Company or such subsidiary or taken at the request of the Company or such subsidiary or (D) acts or omissions by such person in his or her capacity as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company or taken at the request of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, whether pertaining to any action or omission existing or occurring at or prior to the effective time of the merger and whether asserted or claimed prior to, at or after the effective time of the merger and (ii) assume (in the case of the surviving corporation, in the merger without any further action) all obligations of the Company and such subsidiaries to such indemnified parties in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger as provided in the Company’s organizational documents or the organizational documents of such subsidiaries as in effect on the date of the merger agreement or in any other agreement in existence as of the date of the merger agreement providing for indemnification between the Company or any of its subsidiaries and any such person.

Abbott agreed to, from and after the effective time of the merger, cause, unless otherwise required by law, the certificate of incorporation and bylaws of the surviving corporation to contain provisions no less favorable to the indemnified parties with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of the merger agreement in the Company’s organizational documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the indemnified parties. In addition, from the effective time of the merger, Abbott will, and Abbott agreed to cause the surviving corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any expenses (including reasonable fees and expenses of legal counsel) of any such indemnitee (including in connection with enforcing the indemnity and other obligations referred to in the merger agreement) as incurred to the fullest extent permitted under applicable law; provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined that such person is not entitled to be indemnified pursuant to the merger agreement or applicable law. Parent’s and the surviving corporation’s indemnification obligations described in the merger agreement will continue for a period of six years from the effective time of the merger.

The parties agreed that, for the six-year period commencing immediately after the effective time of the merger, the surviving corporation will maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the effective time of the merger with respect to those indemnified parties who are, as of the effective time, covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable in the aggregate to such individuals than those of such policy in effect on the date of the merger agreement (or Abbott may substitute therefor policies, issued by reputable insurers, of at least the same aggregate coverage with respect to matters existing or occurring prior to the effective time of the merger, including a “tail” policy); provided that if the aggregate annual premium for such insurance exceeds 300% of the annual premium for such insurance as of the date of the merger agreement (which we refer to as the “premium cap”), then the surviving corporation or Abbott shall cause to be provided a policy covering such individuals with the best coverage as is then available at a cost up to but not exceeding such premium cap. Prior to the effective time of the merger, the Company may (or, if requested by Abbott, the Company will), in consultation with Abbott, purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits in the aggregate as the policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries as of the date of the merger agreement, at an aggregate cost up to but not exceeding the aggregate maximum amount payable by the surviving corporation or Abbott as described above for such six-year period.

Employee Benefits Matters

The merger agreement provides that, commencing at the effective time of the merger until December 31, 2017, Abbott will (and will cause the surviving corporation to) provide to each continuing employee, (a) base salary and annual cash bonus opportunities that are no less favorable, in each case, than those in effect immediately prior to the effective time of the merger, (b) severance benefits that are no less favorable than those that would have been provided to such continuing employees under the applicable severance benefit plans, programs, policies, agreements and arrangements as in effect on the date of the merger agreement and (c) employee benefit plans and arrangements (other than base salary, annual bonus and long-term incentive opportunities, severance benefits and employee stock purchase plan benefits) that are substantially comparable in the aggregate to those provided to the continuing employees immediately prior to the effective time of the merger, except, in the cases of clauses (a) and (c), to the extent such continuing employee’s employment with Abbott or its affiliates is terminated prior to December 31, 2017. In addition, Abbott will be required to provide a 2017 long-term incentive award to each continuing employee employed by Abbott or its subsidiaries at the time annual long-term awards are made generally that is no less favorable than the greater of (1) the long-term incentive award made to similarly situated employees of Abbott generally or (2) the ordinary course long-term incentive award made by the Company to such employee for 2016, as adjusted in a manner consistent with Abbott’s long-term plan for the performance of the surviving corporation’s business operations relative to peer group companies.

In addition, Abbott will (or will cause the surviving corporation to) honor in accordance with their terms all compensation and benefit plans of the Company and its subsidiaries as in effect at the effective time of the merger. With respect to all employee benefit plans of the surviving corporation and its subsidiaries, each continuing employee’s service with the Company or its subsidiaries will be treated as service with the surviving corporation or any of its subsidiaries; provided, however, that such service need not be recognized (i) to the extent that recognition would result in duplication of benefits for the same period of service, (ii) for any purpose under any defined benefit retirement plan, retiree welfare plan, equity-based incentive plan or long-term incentive plan, (iii) to the extent not recognized by the Company for similar purposes, or (iv) for purposes of any plan, program or arrangement (x) under which similarly situated employees of Abbott and its subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation.

Additional Agreements

The merger agreement contains additional agreements between us and Abbott relating to, among other things:

•	consultations regarding public announcements;

•	stockholder litigation;

•	financing cooperation and cooperation with the refinancing or repayment of the Company’s existing notes;

•	delivery of supplemental indentures and certain notices with respect to the 2016 convertible notes;

•	notification of certain matters; and

•	formation of Merger Sub and compliance of Merger Sub with all of its obligations under or related to the merger agreement.

Conditions of the Merger

The obligation of each party to the merger agreement to effect the merger is subject to the satisfaction or (if permissible under applicable law) waiver on or before the closing date of the merger of the following conditions:

•	no restraints shall be in effect enjoining or otherwise prohibiting the consummation of the merger;

•

the waiting period (including any extension thereof) applicable to the consummation of the merger under (i) the HSR Act and (ii) the non-U.S. antitrust laws shall have expired or early termination thereof shall have been granted and any governmental approvals under the non-U.S. antitrust laws shall have been received; and

•	the adoption of the merger agreement by the holders of a majority of the outstanding shares of Company common stock.

The obligation of Abbott and Merger Sub to effect the merger is further subject to the satisfaction, or waiver by Abbott and Merger Sub, on or prior to the closing date of the merger, of the following conditions:

•

accuracy as of the date of the merger agreement (or as otherwise specified) and as of the closing of the merger of the representations and warranties made by us to the extent specified in the merger agreement;

•

performance in all material respects of, or compliance in all material respects with, obligations contained in the merger agreement to be performed or complied with by us prior to or on the effective time of the merger;

•	delivery to Abbott of a certificate signed by an executive officer of the Company certifying to the satisfaction of the two conditions above-mentioned; and

•

since the date of the merger agreement, there not having been any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect.

The obligation of the Company to effect the merger is further subject to the satisfaction, or waiver by the Company, on or prior to the closing date of the merger, of the following conditions:

•

accuracy as of the date of the merger agreement (or as otherwise specified) and as of the closing of the merger of the representations and warranties made by Abbott and Merger Sub to the extent specified in the merger agreement;

•

performance in all material respects of, or compliance in all material respects with, obligations of each of Abbott and Merger Sub contained in the merger agreement to be performed or complied with by Abbott or Merger Sub prior to or on the effective time of the merger; and

•	delivery to us of a certificate signed by an executive officer of Abbott and Merger Sub certifying to the satisfaction of the two conditions above-mentioned.

The Company and Abbott can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

Termination

The Company and Abbott may mutually agree in writing, at any time prior to the effective time of the merger, to terminate the merger agreement and abandon the merger. Also, either Abbott or the Company may terminate the merger agreement and abandon the merger without the consent of the other, at any time prior to the effective time of the merger if:

•

the merger is not consummated on or before January 30, 2017, the outside date (which date will be automatically extended to April 30, 2017 (and such date will become the outside date), if, on the outside date, all conditions to the closing of the merger either have been satisfied or waived or are then capable of being satisfied, except the governmental approval condition or the no restraints condition (as set forth above)); provided that a party whose breach or failure to perform of any provision of the merger agreement has been a principal cause of or resulted in a failure of the merger to be consummated by the outside date will not be able to terminate under this provision;

•

a restraint that enjoins or otherwise prohibits consummation of the merger is in effect and has become final and nonappealable; provided that the party seeking to so terminate the merger agreement has used the required efforts to prevent the entry of and to remove such restraint in accordance with its obligations under the merger agreement; or

•	our holders of Company common stock fail to adopt the merger agreement at the special meeting (including any adjournments and postponements thereof).

Abbott can terminate the merger agreement before the effective time of the merger if:

•	our Board or any committee thereof makes an adverse recommendation change; or

•

the Company breaches any of its representations or warranties or fails to perform any of its covenants or agreements contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure to satisfy certain conditions to completion of the merger, and such breach or failure cannot be cured by the outside date or, if capable of being cured, the Company shall not have commenced good faith efforts to cure the breach or failure to perform within 30 calendar days following (or the breach or failure to perform is not cured within 60 calendar days following) receipt by the Company of written notice of such breach or failure to perform from Abbott (provided that Abbott or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement).

The Company can terminate the merger agreement:

•

prior to the adoption of the merger agreement by holders of Company common stock at the special meeting, in order to concurrently enter into a definitive agreement with respect to a superior proposal, subject to payment of the related termination fee (as set forth below); or

•

if either Abbott or Merger Sub breaches any of its representations or warranties or fails to perform any of its covenants or agreements contained in the merger agreement, which breach or failure to perform or comply would give rise to the failure to satisfy certain conditions to completion of the merger, and such breach or failure cannot be cured by the outside date or, if capable of being cured, Parent or Merger Sub shall not have commenced good faith efforts to cure the breach or failure to perform within 30 calendar days following (or the breach or failure to perform is not cured within 60 calendar days following) receipt by Abbott or Merger Sub of written notice of such breach or failure to perform from the Company (provided that we are not then in material breach of any representation, warranty, agreement or covenant contained in the merger agreement).

Termination Fee

Pursuant to the merger agreement, the Company will be required to pay Abbott a termination fee equal to $177 million if the merger agreement is terminated:

•

by either Abbott or the Company because (i) the holders of Company common stock fail to adopt the merger agreement at the special meeting or (ii) the outside date has arrived and, in each such case, (A) a bona fide takeover proposal shall have been publicly made, publicly proposed or otherwise publicly communicated after the date of the merger agreement and not withdrawn prior to the earlier of the completion of the special meeting (including any adjournment or postponement thereof) and the time of termination and (B) at any time on or prior to the 12-month anniversary of such termination, the Company enters into a definitive agreement with respect to a takeover proposal (whether or not such takeover proposal was the same takeover proposal referred to in clause (A) and provided that the term “takeover proposal” shall have the meaning as set forth above under “—No Solicitation; Board Recommendation” except that all references to 25% shall be deemed to be references to 50%) and such takeover proposal is subsequently consummated, even if after such 12-month anniversary;

•

by us prior to the adoption of the merger agreement by our holders of Company common stock in order to accept a superior proposal and enter into a definitive agreement in connection with that superior proposal; or

•	by Abbott because the Board or a committee thereof makes an adverse recommendation change.

The parties have agreed that in no event shall the Company be required to pay the termination fee on more than one occasion. The termination fee, if paid, shall be the sole and exclusive monetary damages remedy of Abbott and Merger Sub against the Company and its subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates for any loss suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform under the merger agreement or otherwise.

Effect of Termination

If the merger agreement is terminated by us or Abbott in accordance with its terms, the merger agreement will become void and of no effect, with no liability on the part of any party (or any director, officer, or affiliate of such party) to the other party to the merger agreement; provided, that no such termination shall relieve any party from liability for damages to another party resulting from a knowing and intentional breach of the merger agreement or from fraud. In the event the merger agreement is terminated, certain provisions of the merger agreement, including but not limited to those related to confidentiality, governing law and the termination fee, will survive the termination.

Amendment

Subject to the requirements of applicable law, the merger agreement may be amended by the parties thereto at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by the holders of Company common stock; provided that the merger agreement may not be amended except by an instrument in writing signed by the parties to the merger agreement and, following the adoption of the merger agreement by the holders of Company common stock, the merger agreement may not be amended in any manner which by law would require further approval by the holders of Company common stock without approval by such holders of Company common stock.

Extension; Waiver

At any time prior to the effective time of the merger, subject to the requirements of applicable law, any party to the merger agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties by the other party contained in the merger agreement or in any document delivered pursuant thereto and (iii) waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights. Notwithstanding the foregoing, following the adoption of the merger agreement by the holders of Company common stock, there may be no waiver or extension under the merger agreement that decreases the merger consideration or adversely affects the rights of the holders of Company common stock without approval by such stockholders.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company common stock as of September 1, 2016 by each person or entity known by us to beneficially own more than five percent of our common stock, the chief executive officer, the chief financial officer, each of the other three most highly compensated executive officers, each director, and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer, other than Mr. Powers, is less than 1% of the outstanding shares.

	Common Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
FMR LLC(4)	9,504,227	10.96%
Invesco Ltd.(5)	7,250,709	8.36%
EdgePoint Investment Group Inc.(6)	7,189,916	8.29%
The Vanguard Group(7)	5,789,159	6.67%
Gregg Powers(8)	931,983	1.07%
Håkan Björklund, Ph.D(9)	53,756	*
Geoffrey Ginsburg(10)	10,443	*
Carol R. Goldberg(11)	194,047	*
John F. Levy(12)	298,973	*
Brian Markison(13)	53,756	*
Thomas McKillop, Ph.D.(14).	53,756	*
John A. Quelch, D.B.A.(15)	142,935	*
James Roosevelt, Jr.(16)	103,285	*
Namal Nawana(17)	402,532	*
James Hinrichs(18)	136,196	*
Sanjay Malkani(19)	146,680	*
Daniella Cramp(20)	225,302	*
Renuka Uppaluri, Ph.D.(21)	22,861	*
David Teitel(22)	9,721	*
All current executive officers and directors (22 persons)(23)	3,330,732	3.76%

* Represents less than 1%

(1)	The address of each director or executive officer (and any related persons or entities) is c/o Alere at its principal office.

(2)	Unless otherwise indicated, to our knowledge, the stockholders identified in this table have sole voting and dispositive power with respect to the shares beneficially owned by them.

(3)	The number of shares outstanding used in calculating the percentage ownership for each person, group or entity listed includes the number of shares underlying options, warrants and convertible securities held by such person, group or entity that were exercisable within 60 days after September 1, 2016, but excludes shares of stock underlying options, warrants and convertible securities held by any other person, group or entity.

(4)

This information is based on information contained in a Schedule 13G/A filed with the SEC on April 11, 2016 by FMR LLC and Abigail P. Johnson. Each of FMR LLC and Mrs. Johnson reported that it or she has

(i) in the case of FMR LLC only, sole voting power with respect to 5,294,410 shares and (ii) sole dispositive power with respect to 9,504,227 shares. The address provided therein for FMR LLC and Mrs. Johnson is 245 Summer Street, Boston, MA 02210.

(5)	This information is based on information contained in a Schedule 13G/A filed with the SEC on February 3, 2016 by Invesco Ltd. Invesco Ltd. reported that it has sole voting and dispositive power with respect to 7,250,709 shares. The address provided therein for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(6)	This information is based on information contained in a Schedule 13G/A filed with the SEC on February 16, 2016 by EdgePoint Investment Group Inc. EdgePoint Investment Group Inc. reported that it has shared voting and dispositive power with respect to 7,189,916 shares. The address provided therein for EdgePoint Investment Group Inc. is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada.

(7)	This information is based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group. The Vanguard Group reported that it has (i) sole voting power with respect to 62,137 shares, (ii) shared voting power with respect to 4,600 shares, (iii) sole dispositive power with respect to 5,727,322 shares and (iv) shared dispositive power with respect to 61,837 shares. The address provided therein for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(8)	Consists of 46,000 shares of common stock owned directly by Mr. Powers all of which Mr. Powers acquired through open market purchases as opposed to as part of his compensation as a director of the Company, 654,363 shares of common stock owned by clients of Private Capital Management, L.P. (“PCM”), of which Mr. Powers is Chairman and Chief Executive Officer and has trading authority, 190,125 shares of common stock owned primarily through pooled investment vehicles for which PCM serves as investment advisor and exercises exclusive investment control, 1,675 shares of common stock owned in a PCM proprietary account for which PCM exercises exclusive investment control and 39,820 shares of common stock underlying options exercisable within 60 days from September 1, 2016. The foregoing options were issued to Mr. Powers for his service as a director and were transferred to Pelican Bay Holdings, PCM’s general partner, by Mr. Powers. Mr. Powers is the sole owner, indirectly, of Pelican Bay Holdings. Mr. Powers disclaims beneficial ownership of the common shares owned by the clients of PCM.

(9)	Consists of 53,756 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(10)	Consists of 10,443 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(11)	Consists of 102,494 shares of common stock and 91,553 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(12)	Consists of 166,693 shares of common stock and 132,280 shares of common stock underlying options exercisable within 60 days from September 1, 2016. Includes 1,007 shares of common stock owned by a charitable remainder unitrust of which Mr. Levy disclaims beneficial ownership.

(13)	Consists of 53,756 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(14)	Consists of 53,756 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(15)	Consists of 21,121 shares of common stock and 121,814 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(16)	Consists of 4,444 shares of common stock and 98,841 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(17)	Consists of 110,225 shares of common stock and 292,307 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(18)	Consists of 30,000 shares of common stock, 89,530 shares of common stock underlying options exercisable within 60 days from September 1, 2016 and 16,666 shares of common stock issuable in connection with the vesting of RSUs as of September 1, 2016.

(19)	Consists of 11,002 shares of common stock, 129,011 shares of common stock underlying options exercisable within 60 days from September 1, 2016, and 6,667 shares of common stock issuable in connection with the vesting of RSUs as of September 1, 2016. Includes 565 shares of common stock owned indirectly by Mr. Malkani’s spouse of which Mr. Malkani disclaims beneficial ownership.

(20)	Consists of 11,176 shares of common stock, 207,459 shares of common stock underlying options exercisable within 60 days from September 1, 2016, and 6,667 shares of common stock issuable in connection with the vesting of RSUs as of September 1, 2016. Includes 275 shares of common stock owned by the Cramp Family Trust for which Ms. Cramp is a trustee.

(21)	Consists of 4,111 shares of common stock and 18,750 shares of common stock underlying options exercisable within 60 days from September 1, 2016.

(22)	Consists of 9,721 shares of common stock. Mr. Teitel is our former Chief Financial Officer and resigned from that position on April 6, 2015.

(23)	Consists of 1,392,979 shares of common stock, 1,937,753 shares of common stock underlying options exercisable within 60 days from September 1, 2016, and 68,334 shares of common stock issuable in connection with the vesting of restricted stock units as of September 1, 2016.

In addition, as of July 1, 2016, Mr. Powers directly owns 18,608 shares of convertible preferred stock (all of which Mr. Powers acquired through open market purchases as opposed to as part of his compensation as a director of the Company). Additionally, as of July 1, 2016, 1,486 shares of convertible preferred stock are owned by clients of PCM and Mr. Powers exercises trading authority with respect to such shares and 3,257 shares of convertible preferred stock are owned through pooled investment vehicles for which PCM serves as investment advisor and exercises exclusive investment control. Mr. Powers disclaims beneficial ownership of the convertible preferred stock owned by the clients of PCM. We are not aware that any of our other directors or executive officers beneficially owns any other shares of convertible preferred stock.

APPRAISAL RIGHTS

Under the DGCL, you have the right to demand appraisal with respect to your shares of Company common stock or convertible preferred stock, as applicable, and to receive payment in cash for the “fair value” of your shares of Company common stock and convertible preferred stock, as applicable, as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of, in the case of shares of Company common stock, the consideration you would otherwise be entitled to pursuant to the merger agreement or, in the case of convertible preferred stock, the rights the holders of convertible preferred stock would have pursuant to the terms of the Certificate of Designations. Holders of Company common stock or convertible preferred stock electing to exercise appraisal rights must comply precisely with the provisions of Section 262 of the DGCL (“Section 262”) in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a holder of Company common stock or convertible preferred stock, as applicable, in order to demand appraisal of such shares of Company common stock or convertible preferred stock and perfect appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Company common stock or convertible preferred stock, as applicable, unless otherwise indicated.

THIS SUMMARY, HOWEVER, IS NOT A COMPLETE STATEMENT OF ALL APPLICABLE REQUIREMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, THE FULL TEXT OF WHICH APPEARS IN ANNEX C TO THIS PROXY STATEMENT. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN SECTION 262 MAY RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. MOREOVER, DUE TO THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS ARE ENCOURAGED TO SEEK THE ADVICE OF LEGAL COUNSEL. THIS SUMMARY DOES NOT CONSTITUTE ANY LEGAL OR OTHER ADVICE, NOR DOES IT CONSTITUTE A RECOMMENDATION THAT YOU EXERCISE YOUR RIGHTS TO SEEK APPRAISAL UNDER SECTION 262.

Beneficial owners of shares of Company common stock or convertible preferred stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares of Company common stock or convertible preferred stock. If shares of Company common stock or convertible preferred stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Company common stock or convertible preferred stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Company common stock or convertible preferred stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Company common stock or convertible preferred stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, the written demand should state the number of shares of Company common stock or convertible preferred stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner.

IF YOU HOLD YOUR SHARES OF COMPANY COMMON STOCK OR CONVERTIBLE PREFERRED STOCK IN A BROKERAGE ACCOUNT OR IN OTHER NOMINEE FORM AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BROKER OR THE OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY THE NOMINEE.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Alere stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 and a copy of the full text of Section 262 is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 may result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy EACH of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal is separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement that you may choose to submit with respect to shares of Company common stock you hold. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

•

If you are a holder of Company common stock, you must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement and will also constitute a waiver of your appraisal rights in respect of the shares so voted and nullify any previously filed written demands for appraisal. Therefore, a holder of Company common stock who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy holder to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Holders of convertible preferred stock are not entitled to vote on the proposal to adopt the merger agreement.

•

You must hold shares of Company common stock or convertible preferred stock on the date of the written demand for appraisal and must continue to hold your shares of Company common stock or convertible preferred stock through the effective time of the merger. Therefore, a stockholder who is the record holder of shares of Company common stock or convertible preferred stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the merger will lose any right to appraisal with respect to such shares.

•

You must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

If you are a holder of Company common stock and you fail to comply with any of these conditions with respect to any shares of Company common stock and the merger is completed, among the other requirements of Section 262, you will be entitled to receive the merger consideration, without interest and less any applicable withholding taxes, but you will have no appraisal rights with respect to such shares of Company common stock. If you are a holder of convertible preferred stock and you fail to comply with any of these conditions with respect to any shares of convertible preferred stock and the merger is completed, among the other requirements of Section 262, each such share of convertible preferred stock will remain outstanding as one share of Series B Convertible Preferred Stock, par value $0.001 per share, of the surviving corporation, but you will have no appraisal rights with respect to such shares of convertible preferred stock.

All demands for appraisal pursuant to Section 262 should be addressed to Alere Inc., Attention: Ellen Chiniara, Senior Vice President, General Counsel and Secretary, 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453, and must be delivered before the vote on the adoption of the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Company common stock or convertible preferred stock.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each holder of Company common stock and each holder of convertible preferred stock who has properly filed a written demand for appraisal and, in the case of Company common stock, who did not vote in favor of the adoption of the merger agreement. At any time within 60 days after the effective time of the merger, any holder of Company common stock who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the cash payment specified by the merger agreement for his or her shares of Company common stock; after this period, the holder of Company common stock may withdraw such demand for appraisal only with the consent of the surviving corporation. At any time within 60 days after the effective time of the merger, any holder of convertible preferred stock who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and each share of convertible preferred stock will remain issued and outstanding immediately following the effective time of the merger as one share of Series B Convertible Preferred Stock, par value $0.001 per share, of the surviving corporation; after this period, the holder of convertible preferred stock may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal rights have been received by us and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Company common stock or convertible preferred stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the “fair value” of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Company common stock or convertible preferred stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Alere, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are stockholders seeking appraisal. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s demand for appraisal. There is no present intent on the part of Alere to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Alere will file such a petition or that Alere will initiate any negotiations with respect to the “fair value” of such shares. If no party files a petition for appraisal within 120 days after the effective time of the merger, then (i) the holders of Company common stock will lose the right to an appraisal and will instead be entitled to receive the merger consideration offered pursuant to the merger agreement and (ii) the holders of convertible preferred stock will lose the right to an appraisal. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the verified list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable.

The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the holders of Company common stock entitled to appraisal of their shares of Company common stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of Company common stock, determining their “fair value” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the “fair value”. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

After determination of the holders of convertible preferred stock entitled to appraisal of their shares of convertible preferred stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of convertible preferred stock, determining their “fair value” in accordance with the DGCL, together with interest, if any, to be paid upon the amount determined to be the “fair value”. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the verified list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262.

When the “fair value” is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining “fair value”, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

You should be aware that the “fair value” of your shares of Company common stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Moreover, we do not anticipate offering more than the merger consideration to any holder of Company common stock exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company common stock is less than the merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger or thereafter with the written approval of Alere as the surviving corporation, then the right of that stockholder to appraisal will cease. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective time of the merger.

In view of the complexity of Section 262, holders of Company common stock who may wish to pursue appraisal rights and holders of convertible preferred stock who may wish to pursue appraisal rights should consult their legal advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

MARKET PRICE AND DIVIDEND INFORMATION

The Company common stock trades on the NYSE under the symbol “ALR”. The table below provides the high and low trading prices of the Company common stock for the periods indicated, as reported by the NYSE.

	High	Low
2016
Third quarter (ended September 16, 2016)	$47.34	$31.47
Second quarter	$50.90	$38.13
First quarter	$54.13	$31.96
2015
Fourth quarter	$51.48	$38.21
Third quarter	$55.99	$45.34
Second quarter	$53.09	$47.288
First quarter	$49.47	$36.37
2014
Fourth quarter	$40.48	$35.62
Third quarter	$43.00	$33.76
Second quarter	$37.88	$31.94
First quarter	$39.90	$32.98

The Company has never declared or paid any cash dividends on shares of Company common stock. The Company does not anticipate paying cash dividends on shares of Company common stock in the foreseeable future. Under the terms of the merger agreement, the Company is prohibited from declaring, setting a record date for, setting aside for payment or paying any dividends on, or making any other distributions in respect of, its capital stock, other than regular quarterly dividends payable to holders of the convertible preferred stock in accordance with the Certificate of Designations.

On January 29, 2016, the last trading day prior to the Board’s approval of the merger agreement, the reported closing price for the Company common stock was $37.20 per share. The $56.00 per share to be paid for each share of Company common stock in the merger represents a premium of approximately 50.5% over the closing price on January 29, 2016. On September 16, 2016, the latest practicable trading date before the filing of this proxy statement, the reported closing price for the Company common stock was $44.07. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

As of the close of business on the record date, there were [    ] shares of Company common stock outstanding and entitled to vote, held by [    ] stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

The convertible preferred stock trades on the NYSE under the symbol “ALRpB”. The table below provides the high and low trading prices of the convertible preferred stock for the periods indicated, as reported by the NYSE.

	High	Low
2016
Third quarter (ended September 16, 2016)	$353.00	$271.04
Second quarter	$380.00	$300.07
First quarter	$408.68	$254.51
2015
Fourth quarter	$335.0001	$273.13
Third quarter	$352.2018	$320.00
Second quarter	$357.43	$326.57
First quarter	$341.00	$297.01
2014
Fourth quarter	$339.75	$300.69
Third quarter	$362.00	$307.35
Second quarter	$324.00	$287.80
First quarter	$302.05	$276.00

On January 29, 2016, the last trading day prior to the Board’s approval of the merger agreement, the reported closing price for the convertible preferred stock was $259.10 per share. On September 16, 2016, the latest practicable trading date before the filing of this proxy statement, the reported closing price for the convertible preferred stock was $353.00. You are encouraged to obtain current market quotations for shares of convertible preferred stock in connection with voting your shares of Company common stock.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations by phone at (858) 805-2232, by mail to Alere Inc., Investor Relations, 51 Sawyer Road, Suite 200, Waltham, MA 02453, or by e-mail to ir@alere.com. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request that only a single copy of a proxy statement be mailed in the future.

STOCKHOLDER PROPOSALS

If the merger is completed, the Company does not expect to hold an annual meeting of stockholders in 2016. If the merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of stockholders, and we will hold a 2016 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2016 annual meeting will be held. If the 2016 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and the Company’s Amended and Restated By-laws, as described below.

If the 2016 annual meeting of stockholders is held, stockholders who wished to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2016 annual meeting of stockholders are required to submit the proposals in proper form to us at the Company’s principal office a reasonable time before the Company begins to print and mail its proxy materials for the 2016 annual meeting in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2016 annual meeting. If the 2016 annual meeting of stockholders is held, then stockholder proposals intended to be presented at our 2016 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no earlier than the 120th day prior to the 2016 annual meeting and not later than the close of business on the later of the (i) 90th day prior to the 2016 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2016 annual meeting is first made, together with all supporting documentation and information required by the Company’s Amended and Restated By-Laws. The Company’s principal office is located at 51 Sawyer Road, Suite 200, Waltham, MA 02453.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on the “Investors” section of our website at www.alere.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, by contacting Alere Inc., Investor Relations, 51 Sawyer Road, Suite 200, Waltham, MA 02453, or by calling (858) 805-2232.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

By and Among

ABBOTT LABORATORIES

and

ALERE INC.

Dated as of January 30, 2016

(continued)

(continued)

This AGREEMENT AND PLAN OF MERGER, dated as of January 30, 2016 (this “Agreement”), is by and among Abbott Laboratories, an Illinois corporation (“Parent”), and Alere Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 8.12.

WHEREAS, within four calendar days after the date of this Agreement, Parent will cause to be formed a direct wholly owned Subsidiary of Parent that is a Delaware corporation (the “Merger Sub”) and cause the Merger Sub to execute a joinder in the form attached hereto as Exhibit A (the “Joinder Agreement”) to become party to this Agreement;

WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, the Board of Directors of the Company has (i) duly authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, (ii) determined that it is in the best interests of the Company and its stockholders to enter into this Agreement and declared this Agreement advisable and (iii) recommended that the Company’s stockholders adopt this Agreement;

WHEREAS, the Board of Directors of Parent has (i) determined that it is in the best interests of the stockholders of Parent, to enter into this Agreement and declared this Agreement advisable and (ii) duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions;

WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, will approve and adopt this Agreement by written consent immediately prior to executing the Joinder Agreement;

WHEREAS, immediately prior to executing the Joinder Agreement, the Board of Directors of Merger Sub will have (i) determined that it is in the best interests of the stockholders of Merger Sub to enter into the Joinder Agreement and (ii) duly authorized and approved the execution, delivery and performance by Merger Sub of the Joinder Agreement and the consummation by Merger Sub of the Transactions; and

WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

The Merger

SECTION 1.01.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger. The Company, as the surviving corporation after the Merger, is hereinafter referred to as the “Surviving Corporation”.

SECTION 1.02.    Closing.    The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on a date to be specified by Parent and the Company (the “Closing Date”), which date shall be as soon as practicable following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) (but in no event later than the second business day following such satisfaction or waiver of such conditions), at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, unless another date, time or place is agreed to in writing by Parent and the Company.

SECTION 1.03.    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the “Secretary of State”) or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.04.    Effects of the Merger.    The Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions, including Section 259, of the DGCL.

SECTION 1.05.    Certificate of Incorporation of the Surviving Corporation.    At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (and subject to Section 5.06 hereof).

SECTION 1.06.    Directors and Officers of the Surviving Corporation.    (a) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the charter and bylaws of the Surviving Corporation.

(b)  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the charter and bylaws of the Surviving Corporation.

ARTICLE II

Effect of the Merger on Capital Stock; Exchange of Certificates; Equity-Based Awards

SECTION 2.01.    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any of the outstanding shares of the common stock, par value $0.001 per share, of the Company (“Company Common Stock”) or any shares of capital stock of Merger Sub:

(a)  Capital Stock of Merger Sub.    Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b)  Cancelation of Certain Shares.    All shares of Company Common Stock that are owned by the Company as treasury stock immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. All shares of Company Common Stock then held by Parent or Merger Sub shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock that is owned by any direct or indirect wholly owned Subsidiary of the Company or of Parent (other than Merger Sub) shall not represent the right to receive the Merger Consideration and shall be, at the election of Parent, either (i) converted into shares of common stock of the Surviving Corporation or (ii) canceled.

(c)  Conversion of Company Common Stock.    Each issued and outstanding share of Company Common Stock (other than (i) Common Appraisal Shares to be treated in accordance with Section 2.06 and (ii) shares of Company Common Stock to be canceled in accordance with Section 2.01(b)) shall be converted automatically into and shall thereafter represent only the right to receive an amount in cash equal to $56.00 per share, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) or non-certificated shares of Company Common Stock held in book entry form

(each, a “Book Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book Entry Share in accordance with Section 2.02(b).

(d)  Convertible Preferred Stock; Warrants.    Each share of Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding immediately following the Effective Time as one share of Series B Convertible Preferred Stock, $0.001 par value per share, of the Surviving Corporation and shall not be affected by the Transactions (except for the effects specifically set forth in the Certificate of Designations). Each of the Warrants outstanding immediately prior to the Effective Time shall remain outstanding immediately following the Effective Time and shall not be affected by the Transactions (except for the effects specifically set forth in the Warrant Agreements).

SECTION 2.02.    Exchange of Certificates and Book Entry Shares.    (a)  Paying Agent.    Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II and, in connection therewith, prior to the Closing Date shall enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”). Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of shares of Company Common Stock to receive the Merger Consideration as provided herein.

(b)  Payment Procedures.    Promptly after the Effective Time (but in no event more than three business days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of Company Common Stock (other than the Company Common Stock to be canceled in accordance with Section 2.01(b)) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book Entry Shares, as applicable, shall pass, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and shall have such other customary provisions (including customary provisions regarding delivery of an “agent’s message” with respect to Book Entry Shares) as Parent and the Company may reasonably agree prior to the Closing Date) and (ii) instructions for use in effecting the surrender of the Certificates or Book Entry Shares in exchange for payment of the Merger Consideration as provided in Section 2.01(c). Upon surrender of a Certificate or a Book Entry Share for cancelation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate or Book Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book Entry Share, and the Certificate or Book Entry Share so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book Entry Share is registered, it shall be a condition of payment that (x) the Certificate or Book Entry Share so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book Entry Share surrendered and shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate and Book Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II.

(c)  Transfer Books; No Further Ownership Rights in Company Stock.    The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates or Book Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book Entry Shares, and at the Effective Time, the stock transfer books of the Company shall be closed with respect to, and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of, the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that represented ownership of shares of Company Common Stock and Book Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.02(e), if, at any time after the Effective Time, Certificates and Book Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d)  Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated by this Article II.

(e)  Termination of Exchange Fund.    At any time following the first anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) which has not been disbursed to holders of Certificates or Book Entry Shares, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation for, and Parent and the Surviving Corporation shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f)  No Liability.    Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.

(g)  Withholding Taxes.    Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts payable pursuant to this Article II such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent amounts are so withheld and paid over to the appropriate Governmental Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

SECTION 2.03.    Equity-Based Awards.    Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions and take such other actions that do not involve the payment of any consideration as may be required to provide that:

(a)  each option to purchase shares of Company Common Stock (other than rights under the Company ESPP) that is outstanding immediately prior to the Effective Time (each, a “Company Stock Option”), whether vested or unvested, shall, as of the Effective Time, be canceled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (i) the number of shares of Company Common Stock for which such Company Stock Option has not been exercised and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option; provided, that any such Company Stock Option with an exercise price per share of Company Common Stock that is equal to or greater than the Merger Consideration shall be canceled for no consideration; and

(b)  each restricted stock unit (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be canceled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration.

SECTION 2.04.    Payments with Respect to Equity-Based Awards.    Promptly after the Effective Time (but in any event, no later than the first payroll date that occurs more than ten (10) business days after the Effective Time), the Surviving Corporation shall pay through its payroll systems the amounts due pursuant to Section 2.03; provided, however, that in the case of any such amounts that constitute non-qualified deferred compensation under Section 409A of the Code, the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code.

SECTION 2.05.    Adjustments.    If between the date hereof and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, the Merger Consideration and any other amounts payable pursuant to this Article II shall be appropriately adjusted to reflect such stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change.

SECTION 2.06.    Appraisal Rights.    (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Common Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead shall be canceled and shall represent the right to receive only those rights provided under Section 262 of the DGCL; provided, however, that if any such Person shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such Person to receive those rights under Section 262 of the DGCL shall cease and such Common Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to right to receive, the Merger Consideration as provided in Section 2.01(c), without interest thereon.

(b)  Shares of Convertible Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Preferred Appraisal Shares”, and together with the Common Appraisal Shares, the “Appraisal Shares”) shall not remain outstanding as provided in Section 2.01(d), but instead shall be canceled and shall represent the right to receive only those rights as provided under Section 262 of the DGCL; provided, however, that if any such Person shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such Person to receive those rights under Section 262 of the DGCL shall cease and such Preferred Appraisal Shares shall be deemed to have remained outstanding in accordance with Section 2.01(d).

(c)  The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock or Convertible Preferred Stock, and Parent shall have the right to participate in and direct all negotiations and Actions with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent that, except as (A) set forth in the confidential disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC by the Company after January 1, 2014 and publicly available prior to the date hereof (the “Filed SEC Documents”), other than any risk factor disclosures (other than statements of historical fact) in any such Filed SEC Document contained in the “Risk Factors” section thereof or other similarly cautionary, forward-looking or predictive statements in such Filed SEC Documents:

SECTION 3.01.    Organization; Standing.    (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is in good standing with the Secretary of State and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents, and the Company is not in violation of any of the provisions thereof, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b)  Section 3.01(b) of the Company Disclosure Letter sets forth a list of each Significant Subsidiary of the Company as of the date hereof, together with the jurisdiction of incorporation or formation of each such Significant Subsidiary. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, has all requisite corporate power and authority necessary to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so organized, existing, qualified, licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.    Capitalization.    (a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”), of which 2,300,000 shares of Convertible Preferred Stock are authorized. At the close of business on January 28, 2016 (the “Capitalization Date”), (i) 86,534,568 shares of Company Common Stock were issued and outstanding, (ii) 7,679,089 shares of Company Common Stock were held by the Company as treasury stock, (iii) 22,310,908 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (iv) 5,979,133 shares of Company Common Stock were subject to Company Stock Options, (v) Company RSUs were outstanding pursuant to which a maximum of 647,510 shares of Company Common Stock could be issued, (vi) 1,795,550 shares of Company Common Stock were reserved and available for purchase under the Company’s Employee Stock Purchase Plan (the “Company ESPP”), (vii) 3,410,641 shares of Company Common Stock were issuable upon conversion of the 2016 Convertible Notes, (viii) 4,000 shares of Company Common Stock were issuable upon exercise of the Warrants and (ix) 1,774,407 shares of Convertible Preferred Stock were issued and outstanding and no other shares of Company Preferred Stock were issued or outstanding. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock. As of the date hereof, the Conversion Rate (as defined in the 2016 Convertible Note Indenture) in respect of the 2016 Convertible Notes is 22.7376 shares of Company Common Stock per $1,000 in principal amount of 2016 Convertible Notes and the Series B Conversion Rate (as defined in the Certificate of Designations) is 5.7703. As of the date hereof, except as a result of the Transactions, (i) other than the adjustment to the Conversion Rate and Conversion Price that occurred on May 9, 2008 pursuant to Section 6.12 of the 2016 Convertible Note Indenture resulting in the Conversion Rate described in the preceding sentence, from and after the date of the 2016 Convertible Note Indenture, no event or circumstance has occurred that has resulted in any adjustment to, and neither the Company nor any of its Affiliates has taken any action that has required (or will require) any adjustment to, or authorized any adjustment to, the Conversion Price or the Conversion Rate (each as defined in the 2016 Convertible Note Indenture) of the 2016 Convertible Notes, and (ii) since the adoption of the Certificate of Designations, no event or circumstance has occurred that has resulted in any adjustment to, and neither the Company nor any of its Affiliates has taken any action that has required (or will require) any adjustment to, or authorized any adjustment to, the Series B Conversion Rate or the Series B Conversion Price (each as defined in the Certificate of Designations) of the Convertible Preferred Stock.

(b)  Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of taxes with respect to Company Stock Options or Company RSUs), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. No direct or indirect Subsidiary of the Company owns any Company Common Stock. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(c)  All outstanding shares of capital stock of, or other equity or voting interests in, each Significant Subsidiary of the Company (except for directors’ qualifying shares or the like as set forth in Section 3.02(c) of the Company Disclosure Letter) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens and transfer restrictions, except for Permitted Liens and such Liens and transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) or other applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests). The Company indirectly owns 50% of the outstanding shares of capital stock of, or other equity or voting interests in, SPD and US CD, beneficially and of record, free and clear of all Liens and transfer restrictions, except for Permitted Liens and such Liens and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests). Each outstanding share of capital stock of each Significant Subsidiary of the Company, which is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Significant Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Significant Subsidiary.

SECTION 3.03.    Authority; Noncontravention; Voting Requirements.    (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and, assuming the representations and warranties set forth in Section 4.11 are true and correct and subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized by its Board of Directors and, except for obtaining the Company Stockholder Approval and filing the Certificate of Merger with the Secretary of State pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)  The Board of Directors of the Company, at a meeting duly called and held, adopted resolutions (i) approving and declaring advisable and in the best interests of the Company and its stockholders, the Merger and the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, (ii) directing that the Company submit the adoption of this Agreement to a vote at a meeting of the holders of Company Common Stock in accordance with the terms of this Agreement and (iii) recommending that the holders of the Company Common Stock adopt this Agreement (such recommendation, the “Company Board Recommendation”), which resolutions have not, except after the date hereof as permitted by Section 5.02, been subsequently rescinded, modified or withdrawn.

(c)  The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, voting together as a single class (the “Company Stockholder Approval”), at the Company Stockholders’ Meeting or any adjournment or postponement thereof, is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions.

(d)  Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) subject to the receipt of the Company Stockholder Approval, conflict with or violate any provision (A) of the Company Charter Documents or (B) of the similar organizational documents of any of the Company’s Subsidiaries, (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 and the Company Stockholder Approval are obtained prior to the Effective Time and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Effective Time, violate any Law or Judgment applicable to the Company or any of its Subsidiaries, (iii) violate or constitute a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, or cancelation of any obligation or to the loss of any benefit under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract or (iv) result in the creation of any Lien (other than Permitted Lien) on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (i)(B), (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.04.    Governmental Approvals.    Except for (a) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the

“Exchange Act”), including the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (b) compliance with the rules and regulations of the New York Stock Exchange (the “NYSE”), (c) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL and of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (d) filings required under, and compliance with other applicable requirements of, (i) the HSR Act and (ii) the other Antitrust Laws set forth in Section 3.04(d) of the Company Disclosure Letter, (e) the filing of the certificate of incorporation of Merger Sub with the Secretary of State pursuant to the DGCL and (f) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.    Company SEC Documents; Undisclosed Liabilities.    (a) The Company has filed with the SEC all material reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2014 (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents, as of their respective dates of filing with the SEC, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)  Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company as of September 30, 2015 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)  The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. As of the date hereof, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public

Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(e)  The Proxy Statement (including any amendment or supplement thereto) will comply as to form in all material respects with the requirements of the Exchange Act and will not, at the time it or any amendment or supplement thereto is filed with the SEC or at the time first published, sent or given to the stockholders of the Company, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

SECTION 3.06.    Absence of Certain Changes.    Since the Balance Sheet Date through the date of this Agreement (a) except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and to any transaction of the type contemplated by this Agreement, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business consistent with past practice and (b) there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.    Legal Proceedings.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the Knowledge of the Company, threatened legal or administrative proceeding, suit, claim, investigation, arbitration or action (an “Action”) against the Company or any of its Subsidiaries, (b) to the Knowledge of the Company, pending or threatened Action against SPD, US CD or any of their respective Subsidiaries or (c) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (a “Judgment”) imposed upon the Company or any of its Subsidiaries or, to the Knowledge of the Company, SPD, US CD or any of their respective Subsidiaries.

SECTION 3.08.    Compliance with Laws; Permits.    The Company and each of its Subsidiaries are, and have been since January 1, 2014, in compliance with all state or federal laws, statutes, ordinances, codes, rules or regulations (“Laws”) or Judgments applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, SPD, US CD and each of their respective Subsidiaries are, and have been since January 1, 2014, in compliance with all Laws or Judgments applicable to SPD, US CD or any of their respective Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (collectively, “Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company, each of its Subsidiaries and each of its and their directors, officers and employees and, to the Knowledge of the Company, each of its and their other agents acting on its or their behalf, is and has been since January 1, 2014 in compliance with the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder. This Section 3.08 does not relate to the Company SEC Documents, financial statements or disclosure controls and procedures or internal controls, which are the subject of Section 3.05, tax matters, which are the subject of Section 3.09, employee benefits, which are the subject of Section 3.10, environmental matters, which are the subject of Section 3.12, intellectual property matters, which are the subject of Section 3.13, or healthcare regulatory matters, which are the subject of Section 3.18.

SECTION 3.09.    Tax Matters.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)  the Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate.

(b)  All Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid or have been adequately reserved against in accordance with GAAP.

(c)  As of the date of this Agreement, the Company has not received written notice of any pending audits, examinations, investigations, proposed adjustments, claims or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries.

(d)  There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(e)  Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(f)  Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income Tax return (other than a group the common parent of which is the Company) or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor.

(g)  No deficiency for any Tax has been asserted or assessed by any taxing authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn.

(h)  Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation under, any Tax sharing Contract other than (i) Contracts solely among the Company and its Subsidiaries and (ii) customary Tax indemnification provisions in Contracts the primary purpose of which does not relate to Taxes.

(i)  Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(j)  Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k)  For purposes of this Agreement: (x) “Tax” shall mean any and all federal, state, local or foreign taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority, and (y) “Tax Returns” shall mean returns, reports, claims for refund, declarations of estimated Taxes and information statements, including any schedule or attachment thereto or any amendment thereof, with respect to Taxes filed or required to be filed with any Governmental Authority, including consolidated, combined and unitary tax returns.

SECTION 3.10.    Employee Benefits.    (a) Section 3.10(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document or a written description thereof (or, if appropriate, a form thereof), including any amendments thereto, other than any document that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) the most recent annual report on Form 5500 filed with the IRS or similar report required to be filed with any Governmental Authority and the most recent actuarial valuation or similar report, (iii) the most recent IRS determination or opinion letter received by the Company, (iv) the most recent summary plan description and (v) each insurance or group annuity contract or other funding vehicle.

(b)  Each Company Plan has been administered in compliance with its terms and applicable Laws, including ERISA and the Code, as applicable, other than instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and there are no existing circumstances or any events that have occurred that could reasonably be expected to cause the loss of any such qualification status of any such Company Plan, except where such loss of qualification status would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no pending, or to the Knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Company Plan or any trust related thereto which could reasonably be expected to result in any liability to the Company or any of its Subsidiaries and no material audit or other proceeding by a Governmental Authority is pending, or to the Knowledge of the Company, threatened or anticipated with respect to such plan, except where such claim, liability or audit or other proceeding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)  Neither the Company nor any Commonly Controlled Entity sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to, any employee benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no liability under Title IV or Section 302 of ERISA, Section 412 or 4971 of the Code or similar provisions of non-U.S. Laws has been incurred by the Company or any Commonly Controlled Entity that has not been satisfied in full and, to the Knowledge of the Company, no condition exists that presents a risk to the Company of incurring such liability and (ii) all contributions as of the date of this Agreement required to be made with respect to each Company Plan have been made.

(d)  Neither the Company nor any Commonly Controlled Entity sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to, any Multiemployer Plan or plan that has two or more contributing sponsors at least two of which are not under common control within the meaning of Section 4063 of ERISA and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company, any of its Subsidiaries or any Commonly Controlled Entity has (i) made or suffered a “complete withdrawal” or a “partial withdrawal” (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) from any Multiemployer Plan during the six years prior to the date of this Agreement or (ii) received any notification that any such plan is in reorganization (within the meaning of Section 4241 of ERISA), has been terminated, is insolvent (within the meaning of Section 4245 of ERISA) or is in endangered or critical status (within the meaning of Section 437 of the Code or Section 305 of ERISA).

(e)  No Company Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment, other than coverage or benefits (i) required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code, or any other applicable Law, or (ii) the full cost of which is borne by the employee or former employee (or any of their beneficiaries).

(f)  Neither the execution of this Agreement nor the consummation of the Transactions will, either alone or in combination with another event, (i) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any director, officer, employee or other service provider of the Company or any of its Subsidiaries under any Company Plan, (ii) cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan, (iii) result in any “disqualified individual” receiving any “excess parachute payment” (each such term as defined in Section 280G of the Code) or (iv) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time. No Company Plan provides for the gross-up or reimbursement of Taxes under Sections 4999 or 409A of the Code, or otherwise.

(g)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Company Plans subject to the Laws of any jurisdiction outside of the United States (i) have been established, maintained and administered in all material respects in accordance with all applicable Laws, (ii) if they are required to be registered have been registered and if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions and applicable Law.

SECTION 3.11.    Labor Matters.    Neither the Company nor any Subsidiary of the Company is a party to, or is bound by, any collective bargaining agreement or other Contract or agreement or arrangement with a labor organization or labor union (each, a “Labor Agreement”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, (i) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) there are no activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor or similar organization and (iii) there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown, or work stoppage by or with respect to the employees of the Company or any of its Subsidiaries and during the last three years there has not been any such action contemplated by clauses (i), (ii) and (iii). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with all Labor Agreements and all applicable Laws respecting employment and employment practices, including Laws concerning terms and conditions of employment, wages and hours, classification and occupational safety and health.

SECTION 3.12.    Environmental Matters.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries is in compliance with all applicable Laws and Judgments relating to pollution or the protection of the environment or natural resources (“Environmental Laws”), and neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2014 alleging that the Company or any of its Subsidiaries is in violation of, or have liability under, any Environmental Law, (b) the Company and its Subsidiaries possess and are in compliance with all Permits required under Environmental Laws for the operation of their respective businesses (“Environmental Permits”), (c) there is no Action under or pursuant to any Environmental Law or any Environmental Permit that is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries and (d) neither the Company nor any of its Subsidiaries has become subject to any Judgment imposed by any Governmental Authority under which there are uncompleted, outstanding or unresolved obligations on the part of the Company or its Subsidiaries arising under Environmental Laws. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties contained in this Section 3.12 and in Section 3.05 and Section 3.06 shall be the sole and exclusive representations and warranties made by the Company with respect to Environmental Laws or other environmental matters.

SECTION 3.13.    Intellectual Property.    (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own all of the Registered Company Intellectual Property free and clear of all Liens (other than Permitted Liens). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the Registered Company Intellectual Property is subsisting and valid and enforceable.

(b)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries own or have sufficient rights to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted free and clear of all Liens (other than Permitted Liens), and (ii) the Company and its Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of non-public information relating to material Intellectual Property, provided; however, that nothing in this Section 3.13(b) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any Intellectual Property, which is the subject of Section 3.13(d).

(c)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no claims are pending or, to the Knowledge of the Company, threatened in writing, and since January 1, 2014, the Company has not received any written notice or claim (i) challenging the ownership, validity or use by the Company or any of its Subsidiaries of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries or (ii) alleging that the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating the Intellectual Property of any Person.

(d)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) since January 1, 2014, to the Knowledge of the Company no Person has infringed, misappropriated, or otherwise violated the rights of the Company or any of its Subsidiaries in any Intellectual Property owned or licensed by the Company or a Subsidiary of the Company, and the Company has not sent any written notice to or written threat against any Person alleging such infringement, misappropriation or violation and (ii) since January 1, 2014, the operation of the business of the Company and its Subsidiaries has not violated, misappropriated or infringed the Intellectual Property of any other Person.

SECTION 3.14.    No Rights Agreement; Anti-Takeover Provisions.    (a) The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(b)  Assuming the accuracy of the representations and warranties set forth in Section 4.11, and as a result of the approval by the Board of Directors of the Company referred to in Section 3.03(b), no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Laws (each, a “Takeover Law”) apply or will apply to the Company pursuant to this Agreement or the Transactions.

SECTION 3.15.    Property.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company or one of its Subsidiaries has good and valid title to the real estate owned by the Company or any of its Subsidiaries (the “Owned Real Property”) free and clear of all Liens (other than Permitted Encumbrances) and (b) the Company or one of its Subsidiaries has a good and valid leasehold interest in each Company Lease, free and clear of all Liens (other than Permitted Encumbrances).

SECTION 3.16.    Contracts.

(a)  Section 3.16(a) of the Company Disclosure Letter sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound that:

(i)  is or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)  with respect to a joint venture, partnership or other similar arrangement that is material to the business of the Company and its Subsidiaries, taken as a whole, or relates to the formation, creation, governance, economics or control of any such joint venture, partnership or other similar arrangement;

(iii)  provides for indebtedness for borrowed money of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $25 million, other than (A) Indebtedness solely between or among any of the Company and any of its wholly owned Subsidiaries or (B) letters of credit;

(iv)  relates to the acquisition or disposition of any business, assets, or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $50 million (A) that was entered into after January 1, 2014, or (B) pursuant to which any material earn-out, indemnification or deferred or contingent payment obligations remain outstanding that would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries of more than $15 million after the date hereof (in each case, excluding for the avoidance of doubt, acquisitions or dispositions of supplies, inventory, merchandise or products in the ordinary course of business or of supplies, inventory, merchandise, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or its Subsidiaries);

(v)  is a Contract for the purchase of materials, supplies, goods, services, equipment or other assets which provided for aggregate payments by the Company or any Subsidiary of the Company of more than $20 million during the fiscal year ended December 31, 2015;

(vi)  is a Contract with a customer of the Company or any Subsidiary of the Company, including distributors, which provided for aggregate payments to the Company or any Subsidiary of the Company of more than $20 million during the fiscal year ended December 31, 2015;

(vii)  is (or contains provisions described in this clause (vii) that are or would reasonably be expected to be) material to the Company and its Subsidiaries, taken as a whole, and contains provisions that prohibit the

Company or any of its Affiliates from competing in or conducting any line of business or grants a right of exclusivity or “most favored nation” right to any Person that prevents the Company or any of its Affiliates from entering any territory, market or field or freely engaging in business anywhere in the world, other than (A) Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than 90 days’ notice without payment by the Company or any of its Subsidiaries of any material penalty, (B) distribution or customer Contracts entered into in the ordinary course of business granting exclusive rights to sell or distribute certain of the Company’s products, (C) license agreements for Intellectual Property limiting the Company’s and its Subsidiaries’ use of such Intellectual Property to specified fields of use and (D) Contracts with customers entered into in the ordinary course of business granting a “most favored nation” right to such customer in respect of certain of the Company’s products or services; or

(viii)  is a license, royalty or similar Contract with respect to Intellectual Property (other than generally commercially available, “off-the-shelf” software programs or non-exclusive licenses granted by the Company or any Subsidiary of the Company in the ordinary course of business which do not contain any material restriction or condition on the use or exploitation of any Intellectual Property by the Company or any Subsidiary of the Company) which would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries of more than $15 million per any twelve-month period.

(b)  Each Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries has received written notice of the existence of any breach or default on the part of the Company or any of its Subsidiaries under any Material Contract, except where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any counterparty under such Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) the Company has not received any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract.

SECTION 3.17.    Insurance.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries and (b) all such insurance policies are in full force and effect except for any expiration thereof in accordance with the terms thereof, no written notice of cancelation or modification has been received other than in connection with ordinary renewals, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.

SECTION 3.18.    Healthcare Regulatory Matters.    (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries holds all authorizations under applicable Healthcare Laws that are necessary for the lawful operation of the business of the Company and its Subsidiaries (such authorizations, the “Company Regulatory Permits”).

(b)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the businesses of each of the Company and its Subsidiaries are being and, since January 1, 2014, have been conducted in compliance with (i) the FDCA; (ii) the Medicare program (Title XVIII of the Social Security Act), the Medicaid program (Title XIX of the Social Security Act) and the TRICARE program (10 U.S.C. §§ 1071, et seq.); (iii) the Physician Payments Sunshine Act; (iv) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)) and the False Claims Act (42 U.S.C. § 1320a-7b(a)); (v) the Health Insurance Portability

and Accountability Act of 1996 (42 U.S.C. § 1320d et. seq.), as amended by the Health Information Technology for Economic and Clinical Health Act; (vi) Section 501(k) of the Federal Trade Commission Act, as amended; (vii) any comparable foreign Laws with respect to matters relating to the provision, administration, promotion and/or payment of healthcare products or services that are applicable to the Company and its Subsidiaries; and (viii) the regulations promulgated pursuant to all such applicable Laws, each as amended from time to time (collectively, “Healthcare Laws”)

(c)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2014, (i) all reports, documents, claims, permits, adverse event reports, notices, registrations and applications required to be filed, maintained or furnished to the FDA or any other Healthcare Regulatory Authority by the Company and its Subsidiaries have been so filed, maintained or furnished, and (ii) all such reports, documents, claims, permits, adverse event reports, notices, registrations and applications were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2014, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Healthcare Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Healthcare Regulatory Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of the Company or any of its Subsidiaries, that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Healthcare Regulatory Authority to invoke any similar policy.

(d)  Since January 1, 2014, neither the Company nor any of its Subsidiaries has initiated, conducted or issued, caused to be initiated, conducted or issued any material recall, field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any Company Product or been required to do so, other than notices and actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the Company, any Subsidiary of the Company or, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries organized in the United States who has a billing number under the Medicare program or the Medicaid program has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law by a Governmental Authority, and (ii) none of the Company, any Subsidiary of the Company or, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries organized in the United States who has a billing number under the Medicare program or the Medicaid program has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 or Section 1877 of the Social Security Act of 1935, as amended (the “Social Security Act”).

(f)  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: since January 1, 2014, the Company’s and its Subsidiaries’ collection, use, analysis, disclosure, retention, storage, security and dissemination of Personal Information comply with (i) all applicable Information Privacy and Security Laws, (ii) business associate agreements to which the Company is a party and (iii) the Company’s privacy policies, and to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received any written notice or claim of any violation of the foregoing from any Governmental Authority.

SECTION 3.19.    Opinion of Financial Advisor.    The Board of Directors of the Company has received the opinion of J.P. Morgan Securities LLC, to the effect that, as of the date of such opinion and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders

(other than Parent and its Affiliates) of shares of Company Common Stock is fair from a financial point of view to such holders. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied on by Parent or Merger Sub.

SECTION 3.20.    Brokers and Other Advisors.    Except for J.P. Morgan Securities LLC, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 3.21.    No Other Representations or Warranties.    Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company and its Subsidiaries, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that neither Parent nor Merger Sub nor any of their Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to Parent or Merger Sub or any of their Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or any of its Representatives.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent represents and warrants to the Company:

SECTION 4.01.    Organization; Standing.    Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and Merger Sub is a corporation duly organized, validly existing under the laws of the State of Delaware and is in good standing with the Secretary of State. Each of Parent and Merger Sub has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of Parent’s and Merger Sub’s certificates of incorporation, bylaws or comparable governing documents, each as amended to the date of this Agreement.

SECTION 4.02.    Authority; Noncontravention.    (a) Each of Parent and Merger Sub has, or in the case of Merger Sub, will have as of the date it executes and delivers the Joinder Agreement, all necessary corporate power and corporate authority to execute and deliver, in the case of Parent, this Agreement and, in the case of Merger Sub, the Joinder Agreement, to perform its obligations hereunder and thereunder, as applicable, and to consummate the Transactions. The Board of Directors of Parent has adopted resolutions approving the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions, which resolutions have not been subsequently rescinded, modified or withdrawn. The Board of Directors of Merger

Sub, immediately prior to executing the Joinder Agreement, has adopted resolutions (i) unanimously approving the Merger and the execution, delivery and performance by Merger Sub of this Agreement, the Joinder Agreement and the consummation of the Transactions, (ii) declaring that the Merger is advisable and in the best interests of the sole stockholder of Merger Sub and (iii) directing that the Merger be submitted for consideration at a meeting or by unanimous written consent of Merger Sub’s stockholder, which resolutions have not been subsequently rescinded, modified or withdrawn. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the consummation by Parent and Merger Sub of the Merger and the other Transactions. Parent, as the sole stockholder of Merger Sub, will approve this Agreement and the Transactions immediately following the execution and delivery of this Agreement. Except as expressly set forth in this Section 4.02(a), no other corporate action (including any stockholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Company and due authorization, execution and delivery of the Joinder Agreement by Merger Sub, constitutes (or will constitute, as the case may be) a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution and delivery of this Agreement by Parent, the execution of the Joinder Agreement by Merger Sub, the consummation by Parent or Merger Sub of the Transactions and the performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will not (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other comparable charter or organizational documents of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Effective Time and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Effective Time, (x) violate any Law or Judgment applicable to Parent, Merger Sub or any of their respective Subsidiaries or (y) violate or constitute a breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, or cancelation of any obligation or to the loss of any benefit under any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party or accelerate Parent’s, Merger Sub’s or any of their respective Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.03.    Governmental Approvals.    Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (b) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL and the filing of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (c) the filing of the certificate of incorporation of Merger Sub with the Secretary of State pursuant to the DGCL and (d) filings required under, and compliance with other applicable requirements of, (i) the HSR Act and (ii) the other Antitrust Laws set forth in Section 3.04(d) of the Company Disclosure Letter, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.04.    Ownership and Operations of Merger Sub.    From and after the date of incorporation of Merger Sub, Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Liens. Merger Sub will be formed solely for the purpose of engaging in the Transactions, and immediately prior to the execution of the Joinder Agreement, Merger Sub will not have any liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any other business activities other than those relating to the Transactions.

SECTION 4.05.    Sufficiency of Funds.    (a) Parent has, or at the Closing will have, sufficient cash to enable Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration and any other amounts required to be paid in connection with the consummation of the Transactions (including all amounts payable in respect of Company Stock Options and Company RSUs under this Agreement) and to pay all related fees and expenses required to be paid on such date. Parent has the financial resources and capabilities to fully perform all of its obligations under this Agreement.

(b)  Without limiting Section 8.08, in no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

SECTION 4.06.    Brokers and Other Advisors.    No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

SECTION 4.07.    No Other Company Representations or Warranties.    Parent and Merger Sub each acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company which it and its Representatives have desired or requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives or (b) will have or be subject to any liability or indemnification obligation to Parent or Merger Sub resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or any of their respective Representatives, or the use by Parent, Merger Sub or any of their respective Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to Parent, Merger Sub or any of their respective Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions. Parent, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters. Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, each of Parent, Merger Sub and their respective Affiliates and Representatives have relied on the results of their own independent investigation.

SECTION 4.08.    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.    In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain and business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent and Merger Sub have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants or agreements expressly set forth herein.

SECTION 4.09.    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (including any amendments or supplements thereto) will, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or at the time the Proxy Statement (or any amendment or supplement thereto) is first published, sent or given to stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

SECTION 4.10.    Legal Proceedings.    Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, to the Knowledge of Parent and Merger Sub, as of the date of this Agreement, there is no (a) pending or threatened Action against Parent or Merger Sub or any of their respective Affiliates or (b) Judgment imposed upon or affecting Parent or Merger Sub or any of their respective Affiliates, in each case, by or before any Governmental Authority.

SECTION 4.11.    Ownership of Company Common Stock.    None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or has been at any time during the last three years, an “interested stockholder” of the Company subject to the restrictions on “business combinations” (in each case, as such quoted terms are defined under Section 203 of the DGCL) set forth in Section 203(a) of the DGCL. Neither Parent nor Merger Sub nor any of their controlled Affiliates own any shares of Company Common Stock or Company Preferred Stock.

ARTICLE V

Additional Covenants and Agreements

SECTION 5.01.    Conduct of Business.    (a) Except as required by applicable Law, Judgment or a Governmental Authority, as expressly contemplated, required or permitted by this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.01), unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), (i) the Company shall, and shall cause each of its Subsidiaries to, use its and their commercially reasonable efforts to carry on its business in all material respects in the ordinary course, and (ii) to the extent consistent with the foregoing, the Company shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to preserve its and each of its Subsidiaries’ business organizations (including the service of key employees) substantially intact and preserve existing relations with key customers, suppliers and other Persons with whom the Company or its Subsidiaries have significant business relationships, in each case, consistent with past practice.

(b)  Except as required by applicable Law, Judgment or a Governmental Authority, as expressly contemplated, required or permitted by this Agreement or as set forth in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Section 7.01), unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit any of its Subsidiaries to:

(i)  (A) other than transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, issue, sell, encumber or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests or other Company Securities; provided that the Company may issue shares of Company Common Stock or other securities (x) as required pursuant to equity awards or obligations under the Company Plans outstanding on the date of this Agreement in accordance with the terms of the applicable Company Plan in effect on the date of this Agreement or granted after the date of this Agreement not in violation of this Agreement or (y) upon conversion of the Convertible Preferred Stock or the 2016 Convertible Notes into shares of Company Common Stock or upon exercise of the Warrants, in each case in accordance with the terms thereof, (B) other than transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests or other Company Securities (other than (x) pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of taxes with respect to Company Stock Options or Company RSUs in accordance with the terms thereof, (y) the retirement and cancellation of the Convertible Preferred Stock in connection with the conversion of the Convertible Preferred Stock into shares of Company Common Stock in accordance with the terms thereof or (z) pursuant to the exercise of the Warrants), (C) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests other than (1) regular quarterly dividends payable to holders of the Convertible Preferred Stock in accordance with the Certificate of Designations and (2) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its direct or indirect parent, (D) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests or other Company Securities or (E) except as a result of the Transactions, take any action that requires an adjustment to, or authorize any adjustment to, (x) the Conversion Price or the Conversion Rate (each as defined in the 2016 Convertible Note Indenture) of the 2016 Convertible Notes, or (y) the Series B Conversion Rate or the Series B Conversion Price (each as defined in the Certificate of Designations) of the Convertible Preferred Stock;

(ii)  (A) incur any indebtedness or obligations for borrowed money, including any indebtedness evidenced by notes, bonds, debentures or similar Contracts, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, or guarantee any of the foregoing indebtedness, obligations or debt securities of another Person or enter into any “keep well” or other agreement to maintain any of the foregoing (collectively, “Indebtedness”), except for (1) intercompany Indebtedness among the Company and its wholly owned Subsidiaries, (2) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business, (3) guarantees by the Company of Indebtedness of its Subsidiaries, which Indebtedness is incurred in compliance with this Section 5.01(b)(ii) and (4) Indebtedness incurred under the Senior Secured Credit Facility or other existing bank lines of credit in effect as of the date hereof used to fund short term working capital requirements of Subsidiaries of the Company organized outside of the United States (including in respect of letters of credit); provided that the aggregate amount of Indebtedness (other than in respect of letters of credit) incurred pursuant to this clause (4) shall not exceed at any time $50 million, (B) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business or (C) make any loans, capital contributions or advances to any Person other than (x) to the Company or any wholly owned Subsidiary of the Company, (y) pursuant to Section 5.01(b)(v), and (z) in the ordinary course of business;

(iii)  sell, lease, license or otherwise transfer to any Person, in a single transaction or series of related transactions, any of its properties or assets including any Intellectual Property, except (A) ordinary course dispositions of inventory and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its wholly owned Subsidiaries, (C) leases and subleases of real property owned by the Company or its Subsidiaries and leases or subleases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant, in each case involving lease payments (over the life of the lease) not exceeding $10 million individually or in the aggregate and following prior good faith consultation with Parent or (D) other sales, leases, licenses or transfers in the ordinary course of business consistent with past practice;

(iv)  make or authorize capital expenditures that exceed by more than 10% the amount budgeted in the Company’s current plan as of the date hereof that was previously made available to Parent;

(v)  except as permitted under Section 5.01(b)(iv), make any acquisition of, or investment in, any properties, assets, securities or business (including by merger, sale of stock, sale of assets or otherwise) if the aggregate amount of consideration paid or transferred by the Company and its Subsidiaries in connection with all such transactions would exceed $25 million, except for the acquisitions of supplies, inventory, merchandise or products in the ordinary course of business;

(vi)  except as required pursuant to the terms of any Company Plan in each case, in effect on the date of this Agreement, (A) grant to any employee of the Company any increase in compensation, other than increases and payouts of compensation to employees below the E2 level in the ordinary course of business, (B) grant to any employee of the Company any increase in severance, retention or termination pay, (C) establish, adopt, enter into, amend in any material respect or terminate any Labor Agreement or material Company Plan, (D) take any action to accelerate funding or any rights or benefits under any material Company Plan, (E) grant or amend any equity or other incentive awards, (F) hire or appoint any employee whose base salary and target bonus opportunity exceeds $500,000 per annum or promote any employee to a position with a base salary and target bonus opportunity that exceeds $500,000 per annum or (G) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP;

(vii)  make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may be required (A) by GAAP (or any interpretation thereof), (B) by any applicable Law, including Regulation S-X under the Securities Act, or (C) by any Governmental Authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

(viii)  amend the Company Charter Documents or amend in any material respect the comparable organizational documents of any Subsidiary of the Company;

(ix)  grant any Lien (other than Permitted Liens) on any of its material assets other than (A) to secure Indebtedness and other obligations permitted under Section 5.01(b)(ii) or (B) to a wholly owned Subsidiary of the Company;

(x)  settle or compromise any pending or threatened Action, other than settlements or compromises of any pending or threatened Action (A) reflected or reserved against in respect of such Action in the balance sheet (or the notes thereto) of the Company as of the Balance Sheet Date included in the Filed SEC Documents for an amount not in excess of the amount so reflected or reserved or (B) if the amount of all such settlements and compromises does not exceed $5 million individually or $25 million in the aggregate; provided that no settlement or compromise of any pending or threatened Action may involve any injunctive or equitable relief or impose restrictions on the business activities of the Company or its Subsidiaries, involve any admission of any wrongdoing by the Company or its Subsidiaries, or involve any license, cross license or similar arrangement with respect to Intellectual Property;

(xi)  (A) make any material change (or file a request to make any such change) in any method of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any material Tax election, (C) settle or compromise any material Tax liability, audit claim or assessment, (D) surrender any right to claim a material Tax refund, (E) file any amended Tax Return with respect to any material Tax, (F) enter into any closing agreement with respect to any material Tax or (G) waive or extend the statute of limitations with respect to any Tax Return reporting a Tax liability in excess of $5 million, other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business;

(xii)  adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than (A) with respect to dormant Subsidiaries or (B) with respect to any merger, consolidation, restructuring, recapitalization or other reorganziation, solely among the Company and any wholly owned Subsidiary of the Company or solely among wholly owned Subsidiaries of the Company;

(xiii)  (A) modify, amend, terminate or waive, in each case in any material respect, any rights or claims under any Material Contract or any Restricted Contract, or (B) enter into any new agreement that (i) would have been considered a Material Contract if it were entered into prior to the date of this Agreement, other than in the ordinary course of business, (ii) is or would have been considered a Restricted Contract if it were entered into prior to the date of this Agreement or (iii) contains a change in control or similar provision in favor of the other party or parties thereto that would require a material payment to or would give rise to any material rights of such other party or parties in connection with the consummation of the Merger (including in combination with any other event or circumstance) or any subsequent change in control of the Company or any of its Subsidiaries, other than pursuant to a tender process for Contracts with a Governmental Authority;

(xiv)  (A) fail to diligently prosecute or maintain any material Intellectual Property or fail to exercise a right of renewal or extension under or with respect to any material Intellectual Property or (B) other than in the ordinary course of business subject to customary confidentiality requirements, disclose any material trade secrets of the Company or any of its Subsidiaries; or

(xv) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

(c)  Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d)  The Company shall not expressly waive obligations with respect to the disclosure of confidential information in confidentiality agreements entered into with any Person with respect to a Takeover Proposal on or prior to the date hereof. For the avoidance of doubt, the Company, in its sole discretion, shall be entitled to waive or release any preexisting explicit or implicit standstill provisions or similar agreements with any Person or group of Persons.

SECTION 5.02.    Solicitation; Change in Recommendation.    (a) Except as permitted by this Section 5.02, the Company shall and shall cause each of its Subsidiaries and its and their officers and directors to, and shall instruct and use its reasonable best efforts to cause its other Representatives to, (i) immediately cease any solicitation, discussions or negotiations with any Persons with respect to a Takeover Proposal that existed on or prior to the date hereof and (ii) from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, not, directly or indirectly, (A) initiate, solicit, or knowingly encourage (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with, or for the purpose of, encouraging a Takeover Proposal or (C) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement providing for a Takeover Proposal. The Company shall promptly request the return or destruction of all information furnished by or on its behalf to any Person and its Representatives with respect to a Takeover Proposal on or prior to the date hereof.

(b)  Notwithstanding anything contained in Section 5.02(a) or any other provision of this Agreement to the contrary, if at any time on or after the date hereof and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a written Takeover Proposal, which Takeover Proposal did not result from any breach of this Section 5.02, (i) the Company and its Representatives may contact such Person or group of Persons making the Takeover Proposal solely to clarify the terms and conditions thereof or to request that any Takeover Proposal made orally be made in writing and (ii) if the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal and the failure to take the following actions is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company and any of its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Takeover Proposal and furnish pursuant to an Acceptable Confidentiality Agreement information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal and its or their respective Representatives; provided that the Company shall promptly (and in any event within 24 hours) provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal and its or their Representatives.

(c)  The Company shall promptly (and in any event within 24 hours after knowledge of receipt by an officer or director of the Company) notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Takeover Proposal and shall disclose to Parent the material terms and conditions of any such Takeover Proposal and the identity of the Person or group of Persons making such Takeover Proposal, and copies of any documents evidencing or delivered in connection with such Takeover Proposal, and the Company shall keep Parent reasonably informed promptly (and in any event within 24 hours after knowledge of the applicable developments by an officer or director of the Company) of any material developments with respect to any such Takeover Proposal (including any material changes thereto, and including by providing copies of any revised or new documents evidencing or delivered in connection with such Takeover Proposal). For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.02(c) will be subject to the terms of the Confidentiality Agreement. As used in this Agreement, “Acceptable Confidentiality Agreement” means (x) any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains confidentiality provisions that are not less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to Takeover Proposals, or (y) any confidentiality agreement entered into prior to the date of this Agreement, it being understood that the Company, in its sole discretion, shall be entitled to waive or release any preexisting explicit or implicit standstill provisions or similar agreements with any Person or group of Persons.

(d)  Neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withhold (in the case of the Board of Directors of the Company) or withdraw (or modify in a manner adverse to Parent), or publicly propose to withhold (in the case of the Board of Directors of the Company) or withdraw (or modify in a manner adverse to Parent), the Company Board Recommendation, (B) in the case of the Board of Directors of the Company, if any Takeover Proposal structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by the Company’s stockholders within ten (10) business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (C) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Takeover Proposal (it being understood that the Board of Directors of the Company or any committee thereof may make or cause the Company to (x) make a customary “stop, look and listen” communication, may elect to take no position with respect to a Takeover Proposal until the close of business on the tenth business day after the commencement of such Takeover Proposal pursuant to Rule 14e-2 under the Exchange Act without such action in and of itself being considered an adverse modification and (y) disclose that the Board of Directors of the Company or any committee thereof has determined that a Takeover Proposal constitutes a Superior Proposal, that the Board of Directors of the Company or any committee thereof intends to make an Adverse Recommendation Change or that the Company intends to terminate this Agreement to enter into a Company Acquisition Agreement and in each case any material facts and circumstances relating thereto) (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, execute or enter into (or cause or permit the Company or any of its Subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to a Takeover Proposal, other than any Acceptable Confidentiality Agreement (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, but not after, the Board of Directors of the Company or any committee thereof may (I) make an Adverse Recommendation Change or (II) cause the Company to enter into a Company Acquisition Agreement with respect to a Takeover Proposal not solicited in violation of this Section 5.02 and terminate this Agreement pursuant to Section 7.01(d)(ii), in either case if the Board of Directors of the Company has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (x) in the case of clause (I) where the Adverse Recommendation Change is not made in response to a Takeover Proposal, failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law and (y) in the case of (A) clause (I) where such Adverse Recommendation Change is made in response to a Takeover Proposal or (B) clause (II), such Takeover Proposal constitutes a Superior Proposal and the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that the Board of Directors of the Company or any committee thereof shall not, and shall cause the Company not to, take any action set forth in clause (I) or clause (II), unless (1) the Company has given Parent at least five calendar days’ prior written notice of its intention to take such action (which notice shall specify the reasons therefor and, if relating to a Takeover Proposal, include an unredacted copy of any such Superior Proposal and an unredacted copy of any relevant proposed transaction agreements, the identity of the party making such Superior Proposal and the material terms thereof), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal (or, if the action set forth in clause (I) does not relate to a Takeover Proposal, such that the failure to make an Adverse Recommendation Change would not reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law) and (3) following the end of such notice period, the Board of Directors of the Company shall have considered in good faith such binding offer, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal (or, if the action set forth in clause (I) does not relate to a Takeover Proposal, that the failure to effect an Adverse Recommendation Change would continue to be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law) if the revisions proposed in such binding offer were to be given effect (it being understood that in the event of any change to the financial terms or any other material terms of any such Superior Proposal (or, if the action set forth in clause (I) does not relate to a Takeover Proposal, any material change to the underlying relevant facts and circumstances), this proviso shall again apply (but the five calendar day period shall instead be two calendar days); and provided further that any purported termination of this Agreement pursuant to this sentence shall be void and of no force and effect unless the termination is in accordance with Section 7.01 and, the Company pays Parent the applicable Company Termination Fee in accordance with Section 7.03 prior to or concurrently with such termination.

(e)  Nothing in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors of the Company or any committee thereof from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided, however, that any such disclosure or statement that constitutes or contains an Adverse Recommendation Change shall be subject to the provisions of Section 5.02(d).

(f)  As used in this Agreement, “Takeover Proposal” shall mean any inquiry, proposal or offer from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition of more than 25% of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company), including through the acquisition of one or more Subsidiaries of the Company owning such assets, (ii) acquisition of more than 25% of the outstanding Company Common Stock or voting power of the Company, (iii) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 25% of the outstanding Company Common Stock or voting power of the Company or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group (or the stockholders of any Person) would acquire, directly or indirectly, more than 25% of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company) or more than 25% of the aggregate voting power of the Company or of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the Transactions; provided, however, that this Agreement and the Transactions shall not be deemed a Takeover Proposal.

(g)  As used in this Agreement, “Superior Proposal” shall mean any bona fide written Takeover Proposal that the Board of Directors of the Company has determined in its good faith judgment after consultation with its financial advisors and outside legal counsel, (i) to be more favorable from a financial point of view to the Company’s stockholders than the Transactions and (ii) is reasonably capable of being completed on the terms proposed, taking into account all legal, regulatory, financial, timing, financing and other aspects of such proposal and of this Agreement; provided that for purposes of the definition of “Superior Proposal”, the references to “25%” in the definition of Takeover Proposal shall be deemed to be references to “50%”.

SECTION 5.03.    Efforts.    (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, (iii) execute and deliver any additional instruments necessary to consummate the Transactions and (iv) defend or contest in good faith any Action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions, in the case of each of clauses (i) through (iv), other than with respect to filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, approvals, consents, registrations, permits, authorizations and other confirmations relating to Antitrust Laws, which are dealt with in Sections 5.03(c) and (d) below. For purposes hereof, “Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(b)  In furtherance and not in limitation of the foregoing, the Company and Parent shall each use its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

(c)  Each of the parties hereto agrees: (1) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within 30 calendar days after the date of this Agreement, (2) to make the appropriate filings under the Other Required Antitrust Laws as promptly as reasonably practicable and advisable following the date of this Agreement, (3) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and such Other Required Antitrust Laws and (4) to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any such Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties hereto to consummate the Transactions. Without limiting the foregoing, Parent shall promptly take all actions necessary to secure the expiration or termination of any applicable waiting period under the HSR Act or any such Other Required Antitrust Law and resolve any objections asserted with respect to the Transactions under the Federal Trade Commission Act or any other applicable Law raised by any Governmental Authority, in order to prevent the entry of, any Restraint that would prevent, prohibit, restrict or delay the consummation of the Transactions, including (i) agreeing to sell, divest or otherwise convey or hold separate any particular assets or categories of assets or businesses of the Company or its Subsidiaries contemporaneously with or subsequent to the Effective Time, (ii) permitting the Company to sell, divest or otherwise convey or hold separate any of the particular assets or categories of assets or businesses of the Company or any of its Subsidiaries prior to the Effective Time, (iii) terminating existing relationships, contractual rights or obligations of the Company or its Subsidiaries, (iv) terminating any joint venture or other arrangement of the Company or its Subsidiaries or (v) creating any relationship, contractual right or obligation of the Company or its Subsidiaries (or, in each case, entering into agreements or stipulating to the entry of any Judgment by, or filing appropriate applications with, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority in connection with any of the foregoing and, in the case of actions by or with respect to the Company, by consenting to such action by the Company (including any consents required under this Agreement with respect to such action) (each of the actions described in clauses (i)—(v), a “Divestiture Action”); provided, however that in no event shall anything in this Agreement require, or be construed to require, the Company, Parent or any of their respective Affiliates to (1) take, or agree to take, any Divestiture Action unless all Divestiture Actions collectively would not result in a material adverse effect on the business, results of operations, assets or financial condition of a company the size of (and with results of operations equal to those of) the Company and its Subsidiaries, taken as a whole, prior to the Effective Time or (2) take any actions, including the actions described in clauses (i)—(v) above with respect to Parent, its Affiliates or their respective assets, categories of assets, businesses, relationships, contractual rights, obligations or arrangements. To assist Parent in complying with its obligations set forth in this Section 5.03(c), the Company shall enter into one or more agreements requested by Parent to be entered into by any of them prior to the Closing (but conditioned upon consummation of the Closing) with respect to any Divestiture Action. Parent shall respond to and seek to resolve as promptly as reasonably practicable any objections asserted by any Governmental Authority with respect to the Transactions and the Company, Parent and Merger Sub and any of their respective Affiliates shall not take any action with the intention to, or that could reasonably be expected to, hinder or delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the DOJ or FTC or under any Other Required Antitrust Laws. Nothing in this Agreement (x) shall require any party to take or agree to take any action with respect to its business or operations in connection with obtaining the expiration or termination of the applicable waiting periods under, or any approvals under, the HSR Act or Other Required Antitrust Laws or approvals from any other Governmental Authorities, unless the effectiveness of such agreement or action is conditioned upon the Closing or (y) shall require Parent or its Affiliates to (and neither the Company nor its Subsidiaries shall without the express written consent of Parent) defend through litigation any claim asserted in court or administrative or other tribunal by any Person (including any Governmental Authority) in order to avoid entry of, or to have vacated or terminated, any Restraint that would prevent the Closing prior to the Outside Date.

(d)  Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private person, (ii) keep the other parties hereto informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the FTC, the DOJ or any other Governmental Authority (including any “4(c) documents” and “4(d) documents” as these terms are used in the rules and regulations under the HSR Act) and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions and (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other parties hereto with respect to information relating to the other parties hereto and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the Transactions; provided that any such information or materials referred to in (i)—(iii) may be redacted (x) to remove references concerning the valuation of the Company and (y) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Notwithstanding the foregoing, Parent shall, following consultation with the Company and after giving due consideration to its views and acting reasonably and in good faith, direct and control all aspects of the parties’ efforts to gain regulatory clearance either before any Governmental Authority or in any action brought to enjoin the Transactions pursuant to any Antitrust Laws.

SECTION 5.04.    Public Announcements.    Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system and except for any matters referred to in, and made in compliance with, Section 5.02. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto (the “Announcement”). Notwithstanding the forgoing, this Section 5.04 shall not apply to any press release or other public statement made by the Company or Parent (a) which is consistent with the Announcement and the terms of this Agreement and does not contain any information relating to the Company or the Transactions that has not been previously announced or made public in accordance with the terms of this Section 5.04 or (b) is made in the ordinary course of business and does not relate to this Agreement or the transactions contemplated by this Agreement.

SECTION 5.05.    Access to Information; Confidentiality.    Subject to applicable Law, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.01, upon reasonable notice, the Company shall afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records (other than any of the foregoing that relate to the negotiation and execution of this Agreement, or, subject to Section 5.02, to any Takeover Proposal or any other transactions potentially competing with or alternative to the Transactions or proposals from other parties relating to any competing or alternative transactions) and the Company shall furnish promptly to Parent and Parent’s Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so is reasonably likely to (i) violate applicable Law or an applicable Judgment, (ii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege or (iii) expose the Company to risk of liability for disclosure of sensitive or personal information. In any such event, the Company shall use its reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation or risk waiver of such privilege or protection or risk such liability, including entering into a joint defense agreement, common interest agreement or other similar arrangement. All requests for information made pursuant to this Section 5.05 shall be directed to the executive officer or other Person designated by the Company. Until the Effective Time, all information provided will be subject to the terms of the letter agreement dated as of January 5, 2016 by and among the Company and Parent (the “Confidentiality Agreement”).

SECTION 5.06.    Indemnification and Insurance.    (a) From and after the Effective Time, each of Parent and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, in each case to the fullest extent permissible by applicable Law, (i) jointly and severally indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director, officer, employee or agent of the Company or of a Subsidiary of the Company (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including reasonable fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee is or was a director or officer of the Company or such Subsidiary, (B) the fact that an Indemnitee is or was a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company or such Subsidiary, (C) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director or officer of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary or (D) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company or taken at the request of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise , in each case under clauses (A), (B), (C) or (D), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnitee) and (ii) assume (in the case of the Surviving Corporation, in the Merger without any further action) all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents and the organizational documents of such Subsidiaries as in effect on the date of this Agreement or in any agreement in existence as of the date of this Agreement providing for indemnification between the Company or any of its Subsidiaries and any Indemnitee. Without limiting the foregoing, Parent, from and after the Effective Time, shall cause, unless otherwise required by Law, the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Effective Time, Parent shall, and shall cause the Surviving Corporation to, without requiring a preliminary determination of entitlement to indemnification, advance any expenses (including reasonable fees and expenses of legal counsel) of any Indemnitee under this Section 5.06 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.06) as incurred to the fullest extent permitted under applicable Law; provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined that such Person is not entitled to be indemnified pursuant to this Section 5.06(a) or applicable Law.

(b)  None of Parent or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.06 (each, a “Claim”) for which indemnification has been sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent. Each of Parent, the Surviving Corporation and the Indemnitees shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(c)  For the six-year period commencing immediately after the Effective Time, the Surviving Corporation shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those Indemnitees who are currently (and any additional Indemnitees who prior to the Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable in the aggregate to such individuals than those of such policy in effect on the date of this Agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same aggregate coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy); provided, that if the aggregate annual premium for such insurance exceeds 300% of the annual premium for such insurance as of the date hereof (the “Premium Cap”), then the Surviving Corporation or Parent shall cause to be provided a policy covering such individuals with the best coverage as is then available at a cost up to but not exceeding such Premium Cap. The Company may (or if requested by Parent, the Company shall), in consultation with Parent, purchase, prior to the Effective Time, a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits in the aggregate as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions, at an aggregate cost up to but not exceeding the aggregate maximum amount payable pursuant to the proviso above for such six year period. If such prepaid “tail policy” has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.06(c) and the Surviving Corporation shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(d)  The provisions of this Section 5.06 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter Documents, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.06 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.06 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.06 applies shall be third party beneficiaries of this Section 5.06).

(e)  In the event that (i) Parent, the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, or (ii) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.06.

(f)  Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.06 is not prior to or in substitution for any such claims under such policies.

(g)  Parent’s and the Surviving Corporation’s obligations under this Section 5.06 shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that if any Claim (whether arising before, at or after the Effective Time) is brought against an Indemnitee on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.06 shall continue in effect until the full and final resolution of such Claim.

SECTION 5.07.    Rule 16b-3.    Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 5.08.    Employee Matters.    (a) Subject to any applicable Labor Agreements, until December 31, 2017 (the “Continuation Period”), Parent shall, and shall cause the Surviving Corporation to, provide (i) base salary and annual cash bonus opportunities to each person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Continuing Employee”) that are no less favorable, in each case, than those in effect immediately prior to the Effective Time, (ii) severance benefits to each Continuing Employee that are no less favorable than those that would have been provided to such Continuing Employee under the applicable severance benefit plans, programs, policies, agreements and arrangements as in effect on the date hereof and (iii) employee benefit plans and arrangements (other than base salary, annual bonus and long-term incentive opportunities, severance benefits and employee stock purchase plan benefits) to Continuing Employees that are substantially comparable in the aggregate to those provided to the Continuing Employees immediately prior to the Effective Time, in the case of clauses (i) and (iii), except to the extent such Continuing Employee’s employment with Parent or its Affiliates is terminated prior to the end of the Continuation Period. In addition, Parent shall, and shall cause the Surviving Corporation to, provide a 2017 long-term incentive award to each Continuing Employee employed by Parent or its Subsidiaries at the time annual long-term awards are made generally that is no less favorable than the greater of (A) the long-term incentive award made to similarly situated employees of Parent generally or (B) the ordinary course long-term incentive award made by the Company to such employee for 2016, as adjusted in a manner consistent with Parent’s long-term plan for the performance of the Surviving Corporation’s business operations relative to peer group companies.

(b)    Without limiting the generality of Section 5.08(a), from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms all the Company Plans as in effect at the Effective Time, it being understood that the foregoing shall not limit the right of Parent and its Subsidiaries, including the Surviving Corporation, to amend any Company Plan in accordance with its terms. Parent hereby acknowledges that the consummation of the Transactions constitutes a “change in control” or “change of control” (or a term of similar import) for purposes of any Company Plan that contains a definition of “change in control” or “change of control” (or a term of similar import), as applicable.

(c)  With respect to all employee benefit plans of the Surviving Corporation and its Subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), for all purposes (except as set forth below), including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with the Surviving Corporation or any of its Subsidiaries (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns); provided, however, that such service need not be recognized (i) to the extent that such recognition would result in any duplication of benefits for the same period of service, (ii) for any purpose under any defined benefit retirement plan, retiree welfare plan, equity-based incentive plan or long-term incentive plan, (iii) to the extent not recognized by the Company for similar purposes, or (iv) for purposes of any plan, program or arrangement (x) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation.

(d)  Without limiting the generality of Section 5.08(a), Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the Surviving Corporation or any of its Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

(e)  The provisions of this Section 5.08 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.08 (i) is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, (ii) obligates Parent or any of its Subsidiaries (including the Surviving Corporation) to retain the employment of any particular employee of the Company or any of its Subsidiaries following the Effective Time or (iii) results in any current or former director, employee, consultant or any other individual associated therewith being regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof.

SECTION 5.09.    Company ESPP.    The Company shall ensure that (a) no new offering periods under the Company ESPP will commence during the period from the date of this Agreement through the Effective Time, (b) there will be no increase in the amount of payroll deductions permitted to be made by the participants under the Company ESPP during the current offering periods, except those made in accordance with payroll deduction elections that are in effect as of the date of this Agreement, and (c) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time. No later than 5 days prior to the Effective Time, in the case of any outstanding purchase rights under the Company ESPP, (x) any then-current offering period under the Company ESPP shall end and each participant’s accumulated payroll deductions shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP, (y) such shares of Company Common Stock shall be treated the same as all other shares of Company Common Stock in accordance with Section 2.01(c) and (z) the Company ESPP shall terminate immediately after such purchases.

SECTION 5.10.    Notification of Certain Matters; Stockholder Litigation.    Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any Actions commenced or, to such party’s Knowledge, threatened against such party which relates to this Agreement or the Transactions and (iii) any fact, event or circumstance that (A) has had or would reasonably be expected to result in any Material Adverse Effect or Parent Material Adverse Effect, as applicable, or (B) is reasonably likely to result in the failure of any of the conditions set forth in Article VI to be satisfied. The Company shall give Parent the opportunity to participate in the defense and settlement of any stockholder litigation against the Company or its directors relating to this Agreement or the Transactions, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

SECTION 5.11.    Parent Vote.    (a) Parent shall vote or cause to be voted any Company Common Stock beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted, in favor of the adoption of this Agreement at any meeting of stockholders of the Company at which this Agreement shall be submitted for adoption and at all adjournments or postponements thereof.

(b)  Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

SECTION 5.12.    Stock Exchange De-listing.    Parent shall use its reasonable best efforts to cause the Company Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time. The Company shall reasonably cooperate with Parent in connection with the actions contemplated by this Section 5.12.

SECTION 5.13.    Treatment of 2016 Convertible Notes.    In the event that any 2016 Convertible Notes remain outstanding as of the Effective Time, the Company, the Surviving Corporation and Parent will take all necessary action to execute, as and to the extent required by the 2016 Convertible Note Indenture, a supplemental indenture related thereto. Prior to the Effective Time, the Company shall deliver all notices and take all other actions required under the terms of the 2016 Convertible Notes, the 2016 Convertible Note Indenture or under applicable Law, including, without limitation, the giving of any notices that may be required in connection with the Transactions and any conversions of the 2016 Convertible Notes; provided, however, that the Company, to the extent reasonably practicable, will provide copies of any such notice to Parent at least three (3) business days prior to delivering any such notice, and all such notices and actions not required by the terms of the 2016 Convertible Notes or the 2016 Convertible Note Indenture shall be subject to the prior approval of Parent, such approval not to be unreasonably withheld or delayed. The Company shall, and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause their respective Representatives to, reasonably cooperate with Parent in connection with the fulfillment of the Company’s obligations under the terms of the 2016 Convertible Notes and the 2016 Convertible Note Indenture at any time after the date of this Agreement as reasonably requested by Parent.

SECTION 5.14.    Transfer of Company Common Stock Owned by Parent.    Prior to the Effective Time, Parent shall, and shall cause its Subsidiaries (other than Merger Sub) to, transfer all shares of Company Common Stock beneficially owned by Parent or any of its Subsidiaries to Merger Sub.

SECTION 5.15.    Financing.

(a)  The Company shall, and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause its Representatives to, provide all cooperation that is necessary, customary or advisable and reasonably requested by Parent to assist Parent in the arrangement of any third party debt or equity financing for the purpose of financing the aggregate Merger Consideration, any repayment or refinancing of debt contemplated by this Agreement or required or undertaken in connection with the Transactions and any other amounts required to be paid in connection with the consummation of the Transactions (including all amounts payable in respect of Company Stock Options and Company RSUs under this Agreement) and all related fees and expenses of Parent and Merger Sub (the “Financing”) (it being understood that the receipt of such Financing is not a condition to the Merger); provided, however, that nothing in Section 5.13 or this Section 5.15 shall require such cooperation or other action on the part of the Company, its Subsidiaries or their respective Representatives to the extent it would (A) unreasonably disrupt the conduct of the business or operations of the Company or its Subsidiaries, (B) require the Company, any of its Subsidiaries or any of their respective Representatives to enter into any agreement, take any corporate action or otherwise agree to pay any fees, reimburse any expenses or otherwise incur any liability (other than immaterial out-of-pocket expenses that shall be subject to reimbursement by Parent as set forth below) or give any indemnities prior to the Effective Time, (C) require the Company, any of its Subsidiaries or any of their respective Representatives to take any action that would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, the Company Charter Documents (as in effect as of the date hereof), any charter documents of any Subsidiary (as in effect as of the date hereof), any applicable Laws, the Senior Secured Credit Facility (as in effect on the date hereof) or any Material Contract (as in effect on the date hereof) or (D) provide any information subject to attorney-client privilege, attorney work product protection or other legal privilege. Such cooperation shall include, without limitation, (i) participating in a reasonable number of meetings, presentations and due diligence sessions, in each case, upon reasonable notice and at mutually agreeable dates and times, (ii) providing reasonable and timely assistance with the preparation by Parent of materials for presentations, offering memoranda, prospectuses and similar documents required in connection with the Financing, and (iii) as promptly as reasonably practical, and in any event at least ten (10) days prior to the Closing Date, furnishing Parent and its financing sources with (i) audited consolidated balance sheets and related consolidated statements of operations, comprehensive income (loss), equity and cash flows for the Company for the fiscal years ended December 31, 2012, 2013 and 2014 and in the event that the date ten (10) days prior to the Closing Date occurs on a date that is more than seventy-five (75) days following December 31, 2015), 2015 and (b) unaudited consolidated balance sheets and related statements of operations, comprehensive income (loss) and cash flows for the Company for the fiscal quarters ended March 31, June 30 and September 30, 2015, and each subsequent fiscal quarter ended on a date that is not a fiscal year end and that is at least forty (40) days before the date that is ten (10) days prior to the Closing Date, in each case prepared in accordance with GAAP; it being agreed that the Company’s timely filing of required Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q after the date hereof and prior to the date ten (10) days prior to the Closing Date containing the financial statements required by such forms shall be deemed to have satisfied such condition. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable costs and expenses (including reasonable attorneys’ fees, but excluding, for the avoidance of doubt, the costs of the Company’s preparation of its annual and quarterly financial statements) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the Financing pursuant to this Section 5.15(a), and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except with respect to (x) any information provided by the Company or any of its Subsidiaries or (y) any fraud or intentional misrepresentation or willful misconduct by any such Persons.

(b)  The Company shall, and shall cause its Subsidiaries to, deliver all notices and take all other actions to facilitate the termination at the Effective Time of all commitments in respect of the Senior Secured Credit Facility, the repayment in full on the Closing Date of all obligations in respect of the indebtedness thereunder, and the release on the Closing Date of any Liens securing such indebtedness and guarantees in connection therewith. In furtherance and not in limitation of the foregoing, the Company and its Subsidiaries shall use commercially reasonable efforts to deliver to Parent at least two (2) business days prior to the Closing Date an executed payoff letter with respect to the Senior Secured Credit Facility (the “Payoff Letter”) in form and substance customary for transactions of this type, from the applicable agent on behalf of the Persons to whom such indebtedness is owed, which Payoff Letter together with any related release documentation shall, among other things, include the payoff amount and provide that Liens (and guarantees), if any, granted in connection with the Senior Secured Credit Facility relating to the assets, rights and properties of the Company and its Subsidiaries securing or relating to such indebtedness, shall, upon the payment of the amount set forth in the applicable Payoff Letter at or prior to the Effective Time, be released and terminated. The obligations of the Company pursuant to this Section 5.15(b) shall be subject to Parent providing or causing to be provided all funds required to effect all such repayments at or prior to the Effective Time.

(c)  Treatment of Notes.

(i)  The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to commence, as soon as reasonably practicable after the receipt of a written request from Parent to do so, one or more offers to purchase and/or consent solicitations with respect to all of the outstanding aggregate principal amount of any series of Notes on the terms and conditions specified by Parent and in compliance with all applicable terms and conditions of the Notes (collectively, the “Debt Offers”); provided, that the

Company shall not be required to commence any Debt Offer until Parent shall have provided the Company with drafts and the final form of the necessary offer to purchase, consent solicitation statement, related letter of transmittal, supplemental indenture and other related documents, in each case, as applicable in connection with such Debt Offer and all in form and substance reasonably satisfactory to the Company (collectively, the “Debt Offer Documents”); provided, further, that (A) Parent will consult with the Company regarding the timing and commencement of the Debt Offers and any early tender or early consent deadlines for the Debt Offers in light of the regular financial reporting schedule of the Company and the requirements of applicable Law and (B) the Debt Offers need not commence prior to the later of (x) ten (10) business days after the date the preliminary Proxy Statement is first filed with the SEC and (y) the date the staff of the SEC indicates to the Company that it has no further comments to the Proxy Statement. Parent shall consult with the Company and afford the Company a reasonable opportunity to review the material terms and conditions of the Debt Offers. The terms and conditions specified by Parent for the Debt Offers shall be only such terms and conditions as are customarily included in offers to purchase debt securities similar to the Notes and in similar situations and shall otherwise be in compliance with all applicable Laws and the terms and conditions of the Notes. The closing of any such Debt Offer shall be expressly conditioned on the Closing, and any such Debt Offer shall be conducted in compliance with applicable Law, including SEC rules and regulations. None of the Notes shall be required to be purchased, whether or not such repurchase is at the option of the Company or at the request of Parent, prior to the Closing Date. The Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, cause their respective Representatives to provide cooperation and assistance reasonably requested by Parent in connection with the Debt Offers. In addition, the Company shall, and shall cause its Subsidiaries to, provide to Parent such cooperation reasonably requested by Parent that is necessary, proper or advisable in connection with any other approach (an “Other Debt Transaction”) chosen by Parent to the defeasance, satisfaction and discharge, repayment, repurchase, redemption, amendment or other treatment of any of the Notes in connection with the Transactions; provided, that (1) such cooperation does not unreasonably interfere with the operations of the Company and its Subsidiaries, (2) the closing of any such Other Debt Transaction shall be expressly conditioned on the Closing, (3) such Other Debt Transaction shall be conducted in compliance with applicable Law, including SEC rules and regulations, and the terms and conditions of the Notes and (4) neither the Company nor any of its Subsidiaries shall be required to make any payment with respect to such Other Debt Transaction prior to the Closing Date. Parent and Merger Sub shall use commercially reasonable efforts to, and shall cause their respective Subsidiaries to use commercially reasonable efforts to, cause their respective Representatives to provide cooperation and assistance reasonably requested by the Company in connection with the Debt Offers and Other Debt Transactions.

(ii)  Following the commencement of the Debt Offers, the Company shall not, and shall cause its Subsidiaries not to, make any change to the terms and conditions of the Debt Offers, unless such change is previously approved by Parent in writing (such consent not to be unreasonably withheld or delayed) or required by applicable Law or the terms and conditions of the Notes. The Company shall, and shall cause its Subsidiaries to, waive any of the conditions to the Debt Offers (other than that the Closing shall have occurred and that there shall be no Law, injunction or other legal restraint prohibiting such waiver or consummation of the Debt Offers) as may be reasonably requested by Parent and shall not, without the written consent of Parent, waive any condition to the Debt Offers other than as agreed in writing between Parent and the Company.

(iii)  The Company covenants and agrees that, promptly following the consent solicitation expiration date associated with any Debt Offer, assuming the requisite consents are received, the Company shall, and shall cause each of its Subsidiaries as is necessary, and shall use commercially reasonable efforts to cause the applicable trustee, to execute supplemental indentures to the Existing Note Indentures for which the requisite consent has been received, which supplemental indentures shall (x) implement the amendments, if any, described in the Debt Offer Documents, (y) become operative only concurrently with the Effective Time and (z) be in compliance with applicable Law and the terms and conditions of the Notes. The Company shall, upon receipt of a written request from Parent and on the date specified in such written request (which date shall not be earlier than the Closing Date), accept for payment and thereafter promptly pay for the Notes that have been properly tendered and not properly withdrawn pursuant to the Debt Offers in compliance with applicable Law and the terms and conditions of the Notes and in accordance with the Debt Offers provided by or at the direction of Parent, so long as Parent shall have complied with its obligations under the next succeeding sentence. Parent hereby covenants and agrees to provide (or cause to be provided) immediately available funds to the Company for the full payment on the date specified in the written request described in the preceding sentence of all Notes properly tendered and not properly withdrawn to the extent required pursuant to the terms of the Debt Offers and for the payment of any fees and expenses in connection therewith. The Company shall pay any consent fee in respect of any Debt Offers at the times and pursuant to the terms of such Debt Offers and in compliance with applicable Law and the terms and conditions of the Notes, provided that Parent has provided (or caused to be provided) to the Company immediately available funds for the full payment of such amounts on the applicable date and for the payment of any fees and expenses in connection therewith. Parent and Merger Sub shall use commercially reasonable efforts to, and shall cause their respective Subsidiaries to use commercially reasonable efforts to, cause their respective Representatives to provide cooperation and assistance reasonably requested by the Company in connection with the entry into the supplemental indentures and the acceptance for payment and payment of the Notes.

(iv)  Parent shall prepare all necessary and appropriate documentation in connection with the Debt Offers, including the Debt Offer Documents. Parent and the Company shall, and the Company shall cause its Subsidiaries to, reasonably cooperate with each other in the preparation of the Debt Offer Documents (including all amendments and supplements proposed by Parent). The Debt Offer Documents (including all amendments or supplements thereto) and all other communications with the holders of the Notes in connection with the Debt Offers (including, without limitation, any materials provided or filed pursuant to the next succeeding sentence) shall be subject to prior review of, and comment by, Parent and the Company and shall be reasonably acceptable to each of them. If at any time prior to the completion of the Debt Offers, any information should be discovered by the Company or Parent that either the Company or Parent reasonably believes should be set forth in an amendment or supplement to the Debt Offer Documents, so that the Debt Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall use commercially reasonable efforts to promptly notify the other party, and an appropriate amendment or supplement prepared by Parent describing such information shall be disseminated by or on behalf of the Company to the holders of the applicable Notes (which supplement or amendment and dissemination may, at the reasonable direction of Parent, take the form of a filing of a Current Report on Form 8-K). Notwithstanding anything to the contrary in this Section 5.15(c)(iv), the Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause the Company Subsidiaries to, comply with the requirements of Rule 14e-l under the Exchange Act, to the extent applicable, and any other applicable Laws to the extent such Laws are applicable in connection with the Debt Offers and such compliance will not be deemed a breach of this Section 5.15.

(v)  In connection with the Debt Offers, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith, and the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, enter into customary agreements with such parties so selected; provided that the foregoing shall not require the Company or any of its Subsidiaries to agree to pay any fees, reimburse any expenses or otherwise incur any liability or give any indemnities prior to the Effective Time. The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cooperate with such parties so selected.

(vi)  Subject to the compliance by Parent with its obligations under the last sentence of this Section 5.15(c)(vi), if requested by Parent in writing, in lieu of or in addition to commencing or consummating a Debt Offer for any series of Notes, the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to (i) substantially simultaneously with the Effective Time, issue a notice of optional redemption (or in the case of any series of Notes that permit the issuance of a conditional redemption notice, prior to the Effective Time but conditioned thereupon) for all of the outstanding aggregate principal amount of such series of Notes, pursuant to the redemption provisions of the applicable Existing Note Indenture and in compliance with all applicable Laws and (ii) take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of such series of Notes pursuant to the applicable Existing Note Indenture and in compliance with all applicable Laws. The redemption and satisfaction and discharge of any series of Notes pursuant to the preceding sentence are referred to collectively as the “Discharge” of such series of Notes. Subject to the compliance by Parent with its obligations under the last sentence of this Section 5.15(c)(vi), the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, cause their respective Representatives to provide all cooperation reasonably requested by Parent in connection with the Discharge of any series of Notes identified to the Company by Parent in writing at any time in compliance with all applicable Laws and the terms and conditions of the Notes. Concurrently with the Closing, Parent shall, or shall cause to be, deposited with the trustee under the applicable Existing Note Indenture sufficient funds to effect (in compliance with the provisions of such applicable Existing Note Indenture) any such Discharge pursuant to this Section 5.15(c)(vi). Parent and Merger Sub shall use commercially reasonable efforts to, and shall cause their respective Subsidiaries to use commercially reasonable efforts to, cause their respective Representatives to provide cooperation and assistance reasonably requested by the Company in connection with the Discharge of any series of Notes.

(vii)  Parent shall pay the fees and out-of-pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Debt Offers and any Other Debt Transaction upon the incurrence of such fees and out-of-pocket expenses, and Parent further agrees to reimburse the Company and its Subsidiaries for all of their reasonable and documented out-of-pocket costs, fees and expenses in connection with the Debt Offers, the Discharge of any series of Notes and any Other Debt Transaction promptly following the incurrence thereof. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Debt Offers, the Discharge of any series of Notes, any Other Debt Transaction and any other transactions taken pursuant to this Section 5.15 or any information utilized in connection therewith, except with respect to (x) any information provided by the Company or any of its Subsidiaries or (y) any fraud or intentional misrepresentation or willful misconduct by any such Persons. For the avoidance of doubt, all information provided to Parent by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 5.15 will be kept confidential pursuant to the terms of the Confidentiality Agreement.

SECTION 5.16.    Preparation of the Proxy Statement; Stockholders’ Meeting.    (a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. Subject to Section 5.02, the Board of Directors of the Company shall make the Company Board Recommendation to the Company’s stockholders and shall include such recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub and their respective Affiliates as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. The Company shall notify Parent promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the resolution of any such comments. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.

(b)  Subject to Section 5.16(a) and notwithstanding any Adverse Recommendation Change, the Company shall take all necessary actions in accordance with applicable Law, the Company Charter Documents and the rules of the NYSE to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders’ Meeting”) for the purpose of obtaining the Company Stockholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement, and, prior to the termination of this Agreement in accordance with its terms, shall not submit any Takeover Proposal for approval or adoption by the stockholders of the Company. Subject to Section 5.02, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may, in its sole discretion, adjourn, recess, or postpone the Company Stockholders’ Meeting (i) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders’ Meeting, (ii) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or (iii) to solicit additional proxies if the Company reasonably believes it may be necessary to obtain the Company Stockholder Approval.

SECTION 5.17.    Other Securities.    The Company shall, and shall cause its Subsidiaries to, provide to Parent such cooperation reasonably requested by Parent in connection with the treatment of the Series B Preferred Stock in connection with the Merger, including seeking the consent, vote or cooperation of the holders of the Series B Preferred Stock.

SECTION 5.18.    Creation of Merger Sub.    Within four calendar days of the date of this Agreement, Parent shall cause to be formed the Merger Sub and shall cause the Merger Sub to become party to this Agreement through the execution of the Joinder Agreement. Immediately prior to the execution of the Joinder Agreement, (i) Parent shall cause the Board of Directors of Merger Sub to adopt resolutions (A) unanimously approving the Merger and the execution, delivery and performance by Merger Sub of this Agreement, the Joinder Agreement and the consummation of the Transactions, (B) declaring that the Merger is advisable and in the best interests of the sole stockholder of Merger Sub and (C) directing that the Merger be submitted for consideration at a meeting or by unanimous written consent of Merger Sub’s stockholder, which resolutions have not been subsequently rescinded, modified or withdrawn and (ii) Parent, as the sole stockholder of Merger Sub, shall approve this Agreement and the Transactions.

ARTICLE VI

Conditions to the Merger

SECTION 6.01.    Conditions to Each Party’s Obligation To Effect the Merger.    The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or written waiver by Parent and the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)  No Restraints.    No Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority or any applicable Law (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting consummation of the Merger;

(b)  Governmental Consents.    The waiting period (and any extension thereof) applicable to the consummation of the Merger under (i) the HSR Act and (ii) the other Antitrust Laws set forth in Section 6.01(b) of the Company Disclosure Letter (the “Other Required Antitrust Laws”) shall have expired or early termination thereof shall have been granted and the approvals under the Other Required Antitrust Laws shall have been received; and

(c)  Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

SECTION 6.02.    Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or written waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties.    The representations and warranties of the Company (i) set forth in Section 3.02(a) and Section 3.02(b) shall be true and correct in all respects as of the date hereof and as of the

Closing Date, with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct is a De Minimis Inaccuracy, (ii) set forth in Section 3.03(a), Section 3.03(b), Section 3.14 and Section 3.20 shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) set forth in the Agreement, other than those Sections specifically identified in clauses (i) and (ii) of this paragraph, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

(b)  Compliance with Covenants.    The Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it at or prior to the Effective Time under the Agreement and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect; and

(c)  No Material Adverse Effect.    Since the date of the Agreement there shall not have been any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 6.03.    Conditions to the Obligations of the Company.    The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or written waiver by the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect; and

(b)  Compliance with Covenants.    Parent and Merger Sub shall have complied with or performed in all material respects their obligations required to be complied with or performed by them at or prior to the Effective Time under the Agreement and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

ARTICLE VII

Termination

SECTION 7.01.    Termination.    This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time (except as otherwise expressly noted), whether before or after receipt of the Company Stockholder Approval:

(a)  by the mutual written consent of the Company and Parent;

(b)  by either of the Company or Parent:

(i)  if the Effective Time shall not have occurred on or prior to January 30, 2017 (as such date may be extended pursuant to the immediately succeeding proviso or pursuant to Section 8.08, the “Outside Date”); provided, that if on the Outside Date any of the conditions set forth in Section 6.01(b) or Section 6.01(a) (to the extent relating to the matters set forth in Section 6.01(b)) shall not have been satisfied but all other conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically extended to April 30, 2017 and such date shall become the Outside Date for purposes of this Agreement; provided, further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the events specified in this Section 7.01(b)(i) (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(ii)  if any Restraint having the effect set forth in Section 6.01(a) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have used the required efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement; or

(iii)  if the Company Stockholder Approval is not obtained at the Company Stockholders’ Meeting duly convened therefor (or at any adjournment or postponement thereof);

(c)  by Parent:

(i)  if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (B) is incapable of being cured or, if capable of being cured, the Company shall not have commenced good faith efforts to cure the breach or failure to perform within 30 calendar days following (or the breach or failure to perform is not cured within 60 calendar days following) receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.01(c)(i) and the basis for such termination; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii)  if the Board of Directors of the Company or a committee thereof shall have made an Adverse Recommendation Change; or

(d)  by the Company:

(i)  if either Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (y) is incapable of being cured or, if capable of being cured, Parent and Merger Sub shall not have commenced good faith efforts to cure the breach or failure to perform within 30 calendar days following (or the breach or failure to perform is not cured within 60 calendar days following) receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d)(i) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii)  prior to receipt of the Company Stockholder Approval, in connection with entering into a Company Acquisition Agreement with respect to a Superior Proposal in accordance with Section 5.02(d)(II); provided that prior to or concurrently with such termination the Company pays the Company Termination Fee due under Section 7.03(a).

SECTION 7.02.    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 7.02 and 7.03, Article VIII and the Confidentiality Agreement, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except subject to Section 7.03(b) no such termination shall relieve any party from liability for damages to another party resulting from a knowing and intentional breach of this Agreement or from fraud.

SECTION 7.03.    Termination Fee.    (a) In the event that:

(i)  this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii); provided that (A) a bona fide Takeover Proposal shall have been publicly made, publicly proposed or otherwise publicly communicated after the date of this Agreement and not withdrawn prior to the earlier of the completion of the Company Stockholders’ Meeting (including any adjournment or postponement thereof) and the time of termination and (B) within twelve months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to a Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in clause (A)) and such Takeover Proposal is subsequently consummated (even if after such twelve-month period); provided that, for purposes of clauses (A) and (B) of this Section 7.03(a)(i), the references to “25%” in the definition of Takeover Proposal shall be deemed to be references to “50%”; or

(ii)  this Agreement is terminated (A) by Parent pursuant to Section 7.01(c)(ii) or (B) by the Company pursuant to Section 7.01(d)(ii);

then, in any such event under clause (i) or (ii) of this Section 7.03(a), the Company shall pay the Company Termination Fee to Parent or its designee by wire transfer of same day funds (x) in the case of Section 7.03(a)(ii)(A), within two business days after such termination, (y) in the case of Section 7.03(a)(ii)(B), simultaneously with such termination or (z) in the case of Section 7.03(a)(i), within two business days after the consummation of the Takeover Proposal referred to therein; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

As used herein, “Company Termination Fee” shall mean a cash amount equal to $177,000,000.

(b)  In the event the Company Termination Fee is paid to Parent in circumstances for which such fee is payable pursuant to Section 7.03(a), payment of the Company Termination Fee shall be the sole and exclusive monetary damages remedy of the Parent Related Parties against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

ARTICLE VIII

Miscellaneous

SECTION 8.01.    No Survival of Representations and Warranties.    None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time.

SECTION 8.02.    Amendment or Supplement.    Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval. Any amendment or supplement to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the parties hereto.

SECTION 8.03.    Extension of Time, Waiver, Etc.    At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing); provided, however, that following receipt of the Company Stockholder Approval, there shall be no waiver or extension of this Agreement that decreases the Merger Consideration or that adversely affects the rights of the stockholders of the Company without such approval. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.04.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.

SECTION 8.05.    Counterparts.    This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 8.06.    Entire Agreement; No Third Party Beneficiaries.    This Agreement, including the Company Disclosure Letter, together with the Confidentiality Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for: (i) if the Effective Time occurs, the right of the Company’s stockholders to receive the Merger Consideration; (ii) if the Effective Time occurs, the right of the holders of Company Stock Options and Company RSUs to receive such amounts as provided for in Section 2.03; (iii) if the Effective Time occurs, the rights of the Indemnitees set forth in Section 5.06 of this Agreement and (iv) the rights of the Company Related Parties set forth in Section 7.03(b), which are intended for the benefit of the Persons and shall be enforceable by the Persons referred to in clauses (i) through (iv) above; and (v) the rights of the Lender Related Parties set forth in Section 8.15, which are intended for the benefit of the Lender Related Parties.

SECTION 8.07.    Governing Law; Jurisdiction.    (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b)  All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.07(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

SECTION 8.08.    Specific Enforcement.    The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. Subject to the following sentence, the parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the Outside Date, any party hereto brings any action, in each case, in accordance with Section 8.08, to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date shall automatically be extended by such other time period established by the court presiding over such action, as the case may be.

SECTION 8.09.    WAIVER OF JURY TRIAL.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10.    Notices.    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to it at:

Abbott Laboratories

100 Abbott Park Road, D-364

Abbott Park, Illinois 60064-3500

Attention: Executive Vice President, General Counsel and Secretary

Facsimile: (224) 667-3966

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Daniel E. Wolf, P.C.

                 David B. Feirstein

Facsimile: 212-446-4900

If to the Company, to it at:

Alere Inc.

51 Sawyer Road, Suite 200,

Waltham, Massachusetts, 02453

Attention: General Counsel

Facsimile: (781) 647-3939

with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Scott A. Barshay, Esq.

                 O. Keith Hallam III, Esq.

Facsimile: 212-474-3700

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 8.11.    Severability.    If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

SECTION 8.12.    Definitions.    (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“2016 Convertible Notes” means the Company’s 3.00% Convertible Senior Subordinated Notes due 2016, issued pursuant to the 2016 Convertible Note Indenture.

“2016 Convertible Note Indenture” means the Indenture dated as of May 14, 2007, between the Company and U.S. Bank Trust National Association, as trustee, in respect of the 2016 Convertible Notes.

“2018 Senior Notes” means the Company’s 7.25% Senior Notes due 2018, issued pursuant to the Senior Note Indenture.

“2020 Senior Subordinated Notes” means the Company’s 6.5% Senior Subordinated Notes due 2020, issued pursuant to the Subordinated Note Indenture.

“2023 Senior Subordinated Notes” means the Company’s 6.375% Senior Subordinated Notes due 2023, issued pursuant to the Subordinated Note Indenture.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, SPD, US CD, Techlab Inc. and their respective Subsidiaries shall not be deemed to be Affiliates of the Company or any of its Subsidiaries.

“business day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Delaware are authorized or required by Law to be closed.

“Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Secretary of State on May 8, 2008 with respect to the Convertible Preferred Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity” means any person or entity that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Company Charter Documents” means the Company’s certificate of incorporation (including the Certificate of Designations) and by-laws, each as amended to the date of this Agreement.

“Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former employees, directors or consultants, that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA), (ii) an employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not subject to ERISA), other than any plan which is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) a stock option, stock purchase, stock appreciation right or other stock-based agreement, program or plan, (iv) an individual employment, consulting, severance, retention or other similar agreement or (v) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, vacation, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to or has or may have any liability, other than any plan, program, policy, agreement or arrangement mandated by applicable Law.

“Company Product” means all “devices” (as those terms are defined in Section 201 of the FDCA) and over-the-counter products subject to the FDCA or any similar Law in any foreign jurisdiction that are being researched, tested, developed, commercialized, manufactured, sold or distributed by or on behalf of the Company or any of its Subsidiaries.

“Company Stock Plans” means the 2010 Stock Option and Incentive Plan, as amended, and the Inverness Medical Innovations Inc. 2001 Stock Option and Incentive Plan, as amended.

“Convertible Preferred Stock” means the Series B Convertible Perpetual Preferred Stock, $0.001 par value per share, of the Company designated pursuant to the Certificate of Designations.

“De Minimis Inaccuracies” means any inaccuracies in the representations and warranties of the Company in Section 3.02(a) or Section 3.02(b) that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of the Company.

“Encumbrance” means any mortgage, deed of trust, lease, license, condition, covenant, restriction, hypothecation, option to purchase or lease or otherwise acquire any interest, right of first refusal or offer, conditional sale or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right of way or other title defect, third-party right or encumbrance of any kind or nature.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Existing Note Indentures” means the 2016 Convertible Note Indenture, the Senior Note Indenture and the Senior Subordinated Note Indenture.

“FDA” means United States Food and Drug Administration.

“FDCA” means United States Food, Drug and Cosmetic Act of 1938, as amended.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Healthcare Regulatory Authority” means any federal, national, foreign or multinational governmental health regulatory agency or authority with jurisdiction over (i) the development, marketing, labeling, sale, use, handling and control, safety, efficacy, reliability, manufacturing, approval, licensing of any drug, device or over-the-counter pharmaceutical product, (ii) federal healthcare programs under which such products are purchased or (iii) the protection of personal health information.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as amended.

“Information Privacy and Security Laws” shall mean all Laws that apply to the Company or any of its Subsidiaries concerning the privacy or security of information pertaining to an individual, including, where applicable, the Health Insurance Portability and Accountability Act of 1996 (as amended by the Health Information Technology for Economic and Clinical Health Act), state data breach notification Laws, state social security number protection Laws, the European Union Directive 95/46/EC, the Federal Trade Commission Act, Canada’s Personal Information Protection and Electronic Documents Act, the Gramm Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act and state consumer protection Laws.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to: any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), patent application or invention and discovery; any trademark, trademark registration, trademark application, servicemark, trade name, logo, business name or brand name; any copyright, copyright registration, design, design registration or database rights; any internet domain name, and registrations and applications therefor; trade secret, confidential know-how, confidential customer data, or other confidential information, whether tangible or intangible, including algorithms, ideas, designs, formulas, methods, processes, programs, prototypes, systems and techniques; and computer software (including source and object codes, databases and related documentation), in each case to the extent confidential; and all goodwill associated with any trademark or domain name.

“IRS” means the Internal Revenue Service.

“Knowledge” means (i) with respect to the Company, the actual knowledge of the individuals listed on Section 8.12 of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, the actual knowledge of any of the officers or directors of Parent or Merger Sub.

“Lien” means any pledge, lien, charge, Encumbrance or security interest of any kind or nature.

“Material Adverse Effect” means any effect, change, event or occurrence that, individually or in the aggregate (a) would prevent or materially delay, interfere with, impair or hinder the consummation by the Company of the Transactions or the compliance by the Company with its obligations under this Agreement or (b) has a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur with respect to this clause (b): any effect, change, event or occurrence (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate, including changes in the use, adoption or non-adoption of technologies or industry standards, or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in Law (including changes or prospective changes in generally applicable rules, regulations and administrative policies of the FDA) or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, (2) any change proximately caused by the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions (other than for purposes of any representation or warranty contained in Sections 3.03(c) and 3.04), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by the Company or its Subsidiaries that is required by this Agreement or with Parent’s written consent or at Parent’s written request, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement, (6) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates, (7) any change or prospective change in the Company’s credit ratings, (8) any decline in the market price, or change in trading volume, of the capital stock of the Company or (9) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (7), (8) and (9) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (9) hereof) is, may be, contributed to or may contribute to, a Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3) or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“Notes” means the 2016 Convertible Notes, the 2018 Senior Notes, the 2020 Senior Subordinated Notes and the 2023 Senior Subordinated Notes.

“Parent Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by Parent or Merger Sub of any of the Transactions on a timely basis or (ii) the compliance by Parent or Merger Sub with its obligations under this Agreement.

“Permitted Encumbrances” means (i) easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be expected to materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, (ii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property and (iii) Permitted Liens.

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business, (iii) Liens securing payment, or any obligation, with respect to outstanding Indebtedness so long as there is no event of default under such Indebtedness, (iv) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (v) gaps in the chain of title evident from the records of the relevant Governmental Authority maintaining such records which would not materially detract from the value of or materially impair the existing use of the relevant properties, (vi) licenses of Intellectual Property granted in the ordinary course of business and (vii) such other Liens, Encumbrances or defects or imperfections of title that do not materially detract from the value of or materially impair the existing use of the asset or property affected by such Lien, Encumbrance, defect or imperfection.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Personal Information” means the information pertaining to an individual that is regulated or protected by the applicable Information Privacy and Security Law.

“Registered Company Intellectual Property” means all patents, patent applications, registered copyrights, applications to register copyrights, registered marks (including trademarks, service marks, and trade dress, to the extent registered), and applications to register marks and registered domain names, in each case that are owned by the Company or any of its Subsidiaries and are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted.

“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.

“Restricted Contract” means (i) any Contract that (a) restricts payment of dividends or distributions, (b) contains any standstill or similar restriction on the Company’s or its Subsidiaries’ ability to acquire assets or securities of another Person, (c) indemnifies or holds harmless any Person which indemnity is material to the Company and its Subsidiaries taken as a whole (other than commercial Contracts entered into, modified, amended, terminated or waived in the ordinary course of business) or (d) contains terms that, following the Closing, would limit or purport to limit Parent and its Affiliates to conduct their business by virtue of the Company and its Subsidiaries becoming Affiliates of Parent and (ii) any Contract that is a Material Contract (or would have been considered a Material Contract if it were entered into prior to the date of this Agreement) covered by subclauses (ii) or (vii) of Section 3.16(a).

“Senior Secured Credit Facility” means that certain Credit Agreement dated as of June 18, 2015, as amended, supplemented or otherwise modified from time to time prior to the date hereof, among the Company, as borrower, the lenders party thereto and Goldman Sachs Bank, USA and General Electric Capital Corporation, as administrative agents.

“Senior Note Indenture” means the Indenture dated as of August 11, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the 2018 Senior Notes, as supplemented and amended from time to time.

“Senior Subordinated Note Indenture” means the Indenture dated as of May 12, 2009, between the Company and U.S. Bank National Association, as trustee, in respect of the 2020 Senior Subordinated Notes and the 2023 Senior Subordinated Notes, as supplemented and amended from time to time.

“Significant Subsidiary” means each of the Company’s “significant subsidiaries” (as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act).

“SPD” means Swiss Precision Diagnostics GmbH, a Swiss company.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided, that, for the avoidance of doubt, SPD, US CD and Techlab, Inc. and their respective Subsidiaries shall not be deemed to be Subsidiaries of the Company for purposes of this Agreement.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger.

“US CD” means US CD LLC, a Delaware limited liability company.

“Warrant Agreements” means the agreements, dated as of July 1, 2009, between the Company and each of the holders of the Warrants set forth on Section 8.12 of the Company Disclosure Letter.

“Warrants” means the warrants for the purchase of shares of Company Common Stock pursuant to the Warrant Agreements.

The following terms are defined on the page of this Agreement set forth after such term below:

Terms Not Defined in this Section 8.12	Section
Acceptable Confidentiality Agreement	Section 5.02(c)
Action	Section 3.07
Adverse Recommendation Change	Section 5.02(d)
Agreement	Preamble
Announcement	Section 5.04
Antitrust Laws	Section 5.03(a)
Appraisal Shares	Section 2.06(b)
Assumed RSU	Section 2.03(c)
Balance Sheet Date	Section 3.05(c)
Bankruptcy and Equity Exception	Section 3.03(a)
Book Entry Share	Section 2.01(c)
Capitalization Date	Section 3.02(a)
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.03
Claim	Section 5.06(b)
Closing	Section 1.02
Closing Date	Section 1.02
Common Appraisal Shares	Section 2.06(a)
Company	Preamble
Company Acquisition Agreement	Section 5.02(d)
Company Board Recommendation	Section 3.03(b)
Company Common Stock	Section 2.01(a)
Company Disclosure Letter	Article III
Company ESPP	Section 3.02(a)
Company Preferred Stock	Section 3.02(a)
Company Regulatory Permits	Section 3.18(a)
Company Related Parties	Section 7.03(b)
Company RSU	Section 2.03(b)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Company Stockholder Approval	Section 3.03(b)
Company Stockholders’ Meeting	Section 5.16(b)
Company Stock Option	Section 2.03(a)
Company Termination Fee	Section 7.03(a)(ii)
Compensation Committee	Section 5.13
Confidentiality Agreement	Section 5.05
Continuation Period	Section 5.08(a)
Continuing Employee	Section 5.08(a)
Contract	Section 3.03(c)
Debt Offers	Section 5.15(c)(i)
Debt Offer Documents	Section 5.15(c)(i)
DGCL	Section 1.01
Discharge	Section 5.15(c)(vi)
DOJ	Section 5.03(c)
Effective Time	Section 1.03
Environmental Laws	Section 3.12
Environmental Permits	Section 3.12
Exchange Act	Section 3.04
Exchange Fund	Section 2.02(a)
Filed SEC Documents	Article III
Financing	Section 5.15(a)
FTC	Section 5.03(c)

Terms Not Defined in this Section 8.12	Section
Healthcare Laws	Section 3.18(b)
Indebtedness	Section 5.01(b)(ii)
Indemnitee	Section 5.06(a)
Indemnitees	Section 5.06(a)
Joinder Agreement	Recitals
Judgment	Section 3.07
Labor Agreement	Section 3.11
Laws	Section 3.08
Material Contract	Section 3.16
Merger	Recitals
Merger Consideration	Section 2.01(c)
Merger Sub	Recitals
Notes	Section 5.15(c)(i)
NYSE	Section 3.04
Other Debt Transaction	Section 5.15(c)(i)
Other Required Antitrust Laws	Section 6.01(b)
Outside Date	Section 7.01(b)(i)
Owned Real Property	Section 3.15
Parent	Preamble
Paying Agent	Section 2.02(a)
Payoff Letter	Section 5.15(b)
Permits	Section 3.08
Preferred Appraisal Shares	Section 2.06(b)
Premium Cap	Section 5.06(c)
Proxy Statement	Section 3.04
Restraints	Section 6.01(a)
SEC	Section 3.04
Secretary of State	Section 1.03
Securities Act	Section 3.02(c)
Social Security Act	Section 3.18(e)
Superior Proposal	Section 5.02(g)
Surviving Corporation	Section 1.01
Takeover Law	Section 3.14(b)
Takeover Proposal	Section 5.02(f)
Tax	Section 3.09(k)
Tax Returns	Section 3.09(k)

SECTION 8.13.    Fees and Expenses.    Whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in this Agreement.

SECTION 8.14.    Performance Guaranty.    Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.

SECTION 8.15.    No Recourse.    Notwithstanding anything to the contrary in this Agreement, the Company agrees that prior to the Closing it will not, and will not permit its controlled Affiliates to, bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the lenders, agents or arrangers under the Financing nor their respective Affiliates, successors or assigns nor any other debt financing sources (collectively, the “Lender Related Parties”) in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including with respect to any dispute arising out of or relating in any way to the Financing or the performance thereof.

SECTION 8.16.    Interpretation.    (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to Parent” and words of similar import refer to documents (A) posted to the Merrill Datasite by or on behalf of the Company at least 24 hours prior to the date hereof or (B) delivered in person or electronically to Parent, Merger Sub or their respective Representatives at least 24 hours prior to the date hereof. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The occurrence of any effect, change, event or occurrence set forth in clause (B)(2) of the definition of Material Adverse Effect shall not be deemed to constitute the operation of the business of the Company and its Subsidiaries outside the ordinary course. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

(b)  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ABBOTT LABORATORIES,

by	/s/ Thomas C Freeman
Name: Thomas C Freeman
Title: EVP Finance Administration

ALERE INC.,

by	/s/ Namal Nawana
Name: Namal Nawana
Title: Chief Executive Officer

Exhibit A

FORM OF JOINDER dated as of February [●], 2016 (this “Joinder”) to the Agreement and Plan of Merger dated as of January 30, 2016 (the “Merger Agreement”), between Alere Inc., a Delaware corporation (the “Company”) and Abbott Laboratories, an Illinois corporation (“Parent”).

WHEREAS, pursuant to Section 5.18 of the Merger Agreement, Parent caused the incorporation of [Merger Sub] (“Merger Sub”), a Delaware corporation and a newly formed, direct wholly owned subsidiary of Parent, and is required to cause Merger Sub to become party to the Merger Agreement through the execution of this Joinder;

WHEREAS the Board of Directors of Merger Sub have adopted resolutions (the “Resolutions”) (i) unanimously approving the Merger and the execution, delivery and performance by Merger Sub of this Agreement, the Joinder Agreement and the consummation of the Transactions, (ii) declaring that the Merger is advisable and in the best interests of the sole stockholder of Merger Sub and (iii) directing that the Merger be submitted for consideration at a meeting or by unanimous written consent of Merger Sub’s stockholder;

WHEREAS Parent has approved the Merger Agreement in its capacity as sole stockholder of Merger Sub.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

SECTION 1.01.    Definitions.    Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement.

SECTION 1.02.    Joinder.    In accordance with the terms of the Merger Agreement, Merger Sub irrevocably agrees to join and become a party to the Merger Agreement and be bound by and comply with the terms and provisions of the Merger Agreement applicable to it, in each case with the same force and effect as if it had originally been a party thereto.

SECTION 1.03.    Representations and Warranties of the Parties.    Merger Sub represents and warrants to the Company that (a) the Resolutions have not been amended or withdrawn as of the date of this Joinder and (b) this Joinder has been duly authorized, executed and delivered by it and that this Joinder and the Merger Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof and thereof. Merger Sub represents and warrants to, and agrees with the Company with respect to, all of the representations and warranties of Merger Sub set forth in Article IV of the Merger Agreement, and the covenants and agreements set forth in Article V of the Merger Agreement applicable to it.

SECTION 1.04.    Full Force of Merger Agreement.    Except as expressly supplemented hereby, the Merger Agreement shall remain in full force and effect in accordance with its terms.

SECTION 1.05.    Governing Law.    This Joinder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

Annex B

[J.P. Morgan letterhead]

January 30, 2016

The Board of Directors

Alere Inc.

51 Sawyer Road, Suite 200

Waltham, MA 02453

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of Alere Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Abbott Laboratories (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of January 30, 2016 (the “Agreement”), among the Company and the Acquiror, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury by the Company or owned by the Acquiror, any of its subsidiaries or any subsidiary of the Company and Common Appraisal Shares (as defined in the Agreement), will be converted into the right to receive $56.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such financial analyses and forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

B-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on two of the Company’s credit facilities in June 2015, as joint lead bookrunner on the Company’s offering of debt securities in June 2015, acting as joint lead arranger and joint bookrunner on the Acquiror’s credit facility in July 2015, and acting as joint lead bookrunner on the Acquiror’s debt securities offering in March of 2015. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

B-2

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ALERE INC.

51 SAWYER ROAD, SUITE 200

WALTHAM, MA 02453

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

1 1 1 OF 2

NAME

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THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

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The Board of Directors recommends you vote FOR

proposals 1, 2 and 3. For Against Abstain

1 To adopt the Agreement and Plan of Merger, dated as of January 30, 2016, by and among Abbott Laboratories, an Illinois corporation, Angel Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abbott Laboratories, and Alere Inc., a Delaware corporation.

2 To approve, by non-binding, advisory vote, the compensation that may be paid or may become payable to Alere Inc’s named executive officers in connection with, or following, the consummation of the merger contemplated by the Agreement and Plan of Merger.

3 To approve the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the Agreement and Plan of Merger.

NOTE: In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES CUSIP # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date

0000266164_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALERE INC.

The undersigned hereby appoints Namal Nawana and Ellen Chiniara, and each of them, with full power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Alere Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Alere Inc. to be held TBD or at any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement, the terms of which are incorporated by reference, and hereby revokes any proxy previously given with respect to the Special Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side

0000266164_2 R1.0.1.25